UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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SIGNET JEWELERS LIMITED

(Name of Registrant as Specified In Its Charter)

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SIGNET JEWELERS

2021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

CHAIRMAN’S LETTER

May 12, 2021

Dear Fellow Shareholders	H. TODD STITZER Chairman of the Board Signet Jewelers

Our Board of Directors (the “Board”) invites you to the 2021 Annual Meeting of Shareholders of Signet Jewelers Limited (“Signet” or the “Company”) (the “Meeting”), which will be held on June 25, 2021, at 11:00 am, Eastern Time. Due to the continuing public health impact of the coronavirus outbreak (“COVID-19”), and to support the health and well-being of our Directors, team members, shareholders, and other stakeholders, the Meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/SIG2021. You will not be able to attend this meeting in person. If you plan to attend the meeting virtually, please review the instructions for attendance included in the “Shareholder Q&A” section of the accompanying Proxy Statement.

Signet is the world’s largest retailer of diamond jewelry. It has a strong “connected commerce” presence throughout North America and the United Kingdom that enables it to serve customers wherever, whenever, and however they want to engage — in brick-and-mortar stores, online, and across a diverse mix of devices and channels.

The pace at which the jewelry industry is changing has reinforced our need to continue transforming the Company. Signet’s fiscal year, which ended January 30, 2021 (“Fiscal 2021”), was the third year of a multi-year plan entitled “Path to Brilliance” to accomplish this transformation under the leadership of our Chief Executive Officer Virginia C. “Gina” Drosos. Gina and her leadership team have consistently led our Company to relentlessly execute our Path to Brilliance priorities: putting the customer first, driving OmniChannel growth, and thriving in a culture of agility and efficiency.

Despite the daunting pandemic-driven challenges of Fiscal 2021, Signet over-delivered on its third year and total Path to Brilliance commitments, completing the first phase of the Company’s transformation into the OmniChannel leader of the jewelry industry. The team delivered second-half total sales growth of 4.4% with same-store sales growth of 9.9%. eCommerce sales grew more than 70% in the back half of Fiscal 2021, and eCommerce penetration grew to more than 20% of sales. The Company also ended Fiscal 2021 with a strengthened balance sheet. The team reduced inventory by approximately 13% compared to the prior year and had approximately $1.2 billion in cash at year-end after paying down the full outstanding balances on our ABL Revolving Facility and FILO loan. The Path to Brilliance initiatives were delivered with excellence, driving cumulative three-year cost savings of approximately $300 million and reducing Signet’s store count by more than 20% over the period.

The Board believes the financial results for Fiscal 2021 demonstrate that the Company is a stronger, more-unified organization with a solid foundation for growth and competitive advantages that Signet’s banners can now leverage and extend.

The goal of Path to Brilliance was to restore Signet’s near-term growth and position it for sustainable long-term growth. That goal has been achieved with clear strategies, excellent execution, and industry-leading capability at all levels of the organization. The Company is now aiming even higher with the next phase of transformation — Inspiring Brilliance — which builds on the foundation established during the Path to Brilliance journey and is inspired by our corporate purpose of Inspiring Love. Inspiring Brilliance focuses on four clear where-to-play strategies: winning in Signet’s biggest businesses, accelerating services, expanding Accessible Luxury and Value, and leading digital commerce in jewelry. To execute these strategies with excellence, the Company is leveraging three core how-to-win capabilities: Consumer Inspired insights, Connected Commerce presence, and a Culture of Innovation and Agility.

At Signet, we believe diversity is a strategic business driver, and today our Board is comprised of 58% women and people of color. We strengthened Signet’s Board of Directors with the appointments of André Branch and Dontá Wilson in February of this year. Their appointments expand Signet’s Board to twelve from ten members, eleven of whom are independent. André and Dontá are dynamic, transformative leaders with impressive backgrounds and track records. They embody what we seek from our Directors: agile mindsets, proven leadership, and innovative thinking.

Consistent with best governance practices, all Board members are elected annually. This year, the Board is asking shareholders to consider the re-election of twelve nominees to serve. The nominees for re-election combine diverse expertise to provide stewardship for shareholders and experienced counsel to the management team. Ten of our Directors have retail experience. A fourth of the Board has cutting-edge digital experience. We have Directors with deep expertise in credit, financial services, real estate, supply chain, brand development, marketing, talent and organization development, private equity, and sustainability. Transforming companies is the core of this Board’s experience and passion. More information about the Board nominees can be found in the accompanying Proxy Statement starting on page 12.

In the coming year, the Board will work with our management team to support execution of the Inspiring Brilliance strategic plan and to integrate the Company’s Purpose and sustainability efforts into the over-arching growth strategy. This integration is important because now, more than ever, companies have a responsibility to deliver purposeful achievements and commitments that create shared value with shareholders, team members, customers, and other stakeholders while also strengthening the resilience of business and society in confronting global challenges.

While we have and expect to continue to have potential impacts on our results of operations, financial condition and liquidity as a result of the COVID-19 pandemic, our Board believes Signet’s Path to

Brilliance plan has put the Company in a position of strength to confront the ongoing challenges of COVID-19 and emerge from the pandemic with renewed purpose to succeed over the long term. We are incredibly grateful to all our team members for their continued commitment to each other, our customers, our shareholders, and our Company.

In addition to the accompanying Proxy Statement, we encourage you to review our Annual Report to Shareholders, including Gina’s and my Letters to Shareholders. We also encourage you to review this year’s Corporate Citizenship & Sustainability Report, which will be released later this month, to understand how Signet is leveraging its purpose and its environmental, social and governance responsibilities.

Thank you for your support of our Company. We ask that you carefully consider the information in this Proxy Statement related to the various proposals. The Board is unwavering in its commitment to long-term success for our Company, and we value your input and feedback.

Sincerely,
Todd Stitzer Chairman

Notice of Annual Meeting of Shareholders

Notice is hereby given that the 2021 Annual Meeting of Shareholders (“Meeting”) of Signet Jewelers Limited (the “Company” or “Signet”) to be held on Friday, June 25, 2021 at 11:00 am, Eastern Time. The Meeting will be held entirely online live via audio webcast due to the ongoing impacts of the coronavirus (COVID-19) pandemic and to support the health and well-being of our directors, team members, shareholders and other stakeholders.

If you are a Signet shareholder of record, you will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/SIG2021.

Each of the proposals to be presented at the Meeting will be voted upon by a poll. In addition, the Company will consider the transaction of any other business properly brought at the Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on Friday, April 30, 2021, as the record date for the Meeting. All of the Company’s shareholders of record at the close of business on that date are entitled to notice of, and to participate and vote at, the Meeting and at any adjournment and continuation thereof.

Attendance at the Meeting will be limited to shareholders of record, beneficial owners with evidence of ownership, corporate representatives of shareholders, proxies and guests invited by management who have a 16-digit control number, which shall be on the notice, proxy card or instructions that accompanied the proxy materials.

The Meeting will be conducted pursuant to the Company’s Bye-laws and rules of order prescribed by the Chairman of the Meeting.

       By Order of the Board.

       Matt Shady

       Corporate Secretary

       May 12, 2021

Friday, June 25, 2021, 11:00 a.m., Eastern Time	Virtual meeting via live audio webcast at: www.virtualshareholder meeting.com/SIG2021
At the Meeting, the following items of business shall be considered:

1.  Election of twelve members of the Company’s Board of Directors to serve until the next annual meeting of shareholders of the Company or until their respective successors are elected in accordance with the Bye-laws of the Company.

2.  Appointment of KPMG LLP as independent registered public accounting firm (“independent auditor”) of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next annual meeting of shareholders and authorization of the Audit Committee to determine its compensation.

3. Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on June 25, 2021. The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy Card and the Annual Report to Shareholders are available at www.proxydocs.com/SIG.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE REGISTER YOUR VOTE BY APPOINTING A PROXY ELECTRONICALLY BY INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD, OR, ALTERNATIVELY, MARK, SIGN AND DATE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS THEREON AND MAIL IT PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY ELECTRONICALLY VOTE LIVE IF YOU ATTEND THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS. YOUR PROXY IS REVOCABLE AT ANY TIME BY SENDING WRITTEN NOTICE OF REVOCATION OR BY SUBMISSION OF A PROPERLY EXECUTED PROXY BEARING A LATER DATE TO BROADRIDGE BY THE DEADLINE OF 12:01 AM, EASTERN TIME (5:01 AM, BRITISH SUMMER TIME) ON JUNE 25, 2021 OR BY VOTING ELECTRONICALLY AT THE VIRTUAL MEETING.

Proxy Statement Summary

2021 ANNUAL MEETING OF SHAREHOLDERS

Highlights of certain information in this Proxy Statement are provided below. As it is only a summary, please refer to the complete Proxy Statement and 2021 Annual Report to Shareholders before you vote.

Date & Time June 25, 2021, 11:00 a.m., Eastern Time	Virtual meeting to be held via live audio webcast at www.virtualshareholdermeeting.com/SIG2021

Record Date April 30, 2021 Date proxy materials are first made available to Shareholders: May 12, 2021	Electronic voting prior to the Annual Meeting www.ProxyVote.com.

   Voting Matters and Board Recommendations

Proposals		Board’s Recommendation	Page

1.	Election of Directors	FOR All Director Nominees	12

2.	Appointment of KPMG LLP as Independent Auditor to the Company until the conclusion of the next annual meeting of shareholders and authorization of the Audit Committee to determine its compensation.	FOR	37

3.	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers (the “Say-on-Pay” vote)	FOR	42

   ELECTION OF DIRECTORS (See page 12)

Chairman H. Todd Stitzer	Director Terms 1 Year	Board Meetings in Fiscal 2021: 17	of the meetings and those committees on which the director served
Standing Board Committee Meetings in Fiscal 2021

SIGNET JEWELERS	/ 01

PROXY SUMMARY

Nominees	Director Since	Independent	Recommended Vote
H. Todd Stitzer	2012	YES	FOR
Virginia C. Drosos	2013	NO	FOR
André V. Branch	2021	YES	FOR
R. Mark Graf	2017	YES	FOR
Zackery A. Hicks	2019	YES	FOR
Sharon L. McCollam	2018	YES	FOR
Helen McCluskey	2014	YES	FOR
Nancy A. Reardon	2018	YES	FOR
Jonathan Seiffer	2019	YES	FOR
Brian Tilzer	2017	YES	FOR
Eugenia Ulasewicz	2014	YES	FOR
Dontá L. Wilson	2021	YES	FOR

CORPORATE GOVERNANCE (See page 20)

Our corporate governance reflects best practices

Board Accountability	◆ All Directors are elected annually ◆ The Company has majority voting for Director elections

Leadership Structure and Succession Planning

◆  The roles of the Chairman and Chief Executive Officer (“CEO”) are separate to provide clear division of responsibilities between leadership of the Board and the principal executive responsible for the Company’s operations

◆  The Board regularly participates in CEO succession planning and maintains a formal CEO succession plan

◆  A formal emergency succession plan for the Chairman has been adopted

Director Independence

◆  The Chairman of the Board is independent and approves Board meeting agendas and oversees effective Board operation

◆  All five standing Board Committees, including Audit, Corporate Citizenship & Sustainability, Human Capital Management & Compensation, Finance, and Nomination & Corporate Governance are fully comprised of independent Directors

◆  All Directors are independent with the exception of the CEO

Board Diversity

◆  The Board maintains a Diversity Policy

◆  58% of the Board nominees are women or persons of color, and four of the standing Board Committees are chaired by women

◆  The Board is comprised of Directors ranging in ages from 44 to 69 years

Board Refreshment	◆ A Director Tenure Policy is in place, with average tenure of Board nominees at approximately 4.4 years ◆ Eight of our current Directors have been added since the beginning of Fiscal 2018.

Board Evaluation and Effectiveness	◆ Annual Board, Committee and Director evaluations are conducted, including periodic external Board evaluations ◆ A Director skills matrix is reviewed and approved by the Board each year

Shareholder Alignment	◆ Company policy prohibits pledging and hedging of Company shares by Directors and employees ◆ Executive officer and Director Share Ownership Policies have been adopted

02 /	2021 PROXY STATEMENT

  PROXY SUMMARY

Director Access and Engagement

◆  Executive sessions of independent Directors are held at each regularly scheduled Board meeting

◆  All Directors continuing in office at the time are required to attend the annual meeting of shareholders, and all Directors then in office attended the 2020 Annual Meeting of Shareholders

◆  Shareholders have the ability to engage with Directors through the procedures set forth on page 29 of this Proxy Statement

Corporate Citizenship

◆  The Board oversees corporate citizenship, environmental, social and governance (ESG) matters, and sustainability through its standalone Corporate Citizenship & Sustainability Committee

◆  The Company publishes a Corporate Citizenship and Sustainability Report that seeks to align with SASB reporting standards

Human Capital Management	◆ The Board oversees human capital management (HCM) through its Human Capital Management & Compensation Committee

Risk Oversight	◆ The Board oversees risk management

EXECUTIVE COMPENSATION (See page 43)

Our executive compensation program is designed to attract, motivate, reward and retain talent and align the interests of executives with shareholders by paying for performance

Our compensation philosophy is to provide an attractive, competitive, and market-based total compensation program tied to performance and aligned with our shareholders and long-term growth and value creation. Our executive compensation practices reinforce our goals and expectations to reward the significant contributions that our executives are making and build on the considerable headwind from the exceptional performance over the past fiscal year.

Key components of our Fiscal 2021 executive compensation program

The Human Capital Management & Compensation Committee reviews program components, targets and payouts on an annual basis to assess the strength of pay-for-performance alignment. Performance is evaluated against short-term goals that support our long-term business strategy and long-term goals that measure the creation of long-term shareholder value. The Committee has established an executive compensation program that contains the following key components:

Component	Objective	Performance Linkage
Base salary	Provide a fixed level of pay that is not at risk and reflects individual experience and ongoing contribution and performance.	Amounts and merit increases tied to individual performance, while factoring in competitive market benchmarks.
Annual bonus (Short Term Incentive Plan or “STIP”)	Motivate and reward achievement of annual financial results against established annual goals of the Company.	Cash awards dependent on the degree of achievement against annual performance targets that align with our strategic plan and focused on profitable growth.
Long-term incentives (“LTIP”) ◆ Performance-based restricted stock units (PSUs) ◆ Time-based restricted stock units (RSUs)	Align management with long-term shareholder interests; retain executive officers; motivate and reward achievement of sustainable earnings growth and returns over time.

Performance-based restricted stock units (50% of LTIP) require achievement of Company financial goals over a two-year performance measurement period and vest one year after the end of the performance measurement period, and time-based restricted stock units (50% of LTIP) vest over a three-year period for retention.

SIGNET JEWELERS	/ 03

PROXY SUMMARY

Executive compensation programs incorporate strong governance features

In designing and administering the Company’s compensation program, the Human Capital Management & Compensation Committee periodically reviews benchmarks and has sought to align the program with best practices and principles, such as:

◆  Align pay to performance and Company strategy

◆  Set rigorous, objective performance goals and tie vesting of performance-based equity awards to service over multiple years

◆  Oversight of compensation and benefit programs by independent Board of Directors

◆  Impose and monitor meaningful stock ownership requirements

◆  Mitigate undue risk in compensation programs

◆  Require double-trigger vesting for severance and change-in-control benefits and LTIP awards

◆  Set maximum payout limits on all variable compensation

◆  Maintain clawback policy

◆  Retain independent compensation consultant

◆  Provide reasonable perquisites

◆  No excise tax gross-ups in connection with a change in control

◆  No dividend equivalents paid on unvested performance share units

◆  No hedging transactions, short sales or pledging of Company stock

◆  No resetting of performance targets

◆  No excessive severance benefits

The Company received strong shareholder support for the executive compensation program in place during the fiscal year ended February 1, 2020 (“Fiscal 2020”), with 92.66% of votes cast approving the advisory Say-on-Pay resolution in June 2020. As in prior years, the Committee considered this input from shareholders as well as input from other stakeholders as part of its annual review of the executive compensation program. Based on the Committee’s assessment of the program, the Committee continued to apply the same principles in determining the amounts and types of executive compensation for Fiscal 2021.

Please see the Compensation Discussion and Analysis (“CDA”) section of this Proxy Statement for a detailed description of executive compensation.

04 /	2021 PROXY STATEMENT

  PROXY SUMMARY

SUSTAINABILITY AND HUMAN CAPITAL MANAGEMENT (See page 33)

Signet launched its corporate purpose — Inspiring Love — which informs everything we do. We provide our team members with a compelling benefits package and nurture talent through professional development opportunities that allow our team members to shine. Our team members fully embrace and embody our Purpose, enabling them to drive our mission, which is to Celebrate Life and Express Love with our customers.

We enhanced and refined our Sustainability program and related initiatives in the last year. Significant milestones and accomplishments include:

Releasing inaugural Corporate Citizenship and Sustainability Report in May 2021.	Changed CSR Committee to Corporate Citizenship and Sustainability Committee chaired by independent director, Eugenia Ulasewicz.	Launched the Signet Love Inspires Foundation to expand philanthropic commitments in the communities in which we live and work.

Raised the minimum wage for all hourly U.S. team members to $15/hour. Raise is part of Love Takes Care™ program to protect team members with safety measures and reward employees during the COVID pandemic.

	Supported team members experiencing financial hardship during COVID with grant assistance via the Signet Team Member Relief Fund expands to include COVID-related hardships.	In response to national conversations on racial inequities, Signet donated $100,000 to the NAACP Legal Defense and Educational Fund.

Included in 2021 Bloomberg Gender-Equality Index. For the third consecutive year, Signet is the only specialty jewelry retailer to be recognized on the Bloomberg GEI for policies that support women in the workplace.

	Named Great Place to Work-Certified™ Company. Our investment in team member engagement and the employee experience is reflected in team member feedback on the Great Place to Work® Trust Index© Survey.	Joined the UN Global Compact, the world’s largest sustainability initiative. This milestone step furthers the company’s purpose and values with visible ESG leadership.

SIGNET JEWELERS	/ 05

PROXY STATEMENT

Signet Jewelers Limited	May 12, 2021
Clarendon House 2 Church Street
Hamilton HM11, Bermuda

Solicitation of Proxies

The proxy or proxies accompanying this proxy statement and relating to shares of Class A Common Stock, par value $0.18 per share (the “Common Shares”) and the Series A Convertible Preference Shares, par value $0.01 per share (the “Preferred Shares”), are solicited on behalf of the Board of Directors of Signet Jewelers Limited, a Bermuda corporation, for exercise at the annual meeting of shareholders to be held on Friday, June 25, 2021 at 11:00 am, Eastern Time (the “Annual Meeting” or “Meeting”). Due to the impact of the coronavirus (COVID-19) pandemic, and to support the health and well-being of our directors, employees, shareholders and other stakeholders, the meeting will be held in a virtual meeting format only via live audio webcast at www.virtualshareholdermeeting.com/SIG2021. You will not be able to attend the Meeting in person. If you plan to attend the Meeting virtually, please review the instructions for attendance included in the “Shareholder Q&A” section below.

This proxy statement and related form of proxy are being made first available to shareholders on or about May 12, 2021.

Unless otherwise specifically stated or the context otherwise requires, all references in this proxy statement to the “Company,” “Signet,” “we,” “our,” “us” and similar terms refer to Signet Jewelers Limited and its subsidiaries.

Shareholder Q&A

When and where can I find the Proxy Statement and Internet Notice?

The Signet Proxy Statement and Internet Notice were filed with the SEC and published on the Annual Meeting website, www.proxydocs.com/SIG, on May 12, 2021. The Internet Notice will be emailed or mailed to shareholders on or around May 12, 2021. The Signet Annual Report on Form 10-K for Fiscal 2021 was filed with the SEC on March 19, 2021 and is published on the Company’s website. Hard copies of Signet’s proxy materials will be mailed to those shareholders who have requested them on or around May 12, 2021.

What is included in Signet’s proxy materials?

Signet’s proxy materials include the Proxy Statement, a proxy card for voting, and Annual Report to Shareholders for Fiscal 2021. In accordance with SEC rules, Signet emails or mails many shareholders the Internet Notice informing them of the availability of proxy materials on its Annual Meeting website at www.proxydocs.com/SIG. The Internet Notice, when mailed to shareholders, also incorporates Signet’s Proxy Voting Instructions that may be returned by mail, as set forth in “How do I vote?” below.

How do I register my email address for email delivery of the proxy materials?

You can register your email address for email delivery of proxy materials in any one of the following ways:

Internet:             www.ProxyVote.com

Telephone:        1-800-579-1639

Email:                sendmaterial@proxyvote.com

If requesting proxy materials by email, please send a blank email and include in the subject line the information that is printed in the box marked by an arrow that was included on the Internet Notice. Please make your request on or before June 11, 2021 to facilitate timely delivery.

Signet encourages shareholders to take advantage of the availability of proxy materials on the 2021 Annual Meeting website, www.proxydocs.com/SIG, and register for email delivery. This allows the Company to significantly reduce its printing and postage costs while ensuring timely delivery to shareholders and supporting the Company’s commitment to environmental stewardship.

06 /	2021 PROXY STATEMENT

  SHAREHOLDER Q&A

What will I receive if I register for email delivery?

Shareholders registered for email delivery of Signet proxy materials will receive an email on or around May 12, 2021. The email will contain a link to proxy materials available on the Annual Meeting website and details on how to vote.

How do I request a hard copy of the proxy materials?

Instructions for requesting a hard copy of Signet’s proxy materials can be found on the Internet Notice, a copy of which is posted on the Annual Meeting website, www.proxydocs.com/SIG. You can also request a hard copy using the same contact details provided under “How do I register my email address for email delivery of proxy materials?” above.

Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting, and any postponement(s) or adjournment(s) thereof, if you owned Common Shares or Preferred Shares as of the close of business on April 30, 2021, the record date for the Meeting. On the record date there were 52,363,654 Common Shares issued and outstanding, excluding treasury shares, and 625,000 Preferred Shares issued and outstanding. Each issued and outstanding Common Share is entitled to one vote on each matter at the Meeting. The holders of the Preferred Shares are entitled to a number of votes equal to the largest number of Common Shares into which all Preferred Shares held by such holders could then be converted. As of the record date, up to 8,032,923 Common Shares were issuable to the holders upon conversion.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of record	Beneficial owner of shares held in street name

If your shares were registered directly in your name with one of Signet’s registrars (American Stock Transfer & Trust Company for U.S. Shareholders, and Link Asset Services for U.K. and other non-U.S. Shareholders) on the record date, you are considered the shareholder of record for those shares.

If your shares were registered with a broker, bank or other nominee on the record date, you are considered a beneficial owner of shares held in street name.

Signet’s Internet Notice or hard copy proxy materials will be provided directly to you.

Signet’s Internet Notice or hard copy proxy materials will be forwarded to you by that entity, which is considered the shareholder of record for those shares. Your broker, bank or other nominee will send you details on how to vote your shares, and you must follow their instructions to vote.

How can I attend the virtual Annual Meeting?

The Company has elected to hold the Annual Meeting virtually and be conducted exclusively by a live audio webcast.

If you are a shareholder of record as of the close of business on April 30, 2021, the record date for the Annual Meeting, you will be able to virtually attend the Annual Meeting, vote your shares and submit questions online during the meeting by visiting www.virtualshareholdermeeting.com/SIG2021. You will need to enter the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you are a beneficial owner holding your shares in street name as of the close of business on April 30, 2021, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.

The online meeting will begin promptly at 11:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time, and you should allow approximately 15 minutes for the online check-in procedures.

If you wish to submit a question for the Annual Meeting, you may do so in advance at www.virtualshareholdermeeting.com/SIG2021, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions).

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting webcast please call the technical support number that will be posted on the virtual meeting website log-in page.

SIGNET JEWELERS	/ 07

SHAREHOLDER Q&A

Why is the Company holding a virtual Annual Meeting?

In light of the public health impact of the coronavirus pandemic (COVID-19), and in an effort to maintain a safe environment for our shareholders, directors, employees and other stakeholders who wish to attend the Annual Meeting, the Company determined that holding a virtual meeting was appropriate for this year’s Annual Meeting.

When is broker discretionary voting permitted and what is the effect of broker non-votes?

In accordance with the rules of the New York Stock Exchange (“NYSE”), in circumstances where a broker, bank or other nominee does not receive specific voting instructions from the beneficial owner of the relevant shares, the broker may use his discretion to vote those shares on certain routine matters on the beneficial owner’s behalf. At the Annual Meeting, broker discretionary voting is only permitted with respect to Proposal 2: Appointment of KPMG as Independent Auditor.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

What is a proxy and how does proxy voting work?

A proxy is your legal designation of another person (or persons) to attend and vote your shares at an Annual Meeting on your behalf. The person you so designate is known as your proxy.

You can direct your proxy to vote your shares FOR or AGAINST, or to ABSTAIN from voting with respect to each matter to be voted on at the Annual Meeting. A proxy must vote your shares at the Meeting in accordance with your instructions.

The Board has designated H. Todd Stitzer and Stash Ptak, or either of them (each with full power of substitution) as proxies available to shareholders to have their shares voted at the Annual Meeting in accordance with your instructions.

If you appoint a proxy, you may still attend and vote electronically at the Annual Meeting. If you vote at the Meeting, you will have effectively revoked any previously appointed proxies.

What happens if I appoint more than one proxy?

If you authorize your shares to be voted under more than one form of proxy, each proxy must authorize the exercise of rights attaching to different shares held by you. In circumstances where the Company’s registrars receive two or more valid proxy forms in respect of the same share(s) and the same meeting, the form dated last will be treated as replacing and revoking the other(s).

If you appoint a proxy designated by the Board but do not provide voting instructions, the shares represented by your proxy will be voted in accordance with the recommendation of the Board.

If you submit voting instructions but do not name a proxy, the Chairman of the Meeting will be appointed as your proxy.

What proposals are being voted on at the Annual Meeting, what vote is required to approve each proposal and what is the effect of abstentions and broker non-votes?

Proposal	Board’s Recommendation	Vote Required to Approve	Effect of Abstentions	Effect of Broker Non-Votes

1. Election of Directors	FOR each Director nominee	Majority of the votes cast FOR each Director nominee	No effect — not counted as votes cast	No effect — not counted as votes cast

2. Appointment of KPMG as Independent Auditor and authorization of the Audit Committee to determine its compensation.	FOR	Majority of the votes cast FOR	No effect — not counted as votes cast	Not applicable — broker discretionary voting is permitted

3. Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers (the “Say-on-Pay” vote)	FOR	Majority of the votes cast FOR (advisory only)	No effect — not counted as votes cast	No effect — not counted as votes cast

08 /	2021 PROXY STATEMENT

  SHAREHOLDER Q&A

How do I vote?

If you are unable to attend and vote electronically at the Annual Meeting, details of how you can appoint a proxy to vote on your behalf at the Meeting, and any postponement(s) or adjournment(s) thereof, can be found in the table below.

Method	Details	Additional Notes

By internet:	www.proxyvote.com	Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You may access the voting site directly, or through the Annual Meeting website at www.proxydocs.com/SIG.

By telephone:	1-800-690-6903	Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

By mail:	Mark, sign and date your proxy card and return it in the postage-paid envelope Broadridge Financial Solutions, Inc. (“Broadridge”) has provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.	Your Proxy Voting Instructions must be signed to be valid. If signed under a power of attorney or other authority, a copy of this authority must be sent to Broadridge with your Proxy Voting Instructions.

Deadline for receipt by Broadridge:	11:59 p.m., Eastern Time on June 24, 2021 (4:59 a.m. British Summer Time)

Submitting proxy instructions will not prevent a shareholder from virtually attending the Annual Meeting.

Can I change my proxy appointment and/or voting instructions?

You can change your proxy appointment and/or voting instructions before the deadline of 11:59 p.m., Eastern Time (4:59 a.m. British Summer Time) on June 24, 2021 by re-submitting your vote as detailed in “How do I vote?” above.

In circumstances where two or more valid forms in respect of the same share(s) and the same meeting are received, the form dated last will be treated as replacing and revoking the other(s).

You may also attend the Annual Meeting virtually and change your vote by voting electronically at the Meeting.

If you are a beneficial owner of shares held in street name and you vote by proxy, you may change your vote by submitting new instructions to your broker, bank or other nominee in accordance with that entity’s procedure.

Can I revoke the appointment of my proxy without appointing another?

If you are a shareholder of record, you can revoke the appointment of your proxy at any time before your shares are voted by submitting a written notice of revocation to Broadridge. Contact details can be found in the table under the heading “How do I vote?” above.

You can also revoke the appointment of your proxy by virtually attending the Annual Meeting and voting. By voting at the Meeting, you will have effectively revoked any previously appointed proxies.

Beneficial owners of shares held in street name must follow the instructions of their broker, bank or other nominee to revoke their voting instructions.

Will my shares be voted if I do nothing?

If you are a shareholder of record and do not appoint a proxy, submit voting instructions or attend the Annual Meeting to vote electronically, your shares will not be voted.

If you are a beneficial owner of shares held in street name, your broker, bank or other nominee may use their discretion to vote your shares with respect to Proposal 2: Appointment of KPMG as Independent Auditor.

What constitutes a quorum in order to transact business at the Annual Meeting?

The presence at the start of the Annual Meeting, virtually or by proxy, of two holders of Common Shares will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” are treated as present, and are therefore counted in determining the existence of a quorum. The Corporate Secretary will determine whether or not a quorum is present at the Meeting.

SIGNET JEWELERS	/ 09

SHAREHOLDER Q&A

How will voting be conducted at the Annual Meeting?

Voting at the Annual Meeting will be conducted by way of a poll. A representative from Broadridge will be in attendance at the Meeting to explain the voting procedure, conduct the poll, count votes and certify the results. As each proposal is introduced to the Meeting, shareholders will be given the opportunity to ask questions relating to such proposal.

When and where can I find the final results of the Annual Meeting?

Final voting results will be available on Signet’s website and reported on a Current Report on Form 8-K filed with the SEC as soon as practicable after the conclusion of the Meeting. The results will confirm the number of votes cast for and against each proposal, as well as abstentions and broker non-votes (where applicable).

What happens if additional matters are presented at the Annual Meeting?

Our management team is not aware of any matters other than those discussed in this Proxy Statement that will be presented at the Annual Meeting.

If other matters are properly presented at the Meeting, your shares will be voted in accordance with the recommendation of the Board if:

◆	you appointed a proxy designated by the Board; or

◆	the Chairman of the Meeting was appointed as your proxy because you submitted voting instructions (for other proposals) but did not name a proxy.

How do I submit a shareholder proposal for the Company’s 2022 Annual Meeting of Shareholders?

Shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) will be considered for inclusion in the Company’s 2022 Proxy Statement and proxy card if received in writing by the Corporate Secretary on or before January 11, 2022. Notice of the proposal must comply with SEC rules, Bye-law 26 of the Company’s Bye-laws and be a proper subject for shareholder action under Bermuda law.

Shareholders who intend to submit nominations to the Board of Directors or present other proposals for consideration at our 2022 annual meeting (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) must comply with all provisions of our Bye-laws with respect to such nominations and proposals and provide timely written notice thereof. To be timely for our 2022 annual meeting, notice must be delivered to our Corporate Secretary at our principal executive offices no earlier than February 25, 2022, and no later than March 27, 2022. However, in the event that our 2022 annual meeting is to be held on a date that is not within 30 calendar days before or after June 25, 2022, to be timely, notice must be so delivered not later than the tenth calendar date following the earlier of the date on which notice of the annual meeting was given to the shareholders or the date on which public announcement of the date of the 2022 annual meeting is first made. The additional procedures detailed in Bye-law 26 and 40 must also be followed, as applicable.

Under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require the Company to give notice to its shareholders of a proposal intended to be submitted at an annual meeting of shareholders. Generally, notice of such a proposal must be received not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

The Company’s Bye-laws can be found on Signet’s website at www.signetjewelers.com/investors/corporate-governance.

Shareholder proposals should be sent to the Company at 375 Ghent Road, Akron, Ohio 44333, U.S.A., addressed for the attention of the Corporate Secretary.

Why has my household only received a single copy of the Internet Notice?

Shareholders who share a single address will receive a single Internet Notice (or a single set of proxy materials if a hard copy has been requested) unless contrary instructions have previously been received by the Company. This practice, known as “householding,” is permitted under Exchange Act rules and allows the Company to significantly reduce its printing and postage costs and environmental impact. Copies of the Internet Notice and proxy materials can be found on the Annual Meeting website: www.proxydocs.com/SIG, and the Company will promptly deliver, upon written or oral request, a separate copy of the Internet Notice and/or a full set of proxy materials to any shareholder residing at an address to which only one copy was mailed. Please address any such request to the Corporate Secretary at 375 Ghent Road, Akron, Ohio, 44333 U.S.A. or 330-668-5000.

10 /	2021 PROXY STATEMENT

  SHAREHOLDER Q&A

If you would like to receive a single copy in the future rather than multiple copies, please contact the Company in the same way. Copies will be sent promptly and without charge.

Beneficial owners who would like to change the number of copies received should contact their broker, bank or other nominee to request the change.

Who bears the cost of proxy solicitation?

The Company bears the cost of soliciting proxies which may occur by internet, mail and/or telephone. The Company will also request that banks, brokers, custodian nominees and fiduciaries supply proxy materials to beneficial owners of the Company’s Common Shares of whom they have knowledge and reimburse them for their expenses in so doing. Certain Directors, officers and employees of the Company may solicit proxies personally or by mail, email, telephone or fax without additional compensation.

SIGNET JEWELERS	/ 11

Proposal 1: Election of Directors

We are asking shareholders to consider twelve nominees for election to the Board to serve until the next annual meeting of shareholders or until their successors are duly elected. Each Director standing for election has the endorsement of the Board and the Nomination & Corporate Governance Committee. The Director nominees bring a variety of backgrounds, skills and experiences that contribute to a well-rounded and diverse Board to effectively guide the next phase of our growth strategy called “Inspiring Brilliance” and oversee our operations in an evolving retail environment. The Board was recently refreshed with recent additions of two highly qualified Directors, André V. Branch and Dontá L. Wilson, who bring ethnic diversity to our Board, fresh insights, and expertise in areas relevant to guiding and overseeing key aspects of Inspiring Brilliance.

Director Qualifications and Experience

Our Nomination & Corporate Governance Committee performs an annual assessment of the skills and the experience needed to maintain a well-rounded, diverse and effective Board and summarizes such assessment in a tabular matrix. The Committee uses the matrix to assess the current composition of the Board and to identify desired qualifications and experience for potential candidates. The following matrix provides a summary of each Director nominee’s specific skills, knowledge and experience. Individuals may possess other valuable skills, knowledge and experience even though they are not indicated below:

H. Todd Stitzer	Virginia C. Drosos	Andre V. Branch	R. Mark Graf	Zackery Hicks	Helen McCluskey	Sharon L. McCollam	Nancy A. Reardon	Jonathan Seiffer	Brian Tilzer	Eugenia Ulasewicz	Donta L. Wilson
Leadership	•	•	•	•	•	•	•	•		•	•	•
Financial & Accounting Literacy	•	•	•	•		•	•		•	•		•
Capital Allocation	•	•		•		•	•		•		•	•
Strategic Planning & Analysis	•	•	•	•	•	•	•	•	•	•	•	•
Business Development, Mergers & Acquisitions	•	•		•		•	•	•	•	•	•	•
Operations, Procurement & Supply Chain Management	•	•	•	•	•	•	•		•		•	•
Human Resources & Talent Development	•	•	•	•	•		•	•		•	•	•
Brand Management, Marketing, Merchandising & Product Development	•	•	•			•	•			•	•	•
Retail Industry	•	•	•		•	•	•	•	•	•	•	
International Business	•	•	•	•	•	•	•	•			•	
Information Technology & Cybersecurity					•		•			•		•
Digital, Multi-Channel & Social Media	•	•	•		•		•			•	•	•
Technology & Innovation	•	•	•	•	•		•			•		•
Risk Oversight & Management	•			•	•	•	•					•
Ethics, Corporate Social Responsibility, Environment & Sustainability	•			•		•	•	•		•	•	•
Law & Governance	•						•	•				
Governmental & Geopolitical Public Affairs	•			•				•				
Communication	•	•		•	•		•	•			•	•
Real Estate				•			•				•	
Business Transformation	•	•	•		•	•	•	•	•	•	•	•

The Board and Nomination & Corporate Governance Committee believe that all Director nominees are highly qualified and should be elected at the Annual Meeting. As the table and Directors’ biographies below show, the

12 /	2021 PROXY STATEMENT

  ELECTION OF DIRECTORS

Directors have significant experience and expertise that qualify them to serve on the Board and collectively contribute to the effectiveness of the Board.

Board Diversity, Independence and Tenure

The Company’s Corporate Governance Guidelines and NYSE listing standards require that independent Directors constitute a majority of the Board. All Directors, other than Ms. Drosos, our CEO, have been affirmatively determined by the Board to be independent in accordance with all applicable standards.

In addition to the skills and qualifications listed above under “Director Qualifications and Experience”, diversity is one of the key attributes the Nomination & Corporate Governance Committee considers in identifying potential candidates for the Board, including diversity in terms of business experience, functional skills, age, gender, ethnicity and other qualities. Considering diversity for the candidates on our Board is consistent with the goal of creating a Board that best serves the needs of our Company and the interests of our shareholders and customers.

We believe that diversity with respect to tenure is also important in order to provide new perspectives, match the evolving needs of the business, and deep experience and knowledge of the Company. Therefore, we aim to maintain an appropriate balance of tenure across our Board. In furtherance of the Board’s active role in Board succession planning and refreshment, the Board has appointed eight new Directors in the past five years.

The following charts summarize the independence, tenure and gender, ethnic and age diversity of our Director nominees
12 BOARD MEMBERS 44-69 Years AGE RANGE 4.42 Years AVERAGE TENURE 80% of Standing Board Committees are chaired by women

SIGNET JEWELERS	/ 13

ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Private Directorship: Massachusetts Mutual Life Insurance Company Former Directorship: Diageo plc Age: 69 Director since: January 2012

H. TODD STITZER CHAIRMAN OF THE BOARD, INDEPENDENT

Principal Occupation and Experience

Todd Stitzer has been Chairman of the Board of Signet since June 2012. Mr. Stitzer is also a member of the board of directors of Massachusetts Mutual Life Insurance Company, a privately held mutual life insurance company, where he served as Lead Director from 2018 to 2020 and Chairman of the Audit Committee from 2015 to 2018. Previously, Mr. Stitzer was, until its acquisition by Kraft, Inc. in 2010, the Chief Executive Officer of Cadbury plc (previously Cadbury Schweppes plc). He joined Cadbury in 1983 as Assistant General Counsel for North America, later moving into strategic planning, marketing and sales roles and becoming CEO of Cadbury plc’s wholly-owned subsidiary, Dr Pepper/7 Up in 1997. Mr. Stitzer served on the board of directors of Diageo plc from 2004 through 2013, on the advisory committee to the board of Virgin Group Holdings from 2010 through 2014 and on the advisory board of Hamlin Capital Management LLC, a privately held investment advisory firm from 2010 to 2019. Mr. Stitzer attended Springfield College, holds a bachelor’s degree from Harvard University and a J.D. from Columbia Law School.

Director Qualifications and Key Skills and Attributes

Mr. Stitzer has extensive global experience in senior legal, marketing, sales, strategy development and leadership roles. His executive leadership, strategic transformation experience, legal and commercial and brand-building expertise make him well suited to serve as the Chairman of our Board.

Public Directorship: American Financial Group, Inc. Former Directorship: Assurex Health Age: 58 Director since: July 2012

VIRGINIA C. DROSOS CHIEF EXECUTIVE OFFICER

Principal Occupation and Experience

Virginia Drosos was appointed Chief Executive Officer of the Company on August 1, 2017. Prior to joining Signet, Ms. Drosos served as President and CEO and a director of Assurex Health from 2013 to 2017, where she built Assurex into one of the most successful and fastest growing personalized medicine companies and executed the strategic sale of the company to Myriad Genetics, Inc. in 2016. Previously, she served in roles of increasing responsibility during her 25 year career at the Procter & Gamble Company until September 2012, including service as Group President, where she had responsibility for a $6 billion business unit’s operations, profit and loss, strategy, innovation and long-term business development. Ms. Drosos currently serves on the board of directors of American Financial Group Inc., a publicly traded insurance holding company, since 2013. Ms. Drosos also serves as a director of Akron Children’s Hospital, a pediatric acute care hospital in north-east Ohio, since April 2019. Ms. Drosos holds a BBA from the University of Georgia—Terry College of Business and an MBA from the Wharton School.

Director Qualifications and Key Skills and Attributes

With her broad background in strategic, business and financial planning and operations, Ms. Drosos brings valuable skills and insights to the Company. She has proven leadership skills and expertise in branding, marketing, global operations and business expansions into new product lines, retail channels and geographies. Ms. Drosos is a visionary and transformational leader with an entrepreneurial mindset and proven track record of growing and scaling global businesses through strategy and innovation.

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  ELECTION OF DIRECTORS

Age: 49 Director since: February 2021

ANDRÉ V. BRANCH INDEPENDENT DIRECTOR

Principal Occupation and Experience

André Branch has served as Senior Vice President and General Manager of MAC Cosmetics North America at Estée Lauder Companies, a publicly traded multinational cosmetics company, since March 2020. In his current role, he oversees the entire operations of MAC Cosmetics across all channels including free standing stores, department stores, specialty-multi, pure play, and eCommerce. His responsibilities include, but are not limited to strategy development and execution, supply chain management, marketing, innovation, commercial management, customer experience design, data analytics and management, consumer research, and talent pipeline development. Prior to joining Estée Lauder, he served in various roles at L’Oréal USA, a wholly-owned subsidiary of L’Oréal S.A., a publicly traded multinational cosmetics company. He was Senior Vice President, E-Commerce and Digital Operations from 2018 to 2020, where he ran digital and eCommerce operations for L’Oréal’s USA operations, and National Account Sales Vice President at Macy’s for Lancôme from 2014 to 2015. Between his stints at L’Oréal, he served as President, E-Commerce Division at The Nature’s Bounty Company, a privately held vitamins and nutritional supplements manufacturer, from 2016 to 2017 and CMO, Consumer Packaged Goods Division at The Nature’s Bounty Company from 2015 to 2016. Mr. Branch holds an MBA from the University of Michigan and a bachelor’s degree in economics from the University of Maryland.

Director Qualifications and Key Skills and Attributes

As a general management and marketing executive with over 25 years of experience at some of the world’s leading consumer packaged goods companies, Mr. Branch brings to our Board contemporary omnichannel experience, a strong marketing core and passion for building and reinventing luxury brands.

Public Directorship: Harmony Biosciences Holdings, Inc. Former Directorship: BNC Bancorp Age: 56 Director since: July 2017

R. MARK GRAF INDEPENDENT DIRECTOR

Principal Occupation and Experience

Mark Graf served as Chief Financial Officer of Discover Financial Services, a publicly traded financial services company, from April 2011 to September 2019, including service as the company’s Chief Accounting Officer from April 2011 to December 2012. Prior to joining Discover, he served as an Investment Advisor at Aquiline Capital Partners from 2008 to 2010 and a Partner at Barrett Ellman Stoddard Capital Partners from 2006 to 2008. Mr. Graf also served in various roles at Fifth Third Bancorp from 2001 to 2006 and AmSouth Bancorporation from 1994 to 2001. Mr. Graf currently serves on the board of directors of Harmony Biosciences Holdings, Inc., a publicly traded commercial-stage pharmaceutical company, since November 2020, and previously served on the board of directors of BNC Bancorp, formerly a publicly traded bank holding company, from 2010 to 2011. Mr. Graf holds a bachelor’s degree in Economics from the Wharton School.

Director Qualifications and Key Skills and Attributes

Mr. Graf has nearly 20 years of experience in C-Suite leadership roles in major public financial firms, as well as experience as an investor. His extensive capital analysis, consumer credit and financial management expertise, as well as his risk management and real estate skills bring valuable experience and insight to the Board.

SIGNET JEWELERS	/ 15

ELECTION OF DIRECTORS

Private Directorships: Toyota Connected NA Toyota Connected EU Age: 57 Director since: October 2018

ZACKERY A. HICKS INDEPENDENT DIRECTOR

Principal Occupation and Experience

Zackery Hicks serves as Executive Vice President and Chief Digital Officer of Toyota Motors North America, Inc., a subsidiary of Toyota Motor Corporation, a multinational automotive manufacturer, since April 2018, and has held roles of increasing responsibility with Toyota since 1996. In his role as Chief Digital Officer, Mr. Hicks leads Toyota’s Digital Transformation and Mobility efforts which includes the strategy, development and operations of all systems and technology for the company’s North American operations and its connected car ecosystem. He is also the CEO and President of Toyota Connected North America which is driving the transformation of Toyota from an automobile company to a mobility company through the use of connected intelligence services. Mr. Hicks earned a bachelor’s degree in business management from Pepperdine University and an MBA from the University of California at Irvine.

Director Qualifications and Key Skills and Attributes

Mr. Hicks has successfully delivered large-scale innovation and efficiency across business operations through advanced technology and data science. He also brings diversity of industry experience and a start-up mindset to complement Signet’s Board.

Public Directorship: Abercrombie & Fitch Co. Former Directorships: Avon Products, Inc. Dean Foods Company Age: 66 Director since: August 2013

HELEN MCCLUSKEY INDEPENDENT DIRECTOR

Principal Occupation and Experience

Helen McClusky served as President and Chief Executive Officer and a member of the board of directors of The Warnaco Group, Inc. from 2012 until its 2013 acquisition by PVH Corporation, when she retired and became an independent director of PVH until 2014. She joined Warnaco as Group President, Intimate Apparel in 2004, and her responsibilities continued to increase, becoming Chief Operating Officer in 2010 before becoming President and Chief Executive Officer. Prior to joining Warnaco, Ms. McCluskey held various positions of increasing responsibility with Liz Claiborne Inc. from 2001 to 2004, Playtex Apparel, Inc from 1983 to 2001 (which was acquired by Sara Lee Corporation in 1991) and Firestone Tire & Rubber Company from 1977 to1983. Ms. McCluskey currently serves on the board of directors of Abercrombie & Fitch Co., a publicly traded clothing retailer, since February 2019. She previously served on the board of directors of Dean Foods Company, a publicly traded food and beverage company, from November 2015 to May 2020, and Avon Products Inc., a publicly traded international social selling beauty company, from July 2014 to January 2020.

Director Qualifications and Key Skills and Attributes

With Ms. McCluskey’s broad background in strategy, business planning, operations, branding, merchandising and marketing, she brings valuable skills and insight to the Company. Her leadership experience at a publicly traded company provides valuable corporate leadership and management insight to our Board.

16 /	2021 PROXY STATEMENT

  ELECTION OF DIRECTORS

Public Directorships:

Stitch Fix, Inc.

Advance Auto Parts, Inc.

Chewy, Inc.

Private Directorships:

Hallmark Cards, Inc.

International Walls, Inc.

(f/k/a Art.com, Inc.)

GetYourGuide AG

Age: 59

Director since:

March 2018

SHARON L. MCCOLLAM INDEPENDENT DIRECTOR

Principal Occupation and Experience

Sharon McCollam served as the Chief Financial Officer and Chief Administrative Officer of Best Buy Co., Inc., a multinational consumer electronics retailer, from December 2012 until her retirement in June 2016. She continued to serve as an advisor to Best Buy until January 2017. Prior to Best Buy, Ms. McCollam served in roles of increasing responsibility at Williams-Sonoma Inc. from 2000 to 2012, including service as Executive Vice President, Chief Operating and Chief Financial Officer from 2006 to 2012. She is a member of the board of directors for three additional publicly traded companies including Stitch Fix, Inc., an online personal styling service and retailer, since November 2016, Advance Auto Parts, Inc., an automotive parts provider, since February 2019 and Chewy, Inc., an online retailer of pet products, since June 2019. She previously served on the board of directors for Whole Foods Market, a publicly traded grocery company, from May 2017 until its acquisition by Amazon in August 2017. She also serves on the boards of three privately held companies, including International Walls, Inc. (f/k/a Art.com, Inc.), an online art retailer, since August 2012, Hallmark Cards, Inc., a greeting card retailer and media company, since December 2016 and GetYourGuide AG, an online travel agency and marketplace, since October 2019. She holds a B.S. in Accounting from the University of Central Oklahoma and is a Certified Public Accountant.

Director Qualifications and Key Skills and Attributes

Ms. McCollam has significant experience with major public companies in C-suite positions and has been recognized as the co-pilot of a foremost omni-channel turnaround in the retail sector while at Best Buy. She brings significant expertise in retail, finance, supply chain management, customer care, real estate, enterprise shared services and store development to our Board.

Public Directorship: Big Lots, Inc. Private Directorship: Kids II, Inc. Age: 68 Director since: March 2018

NANCY A. REARDON INDEPENDENT DIRECTOR

Principal Occupation and Experience

Nancy Reardon served as Senior Vice President and Chief Human Resources & Communications Officer of Campbell Soup Company from 2004 until her retirement in April 2012. Previously, she was Executive Vice President, Human Resources of Comcast Corporation from 2002 to 2004. Her prior human resources leadership positions also include Borden Capital Management Partners, Duracell, Inc., American Express Company, Avon Products, Inc., and General Electric. Ms. Reardon currently serves on the board of directors of Big Lots, Inc., a publicly traded discount retailer, since 2015. In 2009, Ms. Reardon was named a Fellow of the National Academy of Human Resources. She holds a B.S. in Psychology from Union College and an M.S. in Social Psychology from Syracuse University.

Director Qualifications and Key Skills and Attributes

Ms. Reardon is widely viewed as a leading human resources and communications executive, has significant public company experience, and has played key roles shaping strategic and operating plans, as well as helping transform corporate culture.

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ELECTION OF DIRECTORS

Public Directorship: AerSale Corporation Former Directorship: BJ’s Wholesale Club Holdings, Inc. Whole Foods Market, Inc. Age: 49 Director since: June 2019

JONATHAN SEIFFER INDEPENDENT DIRECTOR

Principal Occupation and Experience

Jonathan Seiffer currently serves as a Senior Partner with Leonard Green & Partners, L.P. (“Leonard Green”), a private equity firm which is one of Signet’s significant shareholders, which he joined in 1994. Before joining Leonard Green, he worked in corporate finance at Donaldson, Lufkin & Jenrette, a U.S. investment bank. Mr. Seiffer currently serves on the board of directors of AerSale Corporation, publicly traded after market provider of aviation products and services, since January 2010, and Authentic Brands Group, a privately held global brand development, marketing, and entertainment company, since July 2010. Previously, he served on the board of directors of BJ’s Wholesale Club, a publicly traded warehouse club operator, from 2011 to June 2020, and Whole Foods Market, Inc., a then-publicly traded grocery company, from December 2008 until August 2017. Mr. Seiffer earned a Bachelor of Applied Sciences in Systems Engineering and a B.S. in Economics from the University of Pennsylvania. Mr. Seiffer was nominated for service as a Director by Leonard Green (as described under “Director Qualifications and Experience” below).

Director Qualifications and Key Skills and Attributes

Mr. Seiffer brings knowledge and experience in finance, and broad-based experience in the leadership of retail businesses and companies undergoing transformations. He also offers the Board a valuable investor perspective and insight from the world of private equity, by virtue of his service as a Senior Partner of Leonard Green, a significant shareholder of the Company.

Age: 50 Director since: February 2017

BRIAN TILZER INDEPENDENT DIRECTOR

Principal Occupation and Experience

Brian Tilzer has served as Chief Digital and Technology Officer at Best Buy, a multinational consumer electronics retailer, since May 2018. Previously, he was Chief Digital Officer at CVS Health Corporation, a publicly traded healthcare and retail pharmacy company, from 2013 until 2018, where he scaled an enterprise-wide digital program to over 50 million active users. Prior to CVS Health, Mr. Tilzer was the Senior Vice President of Global eCommerce at Staples, where he developed and led several multi-channel digital innovation strategies. Mr. Tilzer holds a bachelor’s degree from Tufts University and an MBA from the Wharton School.

Director Qualifications and Key Skills and Attributes

Mr. Tilzer has more than 25 years of experience in information technology, strategic business development, digital transformation, planning and analysis and operations with a deep concentration in corporate, omni-channel and eCommerce strategy.

18 /	2021 PROXY STATEMENT

  ELECTION OF DIRECTORS

Public Directorships: Vince Holding Corp. ASOS plc Former Directorship: Bunzl plc Hudson Ltd. Age: 67 Director since: September 2013

EUGENIA ULASEWICZ INDEPENDENT DIRECTOR

Principal Occupation and Experience

Eugenia Ulasewicz served as the President of Burberry Group plc’s American division, responsible for the US, Canada, Latin America, Central and South America, until her retirement in March 2013. Ms. Ulasewicz joined Burberry in 1998 and became a member of its executive committee in 2006. Prior to joining Burberry, she held positions of increasing responsibility with Saks, Inc. from 1993 to 1998, Galeries Lafayette from 1991 to 1993 and Bloomingdales, a division of Macy’s, Inc. (formerly Federated Department Stores, Inc.) from 1975 to 1991. She currently serves on the board of directors of two additional publicly traded companies, including Vince Holding Corp., a global luxury apparel and accessories company, since April 2014, and ASOS pic, a global online fashion retailer, since April 16, 2020. Previously, she served as a director of Bunzl plc, an international distribution company, from April 2011 to April 2020 and Hudson Group, a travel retailer, from Feb 2018 through December 2020 when it merged with its majority shareholder Dufry. She is a Board Leadership Fellow of the National Association of Corporate Directors. Ms. Ulasewicz holds a B.S. from the University of Massachusetts and a Doctor of Laws from the College of Mount Saint Vincent.

Director Qualifications and Key Skills and Attributes

Ms. Ulasewicz’s extensive experience serving on the boards of global public companies and her expertise in retail, branding, marketing, omni-channel, global operations and general management provides valuable skills and insights to the Company.

Age: 44 Director since: February 2021

DONTÁ L. WILSON INDEPENDENT DIRECTOR

Principal Occupation and Experience

Dontá Wilson has served as Chief Digital and Client Experience Officer at Truist Financial Corporation (formerly, BB&T), a publicly traded financial services company, since 2018 and Chief Client Experience Officer since 2016. In his current role, he oversees digital banking, digital sales, digital transformation, digital strategy and innovation, intelligent automation, client experience strategy, client insights and analytics, omnichannel strategy, experience design and research, marketing, sales optimization, corporate communications, culture alignment and activation, the Truist Foundation, and fintech investments through Truist Ventures. He also serves as an executive sponsor of Truist Financial Corporation’s diversity, equity and inclusion initiative, and he co-chairs its culture council. He joined BB&T in 1995 and has held various positions of increasing responsibilities. Prior to becoming Chief Digital and Client Experience Officer, he served as the Group/State President, BB&T of Georgia from 2014 to 2016 and President, BB&T of Alabama from 2009 to 2014. Mr. Wilson received an MBA from the University of Maryland and a bachelor’s in business administration from the University of North Carolina at Charlotte.

Director Qualifications and Key Skills and Attributes

With his proven track record of positively impacting growth, digital transformation, brand equity and culture across organizations, and focus on delivering a distinctive client experience as a tech-savvy and strategic thinking executive, Mr. Wilson brings a unique and valuable perspective to the Board and Company.

The Board of Directors Recommends a Vote “FOR” Each of the Nominees Named Above.

SIGNET JEWELERS	/ 19

Board of Directors and

Corporate Governance

ROLE OF THE BOARD

The Board’s prime objective is the sustainable enhancement of business performance and shareholder value. It is responsible for determining all major policies, ensuring that effective strategies and management are in place, assessing Signet’s performance and that of its senior management, reviewing the systems of internal control and providing oversight of policies relating to good corporate governance, ethics, sustainability and other matters.

BOARD LEADERSHIP STRUCTURE AND COMPOSITION

Separate and Independent Chairman

The Company has a Chairman of the Board separate from its CEO whom the Board has determined to be independent under NYSE Listing Standards. The Board considers a clear division of responsibilities between the Director responsible for leadership of the Board and the principal executive responsible for the Company’s day-to-day operations important to the Board’s effectiveness and efficiency. The Board has therefore determined that separating the roles of Chairman and CEO is in the best interests of the Company and its shareholders at the present time and established the following division of responsibilities between the Chairman and the CEO:

THE CHAIRMAN IS RESPONSIBLE FOR:

◆	Effectively running the Board, including an ongoing evaluation of its performance and that of individual Directors and the Board’s compliance with corporate governance requirements and best practices;

◆	Consulting with and advising executive management about planned presentations to the Board, involving but not limited to, topics of longer-term strategy, medium-term plans, annual budgeting or, at the Chairman’s discretion, any other significant matters;

◆	Consulting with and advising the CEO on contemplated executive management personnel selections, organizational alignment and responsibilities, and compensation recommendations;

◆	Keeping the other independent Directors appropriately informed of developments within the business and shareholders’ attitudes toward the Company; and

◆	Safeguarding Signet’s reputation and representing it both internally and externally.

THE CEO IS RESPONSIBLE FOR:

◆	Providing the executive leadership of the business;

◆	Developing and presenting to the Board the Company’s strategy, medium-term plans and annual budgets, and within this framework, the performance of the business;

◆	Complying with legal and corporate governance requirements, together with the social, ethical and environmental principles of Signet; and

◆	Making recommendations on the appointment and compensation of executive officers, management development and succession planning.

Independent Directors Constitute a Majority of the Board

The Board currently includes one executive Director and eleven independent Directors, including the Chairman. The Board has affirmatively determined that each of the following Directors currently serving on the Board is “independent” under all applicable NYSE standards: H. Todd Stitzer, André V. Branch, R. Mark Graf, Zackery A. Hicks, Helen McCluskey, Sharon L. McCollam, Nancy A. Reardon, Jonathan Seiffer, Brian Tilzer, Eugenia Ulasewicz and Dontá L. Wilson. In determining “independence” the Board considers any commercial, consulting, legal, accounting, charitable or any other business or non-business relationships that a Director or his or her immediate family may have with the Company. No such relationship exists for any of the independent Directors.

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  BOARD OF DIRECTORS & CORPORATE GOVERNANCE

Board Membership Selection

The identification, screening and selection of qualified directors with diverse skills and viewpoints is a key element of the success and effectiveness of our Board. The Nomination & Corporate Governance Committee considers the composition of our Board, evaluates prospective nominees and recommends candidates for full Board approval. The Board’s evaluation is focused on the business and strategic needs of the Company and the desired composition of the Board. Eight of our current Directors have been added to the Board since Fiscal 2018, seven of whom were added through this process and one of whom were nominated by Leonard Green under the nomination right described below.

Board Nomination Right of Leonard Green

Pursuant to a shareholder agreement by and between the Company and affiliates of Leonard Green, one of the Company’s significant shareholders, Leonard Green has a right to designate one individual to be nominated by the Board for election as a Director. On August 24, 2016, the Company entered into an investment agreement and the shareholders’ agreement (the “LGP Agreements”) with Green Equity Investors VI, L.P. and Green Equity Investors Side VI, L.P. (the “Investors”), both affiliates of Leonard Green, relating to the issuance and sale to the Investors of the outstanding Preferred Shares. The terms of the Preferred Shares provide that the holders of the Preferred Shares, voting separately as a class, have the right to elect one member of the Board. Pursuant to the LGP Agreements, Leonard Green also has the right to appoint one non-voting observer to attend all Board meetings. Mr. Seiffer was designated as a Director nominee for election at the Annual Meeting in accordance with the LGP Agreements, and will be elected by the affirmative vote of the Preferred Shares, and Mr. Jeff Suer has been appointed as the non-voting observer.

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Board Diversity Policy

The Board Diversity Policy provides that in reviewing and assessing Board composition, the Nomination & Corporate Governance Committee will consider diversity of business and industry experience, functional skills, gender, ethnicity, age and other qualities in order to maintain an appropriate range and balance of skills, experience and background on the Board. The Board and Nomination & Corporate Governance Committee are committed to including qualified, diverse candidates in prospective director candidate pools. The Board Diversity Policy is available on request from the Corporate Secretary and at www.signetjewelers.com/investors/corporate-governance. Consistent with the Company’s diversity and inclusion efforts and the Board Diversity Policy, upon the recommendation of the Nomination & Corporate Governance Committee, the Board appointed of two ethnically diverse individuals, André V. Branch and Dontá L. Wilson, to our Board in February 2021.

Director Tenure Policy

The Board maintains a Director Tenure Policy, pursuant to which each independent Director must not stand for re-election to the Board at the next annual meeting of shareholders following the earlier of his or her: (1) 15th anniversary of service on the Board, or (2) 75th birthday, unless the Board in its absolute discretion determines that it is in the best interests of the Company and its shareholders to nominate the Director for election to serve for an additional period of time. The Director Tenure Policy is available on request from the Corporate Secretary and at www.signetjewelers.com/investors/corporate-governance.

BOARD PRACTICES AND PROCEDURES

Director Attendance at the Annual Meeting of Shareholders

All Directors are required to attend the annual meeting of shareholders. The Board schedules a Board meeting on the date of the annual meeting of shareholders to facilitate attendance at the annual meeting of shareholders by Directors. All Directors who were serving at the time attended the annual meeting of shareholders held in June 2020.

Meetings and Attendance During Fiscal 2021

In Fiscal 2021, the Board met 17 times (including meetings by video conference). All incumbent Directors attended at least 96% of the aggregate number of meetings of the Board and those Board Committees on which they served during in Fiscal 2021.

Executive Sessions of Independent Directors

Independent Directors meet regularly in executive sessions without management participation. The Chairman presides at those meetings.

Board and Committee Self-Evaluation

Led by the Chair of our Nomination & Corporate Governance Committee (“NCGC”), the Board conducts a comprehensive evaluation of the effectiveness of the Board, its Committees and individual Directors on an annual basis. This process is designed to solicit feedback from each Director about the matters that the Directors believe should receive more attention during Board meetings and to consider how the Board’s composition, leadership, meeting and information processes and interactions as a Board and with management influence its effectiveness, remind Directors of their roles and responsibilities, and to help assess the future development needs of the Board and the Directors. Feedback from this evaluation is utilized to facilitate and inform Board refreshment, refine the functionality and processes of Board operations, and gain Board member perspectives on whether the Directors’ skills are matched to the Company’s strategies, business needs, and risk profile.

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  BOARD OF DIRECTORS & CORPORATE GOVERNANCE

The NCGC Chair oversees the self-evaluation process, which includes the development and approval of the evaluation design by the NCGC, its administration through interviews by management or a third party, analysis and summarization of the results and a report to the full Board on an anonymous basis. In Fiscal 2021, the Board engaged outside counsel to facilitate its annual Board evaluation process, which is more fully illustrated below:

BOARD SELF-EVALUATION PROCESS
DISCUSSION OUTLINE

The self-evaluation is facilitated through a discussion outline developed by the NCGC and outside counsel. The discussion outline includes a series of topics and questions designed to solicit constructive feedback to be used in improving Board, Committee and individual Director effectiveness.

CONFIDENTIAL INTERVIEWS

Members of our Board participate in the evaluation discussion individually through an interview by outside counsel, responding to questions based on the discussion outline, with follow-up questions depending upon the responses provided.

ANALYSIS OF FEEDBACK

Director feedback solicited from the interviews is analyzed for any trends, including areas of strength or areas for improvement. Outside counsel presents key findings on an anonymous basis to the NCGC, the full Board and management.

RESPOND TO INPUT

The Board and the Committees discuss the results of the evaluation and, in response to the feedback, determine whether to implement any of the recommendations or suggestions as appropriate to improve processes and procedures to further improve the effectiveness of the Board and Committees. The Board and Committees work with management to take any appropriate actions to implement these changes.

Board Continuing Education

All Directors are encouraged to attend educational programs related to the fulfillment of their duties as members of our Board and Board Committees, including programs sponsored by universities, governance associations, our independent auditors, or other organizations. The Company reimburses Directors for any reasonable expenses in connection with such programs. On a quarterly basis, Directors are provided with a list of educational opportunities and events covering issues and trends that are relevant to their service on the Board or Board Committees.

In addition, Directors receive regular communications updates regarding press coverage, current events relating to our business and inspiring stories related to our customers or team members and investor relations updates regarding analyst reports and feedback from our shareholders.

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BOARD OF DIRECTORS & CORPORATE GOVERNANCE

BOARD OVERSIGHT OF RISK

One of the Board’s most important roles involves risk oversight. While senior management has primary responsibility for managing day to day risks, the Board has responsibility for risk oversight with specific risk areas delegated to its Committees whose deliberations are reported to the full Board. Our risk oversight process, including key risk focus areas for the Board and each of its Committees is summarized below.

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Enterprise Risk Management

The General Counsel coordinates the collection of risk management information and is responsible for assessing the Company’s day-to-day risk management processes and, in coordination with the Company’s Vice President of Internal Audit, internal controls, seeking to ensure such processes satisfy the applicable standards at both business function and corporate levels. The General Counsel chairs Signet’s Risk Committee, which operates under a Board approved written charter, is comprised of key functional and banner leaders throughout the Company, and meets quarterly to review Signet’s risk management processes, emerging issues, new regulations, and principal risks. These findings are reported periodically to the Board and Audit Committee.

In addition, the Board, its Committees and individual Board members have full access to management to further discuss any risks impacting the Company or internal controls.

Board Oversight during COVID-19

When the COVID-19 pandemic reached the U.K., North America and our other international locations, with the support of the Board, management’s strategic priorities quickly shifted to, among other matters, (1) protect the health and safety of our team members and customers, (2) ensure adequate liquidity of the business, (3) mitigate and monitor a wide array of potential risks stemming from or exacerbated by the pandemic; (4) pivot focus and investments under our “Path to Brilliance” transformation plan to accelerate our digital, eCommerce, flexible fulfillment and distribution capabilities, and (5) implement a remote working model for its employee.

Throughout the COVID-19 pandemic, the Board and its Committees devoted significant time and attention to its oversight of risks associated with the pandemic and management’s strategic handling of such risks. This oversight included several additional Board and Committee meetings, and frequent communications with and from management between such meetings. Upon the onset of the pandemic, management quickly activated its Global Incident Response Team to monitor, discuss and address critical business needs throughout the organization and provide weekly reports to the Board to assist with their risk oversight of the pandemic impacts. For example, management regularly reported to the Board and its Committees updates regarding the pandemic’s impact to the Company’s business and the strategic, operational and financial risks associated therewith, including those related to the financial impact of store closures and reduced store traffic upon store re-openings, communications with and engagement of team members, communications with vendors, and business continuity and cybersecurity efforts related to a substantial portion of our team members working remotely. The Board has also been regularly advised of the steps we have taken and continue to take to protect and maintain the health and safety of our team members and customers.

Compensation Policies and Risk Taking

The Human Capital Management & Compensation Committee has evaluated the Company’s policies and practices of compensating team members and has determined that they are not reasonably likely to have a material adverse effect on the Company. The Human Capital Management & Compensation Committee has reached this conclusion based in part on a review conducted by its independent consultant that analyzed the Company’s compensation policies and practices for all team members, including executive officers. The Human Capital Management & Compensation Committee noted several aspects of the compensation programs that reduce the likelihood of excessive risk-taking:

◆	Compensation for the executive officers is a mix of fixed and variable awards, with share-based compensation that vests in accordance with both time- and performance-based criteria;

◆

The executive officer annual short-term and multi-year long-term incentive programs are both based on performance targets the Human Capital Management & Compensation Committee believes are closely tied to the creation of long-term shareholder value. These performance targets for executive officers are reviewed and approved by the Committee and set in advance, with above-target payouts reviewed to ensure a reasonable sharing of value created between management and shareholders. Financial performance is audited by the Company’s external auditors before amounts are paid out under the annual incentive program. See the CDA of this Proxy Statement for more information on the performance metrics used for the Fiscal 2021 short-term and long-term incentive programs;

◆

Equity compensation under the long-term incentive plan is a combination of annually granted time-based restricted shares or restricted stock units that generally vest ratably over three years and performance-based restricted stock units that vest over three-year overlapping vesting periods. This approach addresses longer “tail” risks as participants remain exposed to the risks associated with their decisions through their ongoing unvested awards. In Fiscal 2021, given the difficulty of setting appropriate targets in light of the uncertainty caused by the pandemic, the Human Capital Management & Compensation Committee approved a two-year performance measurement period with a three-year service vesting requirement for the performance-based restricted stock units;

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BOARD OF DIRECTORS & CORPORATE GOVERNANCE

◆	Long-term incentives are awarded in the form of whole share awards (instead of options), driving long-term share value creation, rather than potentially rewarding share price volatility;

◆	The Company seeks to maintain conservative equity utilization, considering factors such as the unusual market conditions driven by the pandemic, under share-based incentive plans;

◆	The CEO and other executive officers, including all NEOs, are subject to share ownership requirements;

◆	The Company prohibits hedging, pledging or speculation of Company shares by employees and Directors;

◆

The Company has a clawback policy that applies to all team members who receive incentive awards and to all short- and long-term incentives in the event of an overpayment. Certain repayment obligations may be triggered if there is a material restatement of the financial statements. Similarly, in the interest of fairness, should a restatement result in an underpayment of incentive compensation, the Company will make up any difference. A participant’s incentive compensation may also be recouped for material violations of the Company’s Code of Conduct or Code of Ethics for Senior Officers or for other conduct deemed detrimental to the business or reputation of the Company; and

◆

The Human Capital Management & Compensation Committee is comprised entirely of independent Directors and has engaged an independent consultant to review the risks associated with its compensation programs. It reviews the payouts under the short- and long-term incentive programs, and it regularly benchmarks executive compensation against a carefully constructed and regularly reviewed peer group.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF CONDUCT AND ETHICS

The Company strives to:

◆	Act in accordance with the laws and customs of each country in which it operates;

◆	Adopt proper standards of business practice and procedure;

◆	Operate with integrity; and

◆	Observe and respect the culture of each country in which it operates.

To that end, the Company has adopted Corporate Governance Guidelines that address a number of corporate governance matters in accordance with NYSE listing rules and a statement of social, ethical and environmental principles and supporting policies applicable to all officers and other team members. In addition, the Company has a policy on business integrity, as well as more detailed guidance and regulations as part of its staff orientation, training and operational procedures. These policies include the Code of Conduct, which is applicable to all Directors, officers and other team members as required by NYSE listing rules, and the Code of Ethics for Senior Officers, which applies to the Chairman, CEO, Directors and other senior officers. Copies of the Corporate Governance Guidelines and these codes are available on request from the Corporate Secretary and at www.signetjewelers.com/ethics.

The Company intends to satisfy any disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics for Senior Officers for the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions by posting such information on its website. There have been no such waivers granted since the beginning of Fiscal 2021.

BOARD COMMITTEES

Certain matters are delegated to Board Committees. The principal committees are the Audit Committee, Human Capital Management & Compensation Committee, Nomination & Corporate Governance Committee, Corporate Citizenship & Sustainability Committee and Finance Committee.

Each Board Committee acts in accordance with a written charter detailing its purpose, procedures, responsibilities and powers, as adopted by the Board, which is reviewed annually. Copies of the charters are available on request from the Corporate Secretary and under “Investors—Governance Documents” at www.signetjewelers.com/investors/corporate-governance.

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  BOARD OF DIRECTORS & CORPORATE GOVERNANCE

The composition as of May 12, 2021, key roles and responsibilities, and number of meetings held in Fiscal 2021 of each principal Board Committee are detailed below. All members of our Board Committees are independent under all applicable NYSE Listing Standards.

Audit Committee

Roles and Responsibilities

Primary function is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s financial matters.

Responsibilities include:

◆  Reviewing the Company’s consolidated financial statements, related audit findings and earnings releases and accounting principles and policies;

◆  Recommending for appointment or termination by shareholders the Company’s independent registered public accounting firm;

◆  Approving in advance and reviewing all audit and non-audit services provided by the independent registered public accounting firm;

◆  Providing oversight of internal control over financial reporting, disclosure controls and procedures and risk management;

◆  Reviewing the effectiveness of the Company’s internal auditors and Disclosure Control Committee;

◆  Overseeing procedures for complaints regarding accounting, internal accounting controls, auditing or other matters;

◆  Overseeing the Company’s cybersecurity protocols; and

◆  Reviewing and approving related person transactions in accordance with the Company’s Related Party Transaction Policy.

In carrying out its responsibilities, the Audit Committee:

◆  Receives regular updates on internal audit activity and reviews reports submitted to the Company by the its independent registered public accounting firm, as well as annual management assurance updates submitted by the Risk Committee;

◆  Maintains direct communication with representatives of the independent registered public accounting firm, who ordinarily attend meetings by invitation (except in relation to the firm’s and its representatives’ own appointment and assessment of independence);

◆  Invites the Chairman, CEO, Chief Financial Officer, VP of Internal Audit, General Counsel and others to attend its meetings; and

◆  Meets at least once a year with both the independent registered public accounting firm and internal auditors without executive management present.

Members:

Sharon L. McCollam (Chair)*

R. Mark Graf*

Helen McCluskey*

Jonathan Seiffer*

* Financially literate and audit committee financial experts within the meaning of SEC regulations

Meetings Held in Fiscal 2021: 9

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Human Capital Management & Compensation Committee

Roles and Responsibilities

Primary function is to oversee management of human capital of the Company, including to set or recommend compensation policies for senior executives and ensure that they are fairly rewarded, taking into account the interests of shareholders and the financial health of the Company, as well as ensure the Company’s compensation policies remain competitive.

Responsibilities include:

◆  Establishing the overall compensation philosophy;

◆  Approving annual and long-term performance targets for executive officers who report directly to the CEO;

◆  Recommending to the Board for approval the annual and long-term performance targets for the CEO;

◆  In consultation with the Chairman, evaluating the performance of the CEO against corporate goals and objectives and determining the CEO’s total compensation,

◆  In consultation with the CEO, evaluating the performance of the officers reporting to the CEO against corporate goals and objectives, and determining each officer’s total compensation;

◆  Recommending to the Board for approval all severance and other agreements with executives and material employee benefit plans, including retirement and incentive compensation plans;

◆  Approving any share-based compensation awarded to employees of the Company; and

◆  Appointing, compensating and assessing the work of any compensation consultant, independent legal counsel or other advisor retained by the Human Capital Management & Compensation Committee.

◆  Overseeing other areas relating to the overall management of human capital, including culture, diversity and inclusion, benefits and well-being strategy, talent management (attraction, development, and retention), performance management, and succession planning.

For additional information regarding the operation of the Human Capital Management & Compensation Committee, including the role of consultants and management in the process of determining the amount and form of executive compensation, see the CDA below.

Members: Nancy A. Reardon (Chair) R. Mark Graf Jonathan Seiffer Eugenia Ulasewicz Meetings Held in Fiscal 2021: 8

Nomination & Corporate Governance Committee

Roles and Responsibilities

Primary function is to nominate Directors and provide oversight with respect to Board composition, implementation of the Company’s Corporate Governance Guidelines and overall corporate governance.

Responsibilities include:

◆  Assisting the Board in the selection, orientation and nomination of Directors;

◆  Reviewing the composition and balance of the Board and its Committees,

◆  CEO, Chairman and Board succession planning, as well as oversight of succession planning for other executive officers;

◆  Reviewing the form and amount of Director compensation, in consultation with the Human Capital Management & Compensation Committee;

◆  Coordinating and overseeing the annual evaluation of the Board and its Committees; and

◆  Assisting the Board in the consideration and development of appropriate corporate governance guidelines and other matters of corporate governance.

For additional information regarding the Nomination & Corporate Governance Committee’s process for identifying Director candidates, see “Board Membership Selection” above.

Members: Helen McCluskey (Chair) Zackery Hicks Sharon L. McCollam Brian Tilzer Meetings Held in Fiscal 2021: 4

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  BOARD OF DIRECTORS & CORPORATE GOVERNANCE

Corporate Citizenship & Sustainability Committee

Roles and Responsibilities

Primary function is to set guidance and direction with respect to policies and progress on the Company’s Corporate Sustainability Goals (“CSGs”) and objectives as a responsible corporate citizen within the Environmental, Social and Governance (“ESG”) areas.

Responsibilities include:

◆  Advising on the Company’s transition from a CSR strategy to a CSG and ESG strategy, including advising on engagement with external stakeholders and other interested parties regarding corporate purpose and culture and sustainability-related initiatives and programs;

◆  Overseeing the implementation and effectiveness of appropriate policies, initiatives, systems and supporting measures in furtherance of the CSGs and ESG goals and objectives, such as to improve social conditions across the supply chain;

◆  Advising on strategies relating to the Signet Love Inspires Foundation, and overseeing the implementation and effectiveness of appropriate community impact programs and philanthropic policies; and

◆  Collaborating with the Human Capital Management and Compensation Committee in its oversight of diversity, equity and inclusion, team member engagement and employee experience practices.

In carrying out its responsibilities, the Corporate Citizenship & Sustainability Committee reviews metrics relating to Signet’s “Three Loves”, which represent the pillars of its sustainability framework: Love for All People; Love for Our Team; and Love for Our Planet and Products. For additional information regarding the Corporate Citizenship & Sustainability Committee’s oversight role and the Company’s sustainability initiatives, see “Sustainability at Signet” below.

Members: Eugenia Ulasewicz (Chair) Zackery Hicks Nancy A. Reardon Brian Tilzer Meetings Held in Fiscal 2021: 4

Finance Committee

Roles and Responsibilities

Primary function is to review and guide strategic direction and oversee and offer advice to the Board and management pertaining to risks, opportunities, policies, processes and progress regarding corporate financing or refinancing transactions and the Company’s credit and finance program and portfolio.

Responsibilities include:

◆  Overseeing and reporting to the Board (and the Audit Committee, as appropriate) with respect to the Company’s strategy and plan for its credit program, including regarding risk exposures and the steps and processes management has implemented to monitor and control such exposures, terms and impact on the Company’s operations, financial statements and results;

◆  Reviewing and providing strategic direction regarding any potential structures and related transactions and financing arrangements for the extension of credit or other financing options to the Company’s customers; and

◆  Reviewing and providing strategic direction regarding corporate financing or refinancing transactions and arrangements.

Members: R. Mark Graf (Chair) Helen McCluskey Jonathan Seiffer H. Todd Stitzer Established: October 2020 Meetings Held in Fiscal 2021: 3

COMMUNICATION WITH DIRECTORS AND DIRECTOR NOMINATIONS

The Board welcomes feedback from shareholders and other interested parties. Any shareholder or member of the public who wishes to send communications to the Board, the Chairman or any other individual Director may do so in writing, addressed to the Corporate Secretary, c/o Signet Jewelers, 375 Ghent Road, Akron, Ohio, 44333 U.S.A. All such communications will be reviewed promptly by the Corporate Secretary and, where considered appropriate, sent to the Director(s) or one or more Committee Chair(s) with a copy to the Chairman.

A shareholder who wishes to recommend an individual to the Nomination & Corporate Governance Committee for its consideration as a nominee for election to the Board may do so in writing also to the Corporate Secretary, c/o Signet Jewelers, 375 Ghent Road, Akron, Ohio, 44333 U.S.A. The Nomination & Corporate Governance Committee will evaluate shareholder recommendations for candidates to the Board in the same manner as candidates suggested by other Directors or search firms.

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BOARD OF DIRECTORS & CORPORATE GOVERNANCE

As more fully described in the Company’s Bye-laws and under “Shareholder Q&A”, a shareholder desiring to nominate a person for election as a Director at an annual meeting must provide notice by the deadlines established in the Bye-Laws and include in such written notice all of the information required to be disclosed in solicitations of proxies for the election of Directors, or as otherwise required pursuant to Regulation 14A under the Exchange Act. This includes the person’s written consent to being named in the Proxy Statement as a nominee and serving as a Director if elected, the name and address of the proposing shareholder and the number of shares of the Company beneficially owned by such shareholder.

TRANSACTIONS WITH RELATED PARTIES

The Board has adopted a Related Party Transaction Policy setting forth the Company’s policies and procedures for the review, approval or ratification of transactions in which the Company participates and in which any Director, executive officer, Director nominee, five percent beneficial owner of the Company’s voting securities, or immediate family member of such officer, Director, Director nominee or security holder (each, a “Related Person”), has a direct or indirect material interest. The Company’s Corporate Secretary and legal department review any identified transactions. If it is determined, based on the facts and circumstances, that the Director or executive officer has a direct or indirect material interest in a transaction, the Corporate Secretary brings the matter to the attention of the Audit Committee for further review. In determining whether to approve or ratify any such transaction, the Board, on the recommendation of the Audit Committee, would consider whether, based on the specific facts and circumstances of the transaction, such a transaction would be in the best interests of the Company. Any transaction considered to jeopardize the independence of a Director or be contrary to law or regulation would be prohibited. In addition, situations that potentially create or give the appearance of a conflict of interest are to be avoided pursuant to the Code of Ethics for Senior Officers and the Code of Conduct. Directors and executive officers annually complete, sign and submit a Directors’ and Officers’ Questionnaire that is designed to identify Related Person transactions and both actual and potential conflicts of interest. The Company also makes appropriate inquiries as to the nature and extent of business it conducts with other companies for whom any of these Related Persons also serve as a director or executive officer.

Since the beginning of Fiscal 2021, the Company has not participated in any transaction, and there is no currently proposed transaction, in which a Related Person had or will have a direct or indirect material interest, other than as described below.

Transaction with D&L Trading Limited

The Company acquired R2Net Inc., the parent company of online diamond and bridal jewelry retailer, James Allen, in September 2017. Roy Brinker, the brother-in-law of Oded Edelman, our Chief Digital Innovation Advisor and President—JamesAllen.com, owns D&L Trading Limited, which provided services to Segoma Ltd., a subsidiary of R2Net Inc., including photography services related to rough and polished diamonds, jewelry and gemstones, as well as sorting and distribution services of lab grown and rough diamonds to the Company’s polishing factories. In Fiscal 2021, the Company paid approximately $362,854 to D&L Trading Limited.

Family Relationships

Roie Edelman, the brother of Oded Edelman, serves as the Chief Diamond Officer of R2Net Israel Ltd., a subsidiary of R2Net Inc. In Fiscal 2021, Mr. R. Edelman’s total compensation was $413,816, which includes the grant date value of time-based restricted stock units granted to him during Fiscal 2021.

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Director Compensation

Our director compensation policy is outlined in the following chart and includes the compensation paid to independent non-employee Directors. Compensation is paid to independent non-employee Directors only.

Independent Director Compensation Policy	Amount(1)

Annual Board Retainer (Chairman)(2)	$500,000

Annual Board Retainer (other than Chairman)(3)	$245,000

Additional Annual Retainer to Committee Chairs

Audit Committee	$30,000

Human Capital Management & Compensation Committee	$25,000

Nomination & Corporate Governance Committee	$20,000

Corporate Citizenship & Sustainability Committee	$20,000

Finance Committee	$20,000

(1)	We typically pay annual cash retainers in quarterly installments. However, see below for details regarding certain temporary changes made in Fiscal 2021 in response to COVID-19.

(2)	Split into a cash amount of $280,000 and $220,000 paid in Common Shares on the day of the Annual Meeting of Shareholders.

(3)	Split into a cash amount of $105,000 and $140,000 paid in Common Shares on the day of the Annual Meeting of Shareholders.

The following table summarizes the total compensation of each of our independent Directors who served on the Board during Fiscal 2021.

Independent Director	Fees earned or paid in cash(1)	Stock awards(1)(2)	Total

H. Todd Stitzer	$70,000	$204,745	$274,745

R. Mark Graf	$26,250	$106,571	$132,821

Zackery Hicks	$26,250	$104,448	$130,698

Helen McCluskey	$31,250	$111,510	$142,760

Sharon L. McCollam	$33,750	$115,040	$148,790

Nancy A. Reardon	$32,500	$113,275	$145,775

Jonathan Seiffer(3)	$26,250	$104,448	$130,698

Jonathan Sokoloff(3)(4)	$26,250	$8,584	$34,834

Brian Tilzer	$26,250	$104,448	$130,698

Eugenia Ulasewicz	$31,250	$111,510	$142,760

(1)	Cash retainer fees were only paid through March 31, 2020 as part of the actions taken in response to COVID-19 as described below.

(2)

Reflects the Common Shares granted in lieu of the reduced quarterly cash fees subsequent to March 31, 2020, and reduced annual equity award as part of the actions taken in response to COVID-19 described below. In accordance with FASB ASC Topic 718, the amounts calculated are based on the aggregate grant date fair value of the shares (in the column entitled “Stock awards”). The reduced annual equity award was made in RSUs with one-year cliff vesting from the date of grant, and were granted to all independent directors who were appointed to the Board at the 2020 Annual Meeting of Shareholders on the day of such Meeting. For information on the valuation assumptions, refer to Note 26 in the Signet Annual Report on Form 10-K for Fiscal 2021.

(3)	Mr. Sokoloff’s and Mr. Seiffer’s cash fees were payable to Leonard Green.

(4)	Mr. Sokoloff’s service on the Board ended June 12, 2020, when he was not re-nominated by Leonard Green as part of a planned transition.

DETERMINATION OF DIRECTOR COMPENSATION

The compensation of the independent Directors is determined by the full Board on the basis of recommendations made by the Nomination & Corporate Governance Committee after consultation with the Human Capital Management & Compensation Committee and the Human Capital Management & Compensation Committee’s independent compensation consultant. Such recommendations are made after consideration of, among other factors, external comparisons, time commitments and the responsibilities of the independent Directors. Other than the actions taken in response to COVID-19 noted below and the addition of the Finance Committee chair fee upon the establishment of such Committee in October 2020, there were no changes made to the compensation of the non-employee Directors during Fiscal 2021.

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DIRECTOR COMPENSATION

SHARE OWNERSHIP

Our Director Share Ownership Policy is designed to better align our Directors’ interests with those of shareholders over the long term. The Chairman is expected to achieve a minimum share ownership value of $700,000 within five years of being elected as Chairman. The independent Directors are expected to achieve a minimum share ownership of three times the value of their annual share award within five years of election to the Board. Once these share ownership holdings are achieved at any given share price, the requirement is considered to have been met notwithstanding any subsequent change in share price. The minimum holding is to be maintained while such individual remains a Director of the Company. As of April 30, 2021, each of our independent Directors had achieved their share ownership requirements, with the exception of André V. Branch and Dontá L. Wilson, both of whom recently joined our Board in February 2021.

INDEMNIFICATION

The Company has entered into indemnification agreements with the independent Directors of the Company, agreeing to indemnify them against expenses, judgments, fines and amounts paid in settlement of, or incurred in connection with, any threatened, pending or completed action, suit or proceeding in which the Director was or is, or is threatened to be made, a party by reason of his or her service as a Director, officer, employee or agent of the Company, provided that the Director acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Company and, with respect to any criminal action or proceeding, provided he or she had reasonable cause to believe such actions were lawful. Each indemnification agreement also provides for the advance of expenses incurred by the Director in defending any proceeding.

ACTIONS TAKEN IN RESPONSE TO COVID-19

In March 2020, in support of the Company’s efforts to mitigate the financial impact on the Company of the COVID-19 pandemic, the Board of Directors temporarily reduced all Board retainer fees by 50% effective April 1, 2020 through March 31, 2021 and agreed to be compensated entirely in Common Shares during such period.

32 /	2021 PROXY STATEMENT

Sustainability at Signet

Now, more than ever, companies have a responsibility to articulate commitments and seek to deliver purposeful achievements to confront global challenges, such as climate change and supporting the livelihoods of hourly team members with living wages, that create shared value for shareholders, team members, customers and other stakeholders.

As a retailer, we believe that integrating sustainable business practices into our strategies and operations is integral to delivering long-term shareholder value. We recognize that non-financial information, including Environmental, Social, and Governance (ESG) disclosures, is important to our stakeholders.

Therefore, over the last year our Board worked with our management team to evaluate and modernize our corporate purpose, and refresh areas that demonstrate corporate citizenship and sustainability. We focused on ESG areas that we believe are most important to our shareholders, referencing business practice guideposts such as those established by the United Nations Global Compact, and ESG reporting frameworks such as the Sustainability Accounting Standards Board (SASB).

RECENT MILESTONES

Signet is committed to communicating transparently about meaningful sustainability-related activities and results to stakeholders. We made significant progress in Fiscal 2021, and continue working to further enhance our corporate sustainability strategy and ESG disclosures in the years ahead. In addition to the actions taken in furtherance of our human capital management initiatives described more fully below under “Signet’s Approach to Human Capital Management”, the following illustrates some recent milestones since the beginning of Fiscal 2021:

Fiscal 2021

◆   Announced New SVP Investor Relations. (May)

◆  Expanded coverage of Signet’s Responsible Sourcing Protocol (“SRSP”) to include colored gemstones. (June)

◆  Hired Director of ESG Reporting and Communications. (October)

◆  Earned designation as a Great Place to Work-Certified™ company for the first time. (November)

◆  Included in 2021 Bloomberg Gender-Equality Index (GEI) for the third consecutive year. (January)

◆  Signet donated $1 Million to Akron Children’s Hospital to help support the fight against the COVID-19. (January)

◆  Launched the Signet Love Inspires Foundation to continue our philanthropic commitment to advance social change. (January)

First Quarter of Fiscal 2022 (February through April 2021)

◆  Joined the Sustainability Accounting Standards Board (SASB) Member Alliance. (February)

◆  Enhanced our Board Diversity with the addition of two ethnically diverse Directors, André V. Branch and Dontá L. Wilson. As a result, 17%  of our Directors are people of color and 42% are women. (February)

◆  Board-level Committee responsible for oversight, originally chartered in 2014 as the Corporate Social Responsibility Committee, renamed  as the Corporate Citizenship & Sustainability Committee. The new charter details the Committee’s oversight role with corporate  purpose, ESG disclosures, and alignment with the 2030 United Nations Sustainable Development Goals. (February)

◆  Announced company-wide minimum wage for hourly US team members of $15 per hour to be fully implemented by Spring 2022. (February)

continued over page

SIGNET JEWELERS	/ 33

SUSTAINABILITY AT SIGNET

First Quarter of Fiscal 2022 (February through April 2021)

◆   Presented check from consumer-raised funds of $4.1 million to benefit St. Jude Children’s Research Hospital. Total of $81M raised in 22   years. (March)

◆  Joined United Nations Global Compact as a Participant Signatory. (March)

◆  Launched Signet’s Corporate Purpose—Inspiring Love. (March)

◆  Signet named to the Responsible Jewellery Council’s Sustainable Development Goal Task force. (April)

Second Quarter of Fiscal 2022 (May through July 2021)

◆  A representative of Signet re-elected as Chair of the Responsible Jewellery Council, a global mechanism for integrity in the global supply  chain. (May)

◆  Published first Corporate Citizenship and Sustainability Report, including the launch of Signet’s Corporate Sustainability Goals with  targets and metrics based on Signet’s Three Loves: Love for All People; Love for Our Team; Love for Our Planet and Products. (May)

BOARD OVERSIGHT OF SUSTAINABILITY

Corporate Citizenship & Sustainability Committee

◆   Oversight responsibility regarding our corporate citizenship initiatives is embedded in the Corporate Citizenship & Sustainability Committee.   The Committee reports to the full Board on the Company’s ongoing ESG—related activities. The Committee provides oversight and strategic   direction for our sustainability program.

Human Capital Management & Compensation Committee

◆   The Human Capital Management & Compensation Committee provides oversight on overall management of human capital, which includes   culture, diversity, equity and inclusion; executive compensation programs; benefits and well-being strategy; talent management (attraction,   development, and retention); performance management; and, in collaboration with the Nomination & Corporate Governance Committee,   succession planning.

The Corporate Citizenship and Sustainability Report will be accessible at www.proxydocs.com/SIG.

34 /	2021 PROXY STATEMENT

Signet’s Approach to

Human Capital Management

As a retailer, our long-term sustainability depends on our people. Our culture and employee experience are critical to our growth. For these reasons, differentiation as an Employer of Choice is instrumental to our success. We care about our team members and seek to empower them, reward them and help them develop both professionally and personally through programs and resources that enhance our workplace environment, improve our team members experiences, and enable us to retain and engage our most valuable resource: our people.

In Fiscal 2021, Signet’s Board of Directors expanded the scope of its Compensation Committee by re-chartering it as the Human Capital Management & Compensation Committee. In addition to its compensation governance responsibilities, the Human Capital Management & Compensation Committee provides oversight on behalf of the Board to our overall management of human capital. For more information on the responsibilities of the Human Capital Management & Compensation Committee, see the Board Committees section of this Proxy Statement. The expanded scope of this Committee underscores our focus on the quality, performance, retention and development of our outstanding team.

As of the date of this proxy statement, we continue to mitigate the repercussions of the global pandemic and are confident that our culture and the strength of our team members has enabled us to succeed over the past year. Through our team members’ resilience, we found our “True North” and launched our corporate Purpose: Inspiring Love. Despite the limitations imposed by COVID-19, Signet continued to strengthen its culture. While all volunteer programs were cancelled, we moved our Pride Parade to social media, and we conducted all our Town Halls virtually - all enabling our shared purpose to thrive. The following chart provides additional details regarding our human capital initiatives during Fiscal 2021.

SIGNET JEWELERS	/ 35

HUMAN CAPITAL MANAGEMENT

HUMAN CAPITAL MANAGEMENT ACCOMPLISHMENTS IN FISCAL 2021 AND FISCAL 2022 TO DATE

CULTURE AND EMPLOYEE EXPERIENCE	DIVERSITY, EQUITY AND INCLUSION

Our team members are key to our success. We seek to provide them with the tools they need and empower them to be the best version of themselves to support our Mission to Celebrate Life and Express Love™.

◆  Signet earned the designation of Great Place to Work® based on team member responses to the Great Place to Work® Trust Index© Survey. In the survey, 86 percent of our employees said, “When I look at what we accomplish, I feel a sense of pride.”

◆  We announced a commitment to implementing a $15 minimum wage for all hourly U.S. Signet team members by Spring 2022.

◆  We expanded parental leave benefits for all eligible team members.

◆  We added coverage for transition surgery for LGBTQ team members.

◆  We replaced Annual Performance Reviews with more-agile Quarterly Check-Ins to facilitate more frequent feedback and coaching that strengthens skills, performance and growth potential.

◆  We increased internal communications by engaging with team members more frequently to enhance their feeling of connectedness and empowerment to lead with confidence.

◆  To better gauge the pulse of our team members, we conducted three pulse surveys in Fiscal 2021. These team member engagement results improved approximately 10 points in agreement with the following statements:

–  “I Trust Senior Leaders.”

–  “I am Proud to Work at Signet.”

–  “I would recommend Signet to a friend or relative.”

We are committed to cultivating and advancing diversity in all forms, as well as building a strong inclusive culture. In response to social unrest in Summer 2020, Signet launched the Signet Speaks Out™ Series, co-led by our CEO and Chief Diversity Officer, to provide a safe, open forum for team members to have honest and candid discussions about important topics such as racism.

◆  Launch of the Black Organizational Leadership Development (B.O.L.D.) Mentor Program.

◆  Celebrated LGBTQ Pride month including a virtual Pride Parade.

◆  Launched Black Employee Network (BEN) Business Resource Group.

◆  Joined Make Time to Vote initiative and provided all team members paid time off to encourage team members to go out and vote and 527 team members logged 1,059 hours of paid time off to exercise their civic duty.

◆  Launched ‘Your Voice is Gold’ campaign with Black Employee Network to share stories, information and resources around the importance of voting.

◆  Added Martin Luther King Jr. Day as a paid holiday in 2021.

◆  Launched “Unconscious Bias” training for all team members.

40%   of vice president positions and above are held by women, with women comprising 50% of our most senior leadership team.

10%   of vice president positions and above are held by people of color, with people of color comprising 21% of our senior vice president positions and above.

In our Retail Stores:

75%  of Signet Field Leadership are women.

33%  of Signet Field Leadership are people of color.

TRAINING AND DEVELOPMENT	COVID-19 AND LOVE TAKES CARE™

Our people and culture are critical to Signet’s long-term success.

As such, our talent vision and strategy focus on:

◆  Enabling career opportunities for our retail field team members to improve retention metrics.

◆  Creating an environment of continual training and development.

◆  Team Member Development. Our talent management strategy enables us to help team members to reach their full potential.

In 2020, Signet was recognized by the Association for Talent Development (ATD), a national organization promoting team member learning, for its efforts in Employee Learning Week that featured an awareness campaign highlighting the important connection between learning and achieving organizational results.

In Fiscal 2021, we continued our efforts to connect our team members with resources that support their individual development and enable them to create an inclusive environment for all.

In Fiscal 2021, retailers continued to recover from the store furloughs and store closures. In response to the pandemic, Signet launched the Love Takes Care™ initiative in consultation with experts from one of the world’s leading health care institutions. This program is a Company-wide effort to fight COVID-19 in our stores and distribution centers, complementing a suite of robust health and safety protocols established in Fiscal 2021 to heighten safety for store team members, visitors and communities.

In light of the challenges faced by our team members we announced the following actions:

◆  Activation of the Signet Team Member Relief Fund with new donations from Signet senior leadership and others to assist team members experiencing financial challenges due to the impacts of COVID-19. This Fund has since helped more than 350 team members.

◆  Distribution of Love Takes Care™ Appreciation Awards—bonuses of $500 and $250, respectively, to full-time and part-time front-line team members serving customers in stores as they reopened during the COVID-19 pandemic.

◆  All full-time team members awarded four hours of paid time off for COVID-19 vaccinations.

36 /	2021 PROXY STATEMENT

Proposal 2: Appointment of Independent Auditor and Authorization of the Audit Committee to Determine its Compensation

Proposal 2 is to appoint KPMG LLP (“KPMG”) as independent registered public accounting firm (“independent auditor”) to the Company until the end of the next annual meeting of shareholders and authorize the Audit Committee of the Board to determine its compensation.

The Audit Committee is responsible for the recommendation, compensation, retention and oversight of the independent auditor and has recommended KPMG, the U.S. member firm of KPMG International, as the independent registered public accounting firm to audit the Company’s consolidated financial statements and effectiveness of internal control over financial reporting of the Company until the end of the Company’s annual meeting of shareholders in 2022. While shareholders are required to appoint the independent auditor pursuant to Bermuda law, the Audit Committee is responsible for recommending which independent auditor should be appointed.

In recommending KPMG, the Audit Committee has considered, among other things, whether the non-audit services provided by KPMG were compatible with maintaining KPMG’s independence from the Company and has determined that such services do not impair KPMG’s independence. The Audit Committee considered whether there should be a rotation of the independent auditor, and the members of the Audit Committee currently believe that the continued retention of KPMG to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders.

FEES AND SERVICES OF KPMG

The Audit Committee has adopted a policy requiring its advance approval of the Company’s independent registered public accounting firm’s fees and services. In Fiscal 2021, all KPMG services and fees were reviewed and pre-approved by the Audit Committee (or Chair of the Audit Committee for non-audit work up to $250,000). This policy also prohibits the Company’s independent registered public accounting firm from performing certain non-audit services for the Company including: (1) bookkeeping, (2) systems design and implementation, (3) appraisals or valuations, (4) actuarial services, (5) internal audit, (6) management or human resources services, (7) investment advice or investment banking, (8) legal services and (9) expert services unrelated to the audit. All fees paid by the Company to KPMG for Fiscal 2021 and Fiscal 2020 as shown in the table below were approved by the Audit Committee pursuant to this policy.

The following table presents fees for professional audit services provided by KPMG for Fiscal 2021 and Fiscal 2020 for their respective audits of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting for Fiscal 2021 and Fiscal 2020, reviews of the Company’s unaudited condensed consolidated interim financial statements and other services rendered by KPMG during Fiscal 2021 and Fiscal 2020.

	Fiscal 2021 (millions)	Fiscal 2020 (millions)

Audit Fees	$4.2	$4.1

Audit-Related Fees	$—	$—

Tax Fees(1)	$0.2	$0.2

All Other Fees	$—	$—

Total Fees	$4.4	$4.3

(1)	Tax fees consisted principally of professional services rendered for tax compliance and advisory services.

A representative of KPMG will attend the Annual Meeting to respond to appropriate questions raised by shareholders and will be afforded the opportunity to make a statement at the Meeting, if he or she desires to do so.

The Board of Directors Recommends a Vote “FOR” this Proposal.

SIGNET JEWELERS	/ 37

Report of the Audit Committee

The Company’s Annual Report on Form 10-K includes the audited consolidated balance sheets of the Company and its subsidiaries as of January 30, 2021 (“Fiscal 2021”) and February 1, 2020 (“Fiscal 2020”), and the related audited consolidated statements of operations, comprehensive income, cash flows, and statements of shareholders’ equity, for Fiscal 2021, Fiscal 2020, and the fiscal year ended February 2, 2019 (“Fiscal 2019”). These balance sheets and statements (the “Audited Financial Statements”) were audited and are the subject of the report by the Company’s independent registered public accounting firm, KPMG. The Audited Financial Statements are available at www.signetjewelers.com/investors/financial-reports.

The Audit Committee reviewed and discussed the Audited Financial Statements with management and otherwise fulfilled the responsibilities set forth in its charter. An evaluation of the effectiveness of the Company’s internal control over financial reporting was discussed by the Audit Committee with management and KPMG.

The Audit Committee also discussed applicable matters under Public Company Accounting Oversight Board (“PCAOB”) standards with KPMG. The required written disclosures and letter regarding KPMG communications with the Audit Committee and independence were received by the Audit Committee, and independence was discussed with KPMG.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Audited Financial Statements be included in the Company’s Fiscal 2021 Form 10-K.

The Audit Committee annually reviews the independence and performance of KPMG, including its lead audit partner and engagement team, in connection with the Audit Committee’s responsibility for the appointment and oversight of the Company’s independent registered public accounting firm and determines whether to re-engage KPMG or consider other audit firms. In doing so, the Audit Committee considers, among other things, such factors as:

◆	The quality and efficiency of KPMG’s historical and recent performance on the Company’s audit;

◆	KPMG’s capability and expertise;

◆	The quality and candor of communications and discussions with KPMG;

◆	The ability of KPMG to remain independent;

◆	External data relating to audit quality and performance (including recent PCAOB reports on KPMG and its peer firms);

◆	The appropriateness of fees charged; and

◆

KPMG’s tenure as the Company’s independent registered public accounting firm and familiarity with its operations, businesses, accounting policies and practices, and internal control over financial reporting.

In accordance with the SEC’s rules and KPMG’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide services to the Company. For lead partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead partner involves meetings between the members of the Audit Committee and the candidate for the role, as well as a discussion by the full Audit Committee and with management.

Based on the foregoing considerations, the Audit Committee believes that the continued retention of KPMG to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

MEMBERS OF THE AUDIT COMMITTEE

Sharon L. McCollam (Chair)

R. Mark Graf

Helen McCluskey

Jonathan Seiffer

38 /	2021 PROXY STATEMENT

Ownership of the Company

SHAREHOLDERS WHO BENEFICIALLY OWN AT LEAST FIVE PERCENT OF COMMON SHARES

The table below shows all persons who were known to the Company to be beneficial owners (determined in accordance with Rule 13d-3 of the Exchange Act) of more than five percent of Common Shares as of April 30, 2021. The table is based upon reports filed with the SEC. Copies of these reports are publicly available from the SEC on its website, www.sec.gov.

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class

Select Equity Group, L.P. 380 Lafayette Street, 6th Floot55 East 52nd Street New York, NY 10003, USA	8,545,690	(1)	16.3%

BlackRock Inc. 55 East 52nd Street New York, NY 10055, USA	8,068,368	(2)	15.4%

Leonard Green 11111 Santa Monica Boulevard, Suite 2000 Los Angeles, CA 90025, USA	7,766,009	(3)	12.2%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355, USA	5,388,970	(4)	10.3%

Contrarius Investment Management Limited 2 Bond Street St. Helier Y9 JE2 3NP	2,645,725	(5)	5.1%

D. E. Shaw & Company, L.P. 1166 Avenue of the Americas, 9thFloor New York, NY 10036	2,635,215	(6)	5.0%

None of the Company’s Common Shares entitle the holder to any preferential voting rights.

(1)

Based upon a Schedule 13G/A filed on January 8, 2021, Select Equity Group, L.P. (“Select LP”), SEG Partners II, L.P. (“SEG Partners II”), SEG Partners Offshore Master Fund, Ltd. (“SEG Offshore”), and George S. Loening (“Loening”) (collectively, “Select Equity”) jointly reported beneficial ownership of 8,545,690 Common Shares as follows: shared voting and shared dispositive power over 8,545,690 Common Shares by Select LP; shared voting and shared dispositive power over 4,362,459 Common Shares by SEG Partners II; shared voting and shared dispositive power over 2,639,081 Common Shares by SEG Offshore; and shared voting and shared dispositive power over 8,545,690 Common Shares by Loening.

(2)

Based upon a Schedule 13G/A filed on January 25, 2021, BlackRock Inc. reported beneficial ownership of 8,068,368 Common Shares as follows: sole voting power over 7,971,447 Common Shares and sole dispositive power over 8,068,368 Common Shares.

(3)

Based upon a Schedule 13D/A filed on June 16, 2020, Green Equity Investors VI, L.P. (“GEI VI”), Green Equity Investors Side VI, L.P. (“GEI Side VI”), LGP Associates VI-A LLC (“Associates VI-A”) and LGP Associates VI-B LLC (“Associates VI-B”), GEI Capital VI, LLC, Green VI Holdings, LLC, Leonard Green & Partners, L.P., LGP Management Inc., Peridot Coinvest Manager LLC, Jonathan D. Sokoloff and Jonathan A. Seiffer (collectively, “Leonard Green”) jointly reported shared voting and shared dispositive power of 7,766,009 Common Shares. The Schedule 13D reported 625,000 Preferred Shares, which as of the date of the Schedule 13D/A were convertible into 7,766,009 Common Shares of the Company. Since the filing of the 13D/A, the conversion rate has changed, and the 625,000 Preferred Shares are now convertible into 8,032,923 Common Shares.

(4)

Based upon a Schedule 13G/A filed on February 10, 2021, The Vanguard Group, Inc. (“Vanguard”) reported beneficial ownership of 5,388,970 Common Shares as follows: shared voting power over 56,495 Common Shares, sole dispositive power over 5,287,892 Common Shares and shared dispositive power over 101,078 Common Shares.

(5)

Based upon a Schedule 13G filed on February 12, 2021, Contrarius Investment Management Limited and Contrarius Investment Management (Bermuda) Limited (collectively, “Contrarius”) jointly reported beneficial ownership of 2,645,725 Common Shares as follows: shared voting and dispositive power of 2,645,725 Common Shares.

(6)

Based upon a Schedule 13G filed on February 8, 2021, D. E. Shaw & Company, L.P. and David E. Shaw (collectively, “D.E. Shaw”) jointly reported beneficial ownership of 2,635,215 Common Shares as follows: shared voting power over 2,620,515 Common Shares and shared dispositive power over 2,635,215 Common Shares. D.E. Shaw reported that the 2,635,215 Common Shares beneficially owned are composed of 940,647 shares in the name of D. E. Shaw Valence Portfolios, L.L.C., 100,000 shares that D. E. Shaw Valence Portfolios, L.L.C. has the right to acquire through the exercise of call options, 619,335 shares in the name of D. E. Shaw Oculus Portfolios, L.L.C., 94 shares in the name of D. E. Shaw Asymptote Portfolios, L.L.C., and 975,139 shares under the management of D. E. Shaw Investment Management, L.L.C.

SIGNET JEWELERS	/ 39

OWNERSHIP OF THE COMPANY

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The table below shows the number of Common Shares of the Company beneficially owned (determined in accordance with Rule 13d-3 of the Exchange Act) as of April 30, 2021 by each current Director, each executive officer named in the Summary Compensation Table and all of the Company’s current executive officers and Directors as a group.

Name	Common Shares(1)	Shares that may be acquired within 60 days(2)	Total(3)

H. Todd Stitzer(4)	56,545	9,354	65,899

André V. Branch(4)	136	—	136

Virginia C. Drosos(4)(5)	290,557	—	290,557

R. Mark Graf(4)	14,840	5,952	20,792

Zackery A. Hicks(4)	11,663	5,952	17,615

Helen McCluskey(4)	21,392	5,952	27,344

Sharon L. McCollam(4)	13,936	5,952	19,888

Nancy A. Reardon(4)	13,817	5,952	19,769

Jonathan Seiffer(4)(6)	9,948	5,952	15,900

Brian Tilzer(4)	15,567	5,952	21,519

Eugenia Ulasewicz(4)	20,536	5,952	26,488

Dontá L. Wilson(4)	136	—	136

Joan M. Hilson(7)	55,459	—	55,459

Jamie L. Singleton(7)	37,732	6,000	43,732

Rebecca S. Wooters(7)	21,715	—	21,715

Oded Edelman(7)	187,273	—	187,273

All Current Executive Officers and Directors as a group (21 persons)	852,594	68,970	921,564

(1)	No Common Shares are pledged as security. All Common Shares are owned directly with the exception of Oded Edelman, who holds 125,398 Common Shares through a wholly-owned entity.

(2)	Includes Common Shares that may be acquired upon the exercise of stock options or upon vesting of time-based restricted stock units.

(3)	All holdings represent less than 1% of the Common Shares issued and outstanding. No Preferred Shares are held by our Directors or executive officers.

(4)	Director

(5)	CEO

(6)

GEI VI, GEI Side VI, Associates VI-A and Associates VI-B are the direct owners of 625,000 Preferred Shares that are convertible into 8,032,923 Common Shares. Mr. Seiffer directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed to be an indirect beneficial owner of the shares owned by GEI VI, GEI Side VI, Associates VI-A and Associates VI-B. Mr. Seiffer disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein.

(7)	Executive officer

See “CDA” and “Director Compensation” below for a discussion of the Company’s Share Ownership Policies applicable to executive officers and Directors, respectively.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, require our Directors and executive officers and any persons who beneficially own more than 10% of our common stock (collectively “Reporting Persons”) to file reports of their ownership and changes in beneficial ownership of common stock with the SEC. Based solely on our review of forms filed electronically with the SEC and written representations from Reporting Persons, we believe that all filings required to be made under Section 16(a) during Fiscal 2021 were timely filed with the exception of one late Form 3 filed on behalf of Jamie Singleton relating to her designation as a Reporting Person, and one late amendment to a Form 3 filed on behalf of Stash Ptak to report stock options that were inadvertently omitted from his original, timely filed Form 3.

40 /	2021 PROXY STATEMENT

Executive Officers of the Company

The names, ages of and positions held by the executive officers of the Company are presented below.

Executive Officer	Age	Position

Virginia C. Drosos	58	Chief Executive Officer

Joan M. Hilson	61	Chief Financial and Strategy Officer

William R. Brace	54	President—Jared and Jewelry Services

Oded Edelman	54	Chief Digital Innovation Advisor and President—James Allen

Mary Elizabeth Finn	60	Chief People Officer

Stephen E. Lovejoy	55	Chief Supply Chain Officer

Howard A. Melnick	59	Chief Information Officer

Stash Ptak	42	General Counsel and Senior Vice President Legal Compliance and Risk

Jamie L. Singleton	59	President—Kay, Zales and Peoples and Chief Marketing Officer

Rebecca S. Wooters	50	Chief Digital Officer

Virginia C. Drosos, 58—see biographical information in section “Proposal 1: Election of Directors—Virginia C. Drosos.”

Joan M. Hilson, 61, joined Signet in March 2019 and became Chief Financial Officer in April 2019 and Chief Strategy Officer in March 2021. Ms. Hilson brings over 30 years of leadership experience in retail corporate finance, with extensive experience in business planning, merchandise planning, inventory management, and cost optimization. Before Signet, Ms. Hilson was EVP, Chief Financial and Operating Officer of David’s Bridal, Inc., a wedding gown and formal wear retailer, from March 2014 to February 2019. Prior to that she was the Chief Financial Officer of American Eagle Outfitters, a publicly traded clothing retailer, and held several roles within Limited Brands, a publicly traded clothing and specialty retailer, including Chief Financial Officer of the Victoria’s Secret stores division.

William R. Brace, 54, joined Signet in September 2018 as Executive General Manager of Jared, and added responsibilities for the Services business unit in 2020. He served as our Chief Marketing Officer from September 2018 to May 2021. He has overall P&L responsibility for our Jared banner, and leads the growth and development of our suite of services to improve the jewelry ownership experience and lifetime value for our customers. Prior to Signet, he held a wide range of executive leadership responsibilities during a 29 year career at Procter & Gamble, where he created several enduring growth successes on several billion-dollar brands and business.

Oded Edelman, 54, became Chief Digital Innovation Advisor in September 2017 and has served as President of James Allen, an online diamond and bridal jewelry retailer, since 2007. Mr. Edelman also serves as the Chief Executive Officer of R2Net Inc., the parent company of James Allen, since he founded it in 2007. Signet completed the acquisition of R2Net Inc. on September 12, 2017. Mr. Edelman has decades of experience in the diamond industry, including international trade, wholesale networking, supply chain management and the creation of polishing innovations.

Mary Elizabeth Finn, 60, became Chief People Officer in May 2018. From January 2017 to May 2018, Ms. Finn served as Chair of Finn Advisory Services, LLC, a consulting firm which she founded. Previously, Ms. Finn was Chief Human Resources Officer of Nielsen from 2013 to 2016 and provided human resources leadership during two major successful transitions: the company’s initial public offering and chief executive officer succession. Prior to Nielsen, she spent 26 years at General Electric. She has significant experience empowering team members during business transformation, developing leaders, providing effective training and development opportunities and building diverse, inclusive, and successful teams throughout her career.

Stephen E. Lovejoy, 55, joined Signet as the Company’s Chief Supply Chain Officer in June 2018. Steve most recently served as Chief Operating Officer for Glanbia PLC, a publicly traded multinational nutrition company, from January 2016 to May 2018. Prior to Glanbia, he served as Senior Vice President Global Supply Chain at Starbucks Coffee Company from March 2010 to December 2015; as Vice President, Global Supply Chain for Method Home Products from July 2009 to February 2010; and as Vice President, Product Supply International at The Clorox Company for 17 years before that.

Howard A. Melnick, 59, became Chief Information Officer (“CIO”) in February 2018, following his service in this position as interim CIO since November 2017. As CIO, he is accountable for developing and implementing our global IT strategies that enable business value. Prior to Signet, Mr. Melnick was Chief Information Officer at Ralph Lauren, a publicly traded clothing and fragrance retailer, from 2008 to 2017. Mr. Melnick previously held technology leadership positions at Marriott International and Pepsi-Cola International. He is also a Certified Public Accountant.

Stash Ptak, 42, became General Counsel and Senior Vice President Legal, Compliance and Risk in June 2019 and oversees the Company’s legal, governance, compliance, enterprise risk management and asset protection functions. He joined the Signet legal team in 2012, initially focused on commercial and real estate matters. Mr. Ptak joined Signet in 2005, and prior to transitioning to the legal team, he served in a number of strategic and analytical roles related to the Company’s optimization of merchandise sales and margins.

Jamie L. Singleton, 59, became Signet’s President of Kay, Zales and Peoples in March 2019, following her service as Executive Vice President of Zales and Peoples Jewelers from June 2017 to March 2019 and Chief Marketing Officer in May 2021. As Chief Marketing Officer, she oversees marketing insight and research, innovation, data analytics, content development, media buying and customer experience. Ms. Singleton previously served as Senior Vice President, General Manager of Piercing Pagoda for Zale Corp., and later Signet, from April 2012 to June 2017, where she achieved significant revenue and profit growth by stabilizing the banner. Prior to joining Zale Corp. she was a Senior Vice President at CPI and David’s Bridal Group after having served in various senior merchandising, sourcing and product development positions at other retail companies.

Rebecca S. Wooters, 50, became Signet’s Chief Digital Officer in April 2020. She has over 25 years of experience across digital strategy and transformation, customer experience, operations, market and product development. Prior to joining Signet, she spent over twelve years with Citi, the consumer division of publicly traded Citigroup, a financial services company, most recently as Chief Customer Experience Officer and Head of Digital Experience for Citi’s Card division since November 2013 and the Global Consumer Bank since April 2018, where she was responsible for customer experience and the evolution of digital servicing, digital channels, and the emerging space of voice, bot and digital messaging. Prior to Citi, Ms. Wooters served in innovation, strategic and marketing roles of increasing responsibility at Experian Decision Analytics and MBNA.

SIGNET JEWELERS	/ 41

Proposal 3: Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The Board recognizes the interest shareholders have in the compensation of executives. In recognition of that interest and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are asking shareholders to cast a vote, on a non-binding advisory basis, on the compensation of the Company’s NEOs as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act (also referred to as “Say-on-Pay”).

As described in the CDA, Signet’s compensation philosophy is to deliver competitive total compensation for achieving annual and long-term financial goals that will recruit, retain, incentivize and reward leaders who will drive the creation of long-term value. Total compensation is targeted at approximately the median of a custom group of comparator companies.

The Human Capital Management & Compensation Committee believes that the Company’s executive compensation programs, executive officer pay levels and individual pay actions approved for executive officers, including NEOs, directly align with the Company’s executive compensation philosophy, fully support the Company’s goals and provide an appropriate balance between risk and incentives. Shareholders are urged to read the CDA section of this Proxy Statement, which discusses in greater detail how compensation policies and procedures implement Signet’s executive compensation philosophy, as well as the compensation tables and narrative discussion.

Shareholders are asked to indicate their support for the Company’s NEO compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, shareholders are asked to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Signet’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Shareholders should note that the vote is advisory and not binding on the Company and its Board or Human Capital Management & Compensation Committee. The Board and Human Capital Management & Compensation Committee value the opinion of shareholders, and to the extent there is any significant vote against the NEO compensation as disclosed in the Proxy Statement, shareholder concerns will be considered and the Human Capital Management & Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors Recommends a Vote “FOR” this Proposal.

42 /	2021 PROXY STATEMENT

Executive Compensation

VIRGINIA C. DROSOS CHIEF EXECUTIVE OFFICER

JOAN M. HILSON CHIEF FINANCIAL AND STRATEGY OFFICER

JAMIE L. SINGLETON PRESIDENT–KAY, ZALES & PEOPLES AND CHIEF MARKETING OFFICER

REBECCA S. WOOTERS CHIEF DIGITAL OFFICER

ODED EDELMAN CHIEF DIGITAL INNOVATION ADVISOR AND PRESIDENT— JAMES ALLEN

SIGNET JEWELERS	/ 43

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis section (“CDA”) describes:

◆	the Company’s executive compensation objectives;

◆	the role of the Human Capital Management & Compensation Committee and the philosophy it has established to meet these objectives;

◆	the Company’s executive compensation policies; and

◆	the material elements of compensation awarded to, earned by, or paid to our named executive officers (each, an “NEO”, and collectively, the “NEOs”).

NEO	Position

Virginia C. Drosos	Chief Executive Officer

Joan M. Hilson	Chief Financial and Strategy Officer

Jamie L. Singleton	President—Kay, Zales and Peoples and Chief Marketing Officer

Rebecca Wooters	Chief Digital Officer

Oded Edelman	Chief Digital Innovation Advisor and President—James Allen

Signet’s fiscal year, which ended January 30, 2021 (“Fiscal 2021”), was the third year of a multi-year plan entitled “Path to Brilliance” to accomplish a transformation of the Company under the leadership of our CEO. The relentless execution of our Path to Brilliance priorities of putting the customer first, driving OmniChannel growth, and thriving in a culture of agility and efficiency, helped the Company deliver notable results during the third year and total Path to Brilliance commitments, despite the considerable macro-economic hurdles and direct impact of the COVID-19 pandemic on the Company’s operations, which included store closures, decreased mall traffic, pressure on online sales and liquidity concerns. In doing so, we completed the first phase of the Company’s transformation into the OmniChannel leader of the jewelry industry. This transformation was particularly evident as shown in the Company’s performance as shown in the “Executive Summary” section of this Compensation Discussion and Analysis (“CDA”) below.

The goal of Path to Brilliance was to restore Signet’s near-term growth and position it for sustainable long-term growth. That goal has been achieved with clear strategies, excellent execution, and industry-leading capability at all levels of the organization. Path to Brilliance established a solid foundation for the next phase of our transformation—Inspiring Brilliance—which aims higher than Path to Brilliance to achieve long-term growth and is inspired by our Corporate purpose of Inspiring Love.

In light of the challenges presented by the COVID-19 pandemic, the Human Capital Management & Compensation Committee (hereinafter in this CDA referred to as, the “Committee”) took special action related to each pay element during Fiscal 2021 to balance the economic uncertainty and cash flow constraints with the need to reward, incentivize and retain the leadership team. These special actions included:

◆	Approving a voluntary reduction in senior executive salaries for a portion of Fiscal 2021 to preserve liquidity while a majority of our stores were closed;

◆

Bifurcating the annual incentive under our Short Term Incentive Plan (“STIP”) into two seasonal periods with the first half of the Fiscal 2021 STIP based 100% on liquidity and the second half based 50% on liquidity and 50% on comparable sales, with both periods achieving the maximum level of payout; and

◆

Delaying the grant of performance-based restricted stock units by four months to August 2020, shifting the measurement focus to Free Cash Flow (as defined below) and Revenue and shortening the performance measurement period from three-years to two-years with an additional year of service required for vesting.

Each of these actions is described in greater detail throughout this CDA.

The Committee took decisive actions that were directly tied to the need to quickly pivot to a digital first company, preserve liquidity, and incentivize revenue recovery and growth. At the time these actions were taken, the Committee did not know and could not have predicted the duration or magnitude of the impact the COVID-19 pandemic would have on business performance, including the impact of store closings, and customers’ willingness to embrace the Company’s newly introduced digital capabilities and purchase jewelry through eCommerce. These decisions and the corresponding changes, developed in the face of the pandemic, were successful in achieving their objectives.

44 /	2021 PROXY STATEMENT

  COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The connection between pay, performance and shareholder interests is critical in the design of all of our executive compensation plans. The Company’s strong commitment to pay-for performance is demonstrated by the link between actual performance and incentive payouts in both the short-term and long-term. The Company’s outstanding performance and response to the pandemic directly impacted compensation paid to the NEOs in Fiscal 2021 as a result of the achievements made despite the significant hurdles presented by the pandemic, including a period of store closures. As reported in the Annual Report on Form 10-K and in other public disclosures, we made meaningful progress on achieving the goals of the Path to Brilliance transformation plan during Fiscal 2021, and the second half of Fiscal 2021 exceeded expectations, which impacted full year results. Examples of this progress include:

◆	Fiscal 2021 second-half total sales growth of 4.4% with same-store sales growth of 9.9%;

◆	eCommerce sales growth in excess of 70% in the second half of Fiscal 2021, with eCommerce penetration growth to more than 20% of sales and a 57.9% increase in eCommerce sales year-over-year;

◆	5 times increase in eCommerce shipping capacity compared to the prior year, with greater than 98% on-time delivery of customer eCommerce orders;

◆	Approximately $300 million in cumulative three-year cost savings through the end of Fiscal 2021 to fund reinvestment in growth; and

◆

A strengthened balance sheet, with 13% inventory reduction compared to the prior year and had $1.2 billion in cash at year-end after paying down the full outstanding balances on our ABL Revolving Facility and FILO loan.

As a result of these accomplishments, the annual STIP paid at the maximum level of 200%. The Company also took broad-based compensation actions for team members in store operations including:

◆	Awarding Love Takes Care™ appreciation bonuses of $500 for all full-time eligible field team members and $250 for all part-time eligible field team members (paid to over 16,000 team members); and

◆	Committing to a path to a minimum of $15/hour wages for hourly team members in the US and Canada by May 2022.

However, the pandemic was a considerable headwind to our ability to achieve the long-term goals established for the performance-based restricted stock units (“PSUs”) granted under the Fiscal 2019-21 Long Term Incentive Plan (“LTIP”). Performance for the three-year period fell short of the Fiscal 2019-21 performance threshold goals, therefore, no shares were earned.

No COVID-related adjustments were made to the performance goals for all of the then-outstanding LTIP cycles despite the disruption of the pandemic. The table below shows achievement for each period shaded:

	Payout %

Incentive Plan and Performance Period	< Threshold	Threshold	Target	Maximum

1st Half of Fiscal 2021 STIP	0%	0%	100%	200%

2nd Half of Fiscal 2021 STIP	0%	0%	100%	200%*

Fiscal 2019-2021 LTIP	0%	25%	100%	200%
*

Includes the impact of a Total Shareholder Return (“TSR”) modifier for the CEO and her direct reports, including the NEOs. See the description of the TSR modifier in the “Annual Bonus under the Short-Term Incentive Plan (“STIP”)” section of this CDA.

SIGNET JEWELERS	/ 45

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Our executive compensation philosophy is to provide an attractive, competitive and market-based total compensation program tied to performance and aligned with our objectives for long-term value creation. Our objective is to recruit, retain, incentivize and reward the quality of executive officers necessary to deliver sustained high performance to our shareholders and customers.

Principle	Design

Attract and retain high caliber executives.

The Company’s intention is for NEO target total compensation to be market-competitive with similarly-sized, comparator companies, including the Company’s 15 member peer group described elsewhere in this CDA. NEOs have base salaries and benefits that are market competitive and incentivize retention.

A portion of NEO long-term incentives are delivered in time-based equity that vests over three years. and promotes retention.

Deliver a majority of NEO compensation in at-risk, performance-based vehicles measuring annual and multi-year performance.

STIP and LTIP awards are variable and at-risk and tied to performance of the Company. The percentage of at-risk compensation increases in line with the responsibility, experience and direct influence over the Company’s performance.

STIP and LTIP metrics are aligned with key drivers of long-term growth in shareholder value, such as, top- and bottom-line growth, the efficient use of capital, and during Fiscal 2021, Liquidity and Free Cash Flow. Incentive programs measure performance against rigorous annual (STIP) and multi-year (LTIP) performance goals.

Align interests of senior management with Shareholders, and require all NEOs to build a substantial interest in the Company’s shares.	A significant portion of NEO total compensation is delivered in equity. All NEOs are subject to share ownership guidelines.

Compensation Overview, Objectives and Key Features

The Company’s executive compensation program contains the following key components:

Component	Objective	Key Features and Alignment

Base salary	Provide a fixed level of pay that is not at risk and reflects individual experience and ongoing contribution and performance.	Designed to be competitive and retain key executive officers and allow us to attract high caliber executive officers to lead our strategic plan.

Annual bonus (STIP)	Motivate and reward achievement of annual financial results against established annual goals of the Company.	Cash awards dependent on the degree of achievement against annual performance targets that align with our strategic plan and focused on profitable growth.

Long-term incentives (LTIP) ◆ Time-based restricted stock units (“RSUs”) ◆ Performance-based restricted stock units (“PSUs”)	Align management with long-term shareholder interests; retain executive officers; motivate and reward achievement of sustainable earnings growth and returns over time.	RSUs vest upon the continuance of service; PSUs require achievement of Company financial goals over a two or three-year performance period and require continued service.

In addition, executives receive a benefits package, which includes our deferred compensation plan, 401(k) Plan, health and life insurance and reimbursement of relocation expenses. The objective of the benefits package is to attract and retain talented executive officers.

46 /	2021 PROXY STATEMENT

  COMPENSATION DISCUSSION AND ANALYSIS

Total Direct Compensation

The Committee strives to achieve an appropriate mix between the various elements of our compensation program to meet our compensation objectives. A significant portion of executive compensation is variable and tied to the Company’s financial performance.

The following charts illustrate the total direct compensation mix for the Company’s CEO and other NEOs during Fiscal 2021. As these charts show, approximately 85% of the CEO’s total target compensation is variable pay, comprised of 54% at-risk (variable) and 31% time-vested (variable), with the remaining 15% base salary (fixed). The other NEOs’ average target compensation is approximately 69% variable pay, comprised of 48% at-risk (variable) and 21% time-vested (variable), with the remaining 31% base salary (fixed). This mix of variable and fixed pay aligns with shareholder interests over the short-term and long-term.

Summary of Target Compensation of our Chief Executive Officer in Fiscal 2021

There have been no changes to Ms. Drosos’s target base salary or target annual STIP bonus since she was hired in Fiscal 2018. In Fiscal 2021, the Committee increased the long-term incentive target under the LTIP for Ms. Drosos by $250,000 based on her strong performance, demonstrated leadership and position relative to the peer group median. As a result, her target total compensation increased by 2.6% for Fiscal 2021.

TARGET COMPENSATION

Compensation Component	FY 20 Target	FY 21 Target	% Increase Year-Over-Year

Base Salary	$1,500,000	$1,500,000	0%

Annual STIP Bonus	$2,250,000	$2,250,000	0%

Total Annual Cash	$3,750,000	$3,750,000	0%

Total Long-Term Equity	$6,000,000	$6,250,000	4.2%

Total Target Compensation	$9,750,000	$10,000,000	2.6%

Additionally, as described in more detail in the “Elements of NEO Compensation—Long-Term Incentive Plan” section of this CDA, the equity mix of Ms. Drosos’s LTIP was changed to an equal split of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) (from 35% RSUs and 65% PSUs in Fiscal 2020). The changes helped create better alignment with the peer group and came at a time of uncertainty, when long-term goals were challenging to set. In an effort to conserve cash flow, Ms. Drosos’s base salary was voluntarily reduced by 50% during the period between April 4, 2020 to September 9, 2020, and half of the base salary reduction was paid in the form of Common Shares. The table above set forth a comparison between Fiscal 2020 and Fiscal 2021 total CEO target compensation:

SIGNET JEWELERS	/ 47

COMPENSATION DISCUSSION AND ANALYSIS

Commitment to Sound Compensation Practices and Governance

What We Do:

◆ Align pay to performance and Company strategy

◆ Set rigorous, objective performance goals and tie vesting of performance-based equity awards to service over multiple years

◆ Oversight of compensation and benefit programs by independent Board of Directors

◆ Impose and monitor meaningful stock ownership requirements

◆ Maintain a clawback policy

◆ Retain independent compensation consultant

◆ Set maximum payout limits on all variable compensation

◆ Mitigate undue risk in compensation programs

◆ Require double-trigger vesting for severance and change-in-control benefits and LTIP awards

What We Do Not Do:

◆ No excise tax gross-ups in connection with a change in control

◆ No dividend equivalents paid on performance share units

◆ No hedging transactions, short sales or pledging of Company stock

◆ No resetting of performance targets

◆ No excessive severance benefits

Consideration of “Say-on-Pay” Vote

In June 2020, our Say-on-Pay proposal passed with 92.66% of the shareholder advisory votes cast in favor of the Company’s executive compensation program. The Committee concluded that shareholders were supportive of the Company’s executive compensation philosophy and design. The Committee will continue to consider Say-on-Pay results in the design of the Company’s compensation program.

OUR COMMITMENT TO PAY FOR PERFORMANCE

Our strong commitment to pay-for-performance is demonstrated by the link between actual performance and incentive payouts, both short- and long-term. The Committee sets short-term and long-term performance goals at challenging levels to incentivize outstanding achievement by our executive officers. Variable pay makes up 85% of the CEO’s compensation, with 54% at-risk and 31% time-vested. Variable pay for the other NEOs averages 69%, with 48% at-risk and 21% time-vested. As noted, we made meaningful progress against the goals of the Path to Brilliance transformation plan during Fiscal 2021, and the second half of Fiscal 2021 exceeded expectations. This strong performance resulted in a 200% payout under our STIP, but such performance did not, when combined with Fiscal 2019 and Fiscal 2020 performance, result in a PSU payout under the Fiscal 2019-21 LTIP grant. The Fiscal 2019-21 LTIP performance metrics were based 80% on Cumulative Consolidated Operating Income and 20% on Return on Invested Capital.

48 /	2021 PROXY STATEMENT

  COMPENSATION DISCUSSION AND ANALYSIS

The STIP aligns short-term cash incentives with the level of individual performance and contributions to the Company’s overall performance. For NEOs at the corporate level (all NEOs other than Ms. Singleton and Mr. Edelman), 100% of the STIP award opportunity is based on the achievement of corporate-wide performance goals.

For Fiscal 2021, the STIP performance metrics included:

◆	100% liquidity for the first half of Fiscal 2021; and

◆	50% comparable sales and 50% liquidity for the second half of Fiscal 2021.

For Ms. Singleton and Mr. Edelman, who have banner leadership roles, the second half STIP award opportunity was split evenly between corporate-wide performance goals and banner performance goals.

	First Half of Fiscal 2021 Annual Incentive (STIP)			Second Half of Fiscal 2021 Annual Incentive (STIP)

Name	Corporate	Banner	Payout % Range	Corporate	Banner	Payout % Range*

Virginia C. Drosos	100%	0%	0-200%	100%	0%	0-150%

Joan M. Hilson	100%	0%	0-200%	100%	0%	0-150%

Jamie L. Singleton	100%	0%	0-200%	50%	50%	0-150%

Rebecca Wooters	100%	0%	0-200%	100%	100%	0-150%

Oded Edelman	100%	0%	0-200%	50%	50%	0-150%

*	Outstanding Total Shareholder Return modifier results could lift to a 200% payout

PSUs granted under the LTIP align long-term incentives with corporate-wide performance over a two or three-year period for all participants. Payout of PSUs under the LTIP is based on the achievement of performance metrics established at the grant date measured over a two or three-fiscal year performance measurement cycle (and full vesting requires three-years of service from the beginning of the performance measurement cycle). The Fiscal 2021-23 PSU grant utilized metrics of 50% Free Cash Flow and 50% Revenue, each measured over two years (Fiscal 2021 through Fiscal 2022). PSU payouts typically range from 0% to 200% of target, based on the level of performance achievement during the applicable performance period, with a payout of 25% of target at threshold performance. For the Fiscal 2021-23 PSU grant, maximum payout was capped at 175% to conserve share usage under the Signet Jewelers Limited 2018 Omnibus Incentive Plan (as amended and restated to the date hereto, the “Omnibus Plan”).

More information with respect to the selection of these performance metrics, actual performance and resulting payouts under the STIP and LTIP, along with other elements of our executive compensation program, is provided below.

HOW EXECUTIVE COMPENSATION IS DETERMINED

Role of the Human Capital Management & Compensation Committee

The Committee sets the compensation for the Company’s NEOs to help retain and motivate them to achieve our business objectives and ensure that they are appropriately rewarded for their individual contributions to our performance. In doing so, the Committee considers the interests of shareholders, the financial and commercial health of the business, compensation parameters for all levels of the organization, and other conditions throughout Signet. The Committee also ensures that our executive compensation program remains competitive, as discussed above.

The Committee’s objective is to deliver and maintain competitive executive compensation in accordance with our compensation principles. In doing so, the Committee:

◆	Annually reviews and approves executive officer incentive programs, goals and objectives to align with our Company’s performance targets and business strategies;

◆	Evaluates each executive officer’s responsibilities and actual performance in light of our Company’s performance goals and business strategies;

◆

Evaluates the competitiveness of each executive officer’s compensation package against our peer group, along with other factors such as an executive officer’s performance, retention and the availability of replacement talent;

◆

Reviews all elements of compensation (tally sheets), including benefits, perquisites and potential payments upon termination or change of control, to understand how each element of compensation relates to other elements and to the compensation package as a whole; and

◆

Approves and in the case of the CEO, recommends to the full Board any changes to the total compensation package of each executive officer, including but not limited to, base salary, annual and long-term incentive award opportunities, payouts and retention programs.

SIGNET JEWELERS	/ 49

COMPENSATION DISCUSSION AND ANALYSIS

Following this analysis, the Committee reviewed the executive compensation recommendations with the independent members of our Board of Directors before final approval and, for Fiscal 2021, the independent members of our Board of Directors approved the compensation structures that were established to address the impact of the pandemic on the business.

The Committee’s charter, which more fully sets out its duties and responsibilities, as well as other matters, can be found on our website at www.signetjewelers.com/investors/corporate-governance/documents-and-charters. In addition, please see the description of the Committee included under “Human Capital Management & Compensation Committee” within the “Board of Directors and Corporate Governance” section of this Proxy Statement.

Role of Compensation Consultants

Our independent compensation consultant, Semler Brossy, is retained by the Committee to provide the following services for the benefit of the Committee:

◆	Competitive market pay analysis for the CEO, other executive officers and non-employee Directors;

◆	Market trends in CEO, other executive officer and non-employee Director compensation;

◆	Pay-for-performance analysis and review of risk in the Company’s pay programs;

◆	Advise with regard to the latest regulatory, governance, technical and financial considerations impacting executive compensation and benefit programs;

◆	Assistance with the design of executive compensation and benefit programs, as needed;

◆	Annual review of the compensation benchmarking peer group; and

◆	Other items as determined appropriate by the Chair of the Committee.

Semler Brossy’s services to the Company are limited to the non-employee Director and executive compensation areas noted above; Semler Brossy has done no other work for the Company. The Committee reviews and evaluates the independence of its consultant each year and has the final authority to hire and terminate the consultant. In considering Semler Brossy’s independence, numerous factors were reviewed relating to Semler Brossy and the individuals employed by Semler Brossy who provided services to the Company, including those factors required to be considered pursuant to SEC and NYSE rules. Based on a review of these factors, the Committee determined that Semler Brossy is independent and that its engagement did not raise any conflict of interest.

Role of Executives

The CEO reviews with the Committee a performance assessment for each of the other NEOs and, at the beginning of each fiscal year, recommends their target compensation levels, including salaries and target STIP and LTIP incentive levels. The Committee factors in these assessments and recommendations, along with other information, to determine final NEO compensation. The Chief Financial Officer and Chief People Officer regularly attend Committee meetings upon request, but are not present for the executive sessions or for any discussion of their own compensation.

The Committee has delegated authority to the CEO to grant share-based awards under the Omnibus Incentive Plan to non-executive officers and others who do not report to the CEO subject to certain parameters with a total not to exceed $2 million, on an annual basis. Any grants made are reviewed at subsequent Committee meetings.

COMPETITIVE BENCHMARKING ANALYSIS

When analyzing the market data provided by our compensation consultant, the Committee focuses on a peer group of companies for benchmarking purposes where possible. The Committee annually reviews the composition of the peer group to assess its continued relevance. The Fiscal 2021 peer group companies had the following characteristics:

◆	Global retail operations;

◆	Headquarters in North America and traded on a North American stock exchange; and

◆	Revenue approximating Signet’s, generally ranging from half to twice the Company’s revenue.

50 /	2021 PROXY STATEMENT

  COMPENSATION DISCUSSION AND ANALYSIS

For Fiscal 2021, the Committee approved the group consisting of the following 15 companies:

Abercrombie & Fitch Co.	L Brands, Inc.	Tiffany & Co.

American Eagle Outfitters, Inc.	Nordstrom Inc.	Ulta Beauty Inc.

Capri Holdings Limited	PVH Corp.	Urban Outfitters Inc.

Dick’s Sporting Goods Inc.	Ralph Lauren Corporation	V.F. Corporation

Foot Locker, Inc.	Tapestry Inc.	Williams-Sonoma, Inc.

Hudson’s Bay was taken private in March 2020 and was removed from the peer group for Fiscal 2021.

The table below shows a statistical comparison of trailing four quarter revenues and fiscal year end market capitalization between the Company and its peer group.

Measure	Signet	Peer Minimum	Peer Maximum	Peer Median	Peer Average

Revenue (in billions)	$5.2	$3.2	$11.7	$6.3	$6.6

Market Capitalization (in billions)*	$2.1	$1.4	$30.0	$6.2	$8.5

*	Excluding Tiffany & Co. due to its acquisition.

The peer group was the primary source of market data for the purposes of executive compensation benchmarking but was supplemented by Equilar survey data covering a broader group of retail companies with similar revenues for select executives.

Individually, and in the aggregate, target total compensation for the NEOs in Fiscal 2021 was below the peer group median. The Committee generally targets median pay positioning for our executives and may vary positioning due to experience, performance and criticality of the role. Positioning in Fiscal 2021 was below median for the following reasons for NEOs at Signet: experience in role (Mss. Hilson and Singleton), new to Signet (Ms. Wooters) or were in a technology-focused role in which the market data has changed substantially year-over-year (Mr. Edelman and Ms. Wooters).

ELEMENTS OF NEO COMPENSATION

Base Salary

Each NEO receives a fixed level of base salary as compensation for services rendered during the fiscal year. Base salaries are monitored to support the executive compensation program’s objectives of attracting and retaining management.

The annualized base salaries of the NEOs for Fiscal 2021 and Fiscal 2020 are listed in the table below. In March 2020, Ms. Hilson received a $75,000 (10.7%) salary increase to recognize her strong performance and to improve competitive positioning relative to median market pay. Similarly, Ms. Singleton received a $200,000 (36.4%) salary increase upon being named to an executive officer position, to recognize the turnaround of Zales and strong progress of Kay Jewelers, increased responsibilities for Sourcing and to improve her competitive positioning relative to market median pay. None of the other NEOs or the CEO received an increase in base salary during Fiscal 2021.

NEO	Fiscal 2021 Salary(1)	Fiscal 2020 Salary	Salary Increase %

Virginia C. Drosos	$1,500,000	$1,500,000	0.0%

Joan M. Hilson	$775,000	$700,000	10.7%

Jamie L. Singleton	$750,000	$550,000	36.4%

Rebecca Wooters	$650,000	$650,000	0.0%

Oded Edelman	$525,000	$525,000	0.0%

(1)

Amounts shown are annualized for each NEO and do not reflect the voluntary and temporary salary reductions to conserve cash as a result of the COVID-19 pandemic’s impact on the Company. The actual salary received by each NEO during Fiscal 2021is set forth in the Summary Compensation Table.

In order to proactively manage the business during the COVID-19 pandemic, Signet took many actions to conserve cash. Among these actions was to enact voluntary and temporary salary reductions for senior leaders, including the CEO and all NEOs. Beginning April 4, 2020, Mss. Drosos, Hilson, and Singleton and Mr. Edelman each received a 50% reduction in salary and Ms. Wooters (beginning on her date hire date on April 16, 2020) received a 35% reduction in salary. During the temporary pay reductions, half of the salary reduction amount was paid in Common Shares in lieu of cash and without a vesting requirement. The Common Shares awarded in lieu of half of the salary reduction were

SIGNET JEWELERS	/ 51

COMPENSATION DISCUSSION AND ANALYSIS

modest in amount, awarded on a monthly basis beginning in May 2020 at a value based on the 20-day rolling average of the closing price of the Common Shares leading up to and including the dates of grant, and within the aggregate 5% limitation in our Omnibus Plan of shares that can be awarded without a minimum vesting requirement. By September 9, 2020 for Mss. Drosos, Hilson and Singleton, and August 2, 2020 for Ms. Wooters and Mr. Edelman, the pre-COVID-19 salaries were reinstated in cash. The following table illustrates the breakdown between the base salaries paid in cash and Common Shares during Fiscal 2021.

NEO	Fiscal 2021 Salary Paid in Cash	Fiscal 2021 Salary Paid in Common Shares(1)	Total Salary as Reported in the Summary Compensation Table

Virginia C. Drosos	$1,182,693	$185,667	$1,368,359

Joan M. Hilson	$603,846	$95,889	$699,735

Jamie L. Singleton	$572,116	$92,813	$664,929

Rebecca Wooters	$439,375	$38,056	$477,431

Oded Edelman	$463,972	$50,492	$514,464

(1)	Amounts shown are based on the fair market value for each grant date and are consistent with reporting in the Summary Compensation Table.

Annual Bonus under the Short-Term Incentive Plan (“STIP”)

Annual bonus performance targets and actual bonuses paid under the STIP are reviewed and approved by the Committee each year. The annual STIP bonus focuses on achieving challenging annual performance objectives and is based on a pre-determined formula based on corporate-wide performance for our corporate-level NEOs and both corporate-wide and banner-specific performance for our NEOs in banner leadership roles, such as Ms. Singleton and Mr. Edelman. In determining the performance target at the start of each year, the Committee considers the Company’s current business plans, budget and relevant market data, including the relative positioning of the Company’s performance in its sector. The Committee sets a maximum bonus payout opportunity each year, which historically has been twice the target level, and a threshold performance level, below which no payments have historically been made.

Fiscal 2021 STIP

The Fiscal 2021 annual review process coincided with the onset of the pandemic in the first quarter of Fiscal 2021, making it a very difficult time to assess potential business performance and establish meaningful goals for the entirety of Fiscal 2021. In April 2020, the Committee approved a bifurcated structure for the STIP with independent goals to be set for both the first half and second half of the fiscal year. The first half STIP performance metric was 100% liquidity as the Company was focused on tightly managing cash and expenses to offset negative impacts and uncertainty of the COVID-19 pandemic and preserve the ability to maintain, invest in and grow the business. The Committee deferred the establishment of the second half STIP goals until August 2020 to allow for better line of sight regarding the impact on the Company’s business operations due to the COVID-19 pandemic. While liquidity remained a focal point, top-line growth was added as the Committee established second half goals of 50% liquidity and 50% comparable sales.

The Committee reduced the maximum achievement amount for the second half Fiscal 2021 STIP to 150% of target, compared to a historical maximum of 200% for the CEO and her direct reports, due to challenges presented in determining performance goals in light of the COVID-19 pandemic. In addition, the Committee established a discretionary modifier tied to the Company’s relative Total Shareholder Return (“TSR”) performance compared to the Company’s peer group to create additional alignment of management rewards with shareholder return. The TSR modifier would allow the maximum payment for the second half Fiscal 2021 STIP to be increased up to 200%, the historical maximum, if second half liquidity and comparable sales reached maximum achievement and relative TSR considerably outpaced peers. Conversely, if the Company’s TSR had lagged the peers, the maximum payout would have been capped at 150%. The CEO and her direct reports needed to deliver outstanding TSR positioning versus the peer group to receive more than the 150% maximum achievement amount during the second half of Fiscal 2021.

For all NEOs, other than Ms. Singleton and Mr. Edelman, the Fiscal 2021 STIP award opportunities were based 100% on the achievement of corporate-wide performance targets. As the President of Kay, Zales and Peoples and Chief Marketing Officer, Ms. Singleton’s Fiscal 2021 STIP award opportunity was based 50% on the corporate-wide performance targets noted above and 50% on Kay and Zales/Peoples banner-specific performance targets. As President of James Allen and Chief Digital Innovation Advisor, Mr. Edelman’s Fiscal 2021 STIP award opportunity was based 50% on corporate-wide performance targets noted above and 50% on James Allen banner-specific performance targets. The Committee incorporated the banner-specific metrics into Ms. Singleton’s and

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  COMPENSATION DISCUSSION AND ANALYSIS

Mr. Edelman’s Fiscal 2021 STIP award opportunity to incentivize sales growth and profitability at the banner levels and harmonize such banner’ financial goals with those of Signet as a whole.

First Half of Fiscal 2021 STIP Target

Second Half of Fiscal 2021 STIP Targets

Fiscal 2021 target and potential maximum STIP bonuses as a percentage of salary were as set out below. These bonus targets were increased for Ms. Hilson and Ms. Singleton during Fiscal 2021 and remained the same as Fiscal 2020 for the other NEOs who were employed by the Company in both periods. Ms. Hilson and Ms. Singleton had STIP targets increased from 75% to 100% of their respective base salaries for Fiscal 2021 to bring them closer to the market median and to reflect their outstanding performance and contributions to the Company.

NEO	Target STIP Bonus as a Percentage of Base Salary	Maximum STIP Bonus as a Percentage of Base Salary	Maximum STIP Bonus as a Percentage of Base Salary with the Second Half TSR Modifier

Virginia C. Drosos	150%	262.50%	300%

Joan M. Hilson	100%	175%	200%

Jamie L. Singleton	100%	175%	200%

Rebecca Wooters	75%	131.25%	150%

Oded Edelman	75%	131.25%	150%

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COMPENSATION DISCUSSION AND ANALYSIS

Performance must exceed threshold goals to earn a STIP bonus payout, which is paid on a linear basis from 0% to 100% of the target bonus. Performance in excess of the target up to the maximum results in a bonus paid on a linear basis from 100% to 200% of the target bonus for the first half of Fiscal 2021 STIP and 100% to 150% for the second half of the Fiscal 2021 STIP. At or below threshold performance levels, no bonus is paid to executives. The weighting, threshold, target, maximum and actual payouts for the corporate-wide performance metrics for the bifurcated first half and second half of the Fiscal 2021 STIP were as follows:

Corporate-Wide Performance Metrics	Weighting	Threshold	Target	Max	Actual Achieved	Payout as % of Target*

First Half of Fiscal 2021—Liquidity (in millions)	100%	$600	$640—$650	$750	$1,427	200%

Second Half of Fiscal 2021—Comparable Sales % (negative)**	50%	(20)%	(18)%—(16)%	(13)%	9.9%	200%

Second Half of Fiscal 2021—Liquidity (in millions)	50%	$1,220	$1,350—$1,375	$1,480	$2,287	200%
*	Achieved 150% and TSR performance (described below) provided a lift to a 200% payout for the second half of the Fiscal 2021 STIP

**	Comparable sales include physical and eCommerce sales.

The Committee established second half Fiscal 2021 STIP goals to challenge the Company to deliver significant liquidity while anticipating negative comparable sales during the second half of Fiscal 2021. The liquidity target for the second half of the STIP was set at an amount below the level achieved during first half of Fiscal 2021, reflecting the return of furloughed employees, anticipated resumption of operations in the third and fourth quarters, and the necessary buildup for the critical holiday selling period. The comparable sales target was established to reflect the significant uncertainty presented by the COVID-19 pandemic on the Company’s operations at the time goals were established, including, but not limited to, factors such as store capacity constraints due to government-imposed restrictions, potential for further store closures or re-closures, and anticipated reduction in store traffic during of the critical holiday selling period.

Signet’s performance exceeded the maximum liquidity performance goal in the first half of Fiscal 2021 primarily due to significantly higher sales receipts from eCommerce growth, the addition of our virtual jewelry consultants and excellent cash management. eCommerce sales improvement in excess of forecast was driven by the implementation of enhanced digital capabilities, our pivot in focus to virtual selling, and strong marketing and promotional activity. Brick and mortar store sales exceeded the Company’s forecast as a result of faster than anticipated store openings and strong performance.

Fiscal 2021 second half results also exceeded the maximum STIP performance goals due to continued strong sales performance and liquidity management. The increase of 9.9% in comparable sales, was driven by strong sales growth across all North American banners in the fourth quarter compared to the same period in Fiscal 2020. These results were driven by the execution of enhanced operational strategies to maximize in-store efficiencies to mitigate capacity constraints during peak sales periods, implementation of enhanced digital selling and flexible fulfillment capabilities, higher average transaction values and conversion rates, and continued strong eCommerce performance. Fiscal 2021 second half liquidity achievement was driven by the higher sales noted above and continued cost management efforts, including extended payment terms with vendors, better than forecasted inventory reduction efforts, and slightly lower capital spend.

Due to the Company’s outstanding performance, Signet’s TSR significantly exceeded the peer group and the TSR modifier allowed a payout of 200%. The following table illustrates the Company’s TSR performance relative to its peer group during the Company’s second half of Fiscal 2021:

TSR Performance—Second Half of Fiscal 2021

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  COMPENSATION DISCUSSION AND ANALYSIS

The banner-specific performance metrics in the second half of Fiscal 2021 for Kay and Zales/People applicable to Ms. Singleton, and James Allen applicable to Mr. Edelman were set at challenging levels to incentivize outstanding contributions by each respective banner to Signet’s overall performance. The Kay and Zales/Peoples banners exceeded maximum performance for second half metrics under Ms. Singleton’s leadership. Similarly, James Allen’s second half of Fiscal 2021 performance exceeded maximum performance targets under Mr. Edelman’s leadership. Aggregate banner-specific payout was at 150% of target for both Ms. Singleton as well as Mr. Edelman, which, after applying the TSR modifier noted above, resulted in a payout at 200% of target.

As part of the Fiscal 2021 year-end process, the Committee reviewed the actual performance achieved against the criteria set for Fiscal 2021 and approved the resulting annual bonus payments of 200% of target for the corporate and banner STIP programs as shown in the table below.

NEO	Total Bonus Earned for Fiscal 2021

Virginia C. Drosos	$4,500,000

Joan M. Hilson	$1,347,548

Jamie L. Singleton	$1,289,296

Rebecca Wooters	$975,000

Oded Edelman	$787,500

Long-Term Incentive Plan (“LTIP”)

The Committee believes that long-term share-based incentives are important vehicles to properly focus the executive officers on long-term results, retain key executive officers and align their interests with those of shareholders.

Long-term incentive grants are generally made at the same time as the annual compensation reviews. The value delivered through long-term incentives is determined holistically in the context of total compensation levels. This process, as described above, considers benchmarking data, retention needs, level of responsibility and individual performance.

Fiscal 2021 LTIP Grants

Similar to the Fiscal 2021 STIP, the Fiscal 2021 LTIP grants under the Omnibus Plan were made on a bifurcated basis due to the challenges presented in determining performance goals in light of the pandemic. In addition, the Committee determined that the awards applicable to the NEOs would consist of 50% RSUs and 50% PSUs, representing a change from 65% PSUs and 35% time-RSUs in Fiscal 2020. At the time this change was made, the Committee stated their intention to revisit the structure for future year LTIP awards based on market practices and provide more at risk pay. This temporary rebalancing for the Fiscal 2021 LTIP cycle was implemented to address share usage constraints under the Omnibus Plan and taking into account that PSUs can pay out at over 100% for exceeding target, requiring a higher share reserve. In addition, the equal weighting of RSUs and PSUs more closely aligned with the most common practice amongst the Company’s peers. The RSUs were granted in April 2020 and the PSUs were deferred until August 2020, as discussed below.

The target LTIP award values are based on a percentage of salary, or in the case of Ms. Drosos a flat dollar amount ($6,250,000). Ms. Drosos’s LTIP target was increased by $250,000 from Fiscal 2020 to bring her closer to the market median. Ms. Hilson’s LTIP target was increased from 150% to 175% to improve her LTIP target relative to market median and to reward her outstanding financial leadership. Ms. Singleton’s LTIP target was increased from 110% to 175% to increase her LTIP target relative to market median and to reward her for the turnaround of Zales and strong progress of Kay Jewelers. NEO LTIP targets as expressed as a percentage of salary in the table below:

NEO	Target LTIP Bonus

Virginia C. Drosos	$6,250,000

Joan M. Hilson	175% of Base Salary

Jamie L. Singleton	175% of Base Salary

Rebecca Wooters	110% of Base Salary

Oded Edelman	100% of Base Salary

The number of RSUs and PSUs granted to NEOs in Fiscal 2021 was based upon an award methodology using the average closing price of the Company’s Common Shares on the NYSE for the 20 trading days leading up to and including the grant date. The RSUs were granted on April 27, 2020, based on a stock price of $7.23 and the PSUs

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COMPENSATION DISCUSSION AND ANALYSIS

were granted on August 14, 2020 based on stock price of $12.46. The number of RSUs and PSUs granted to each NEO in Fiscal 2021 using this award methodology is set forth in the “Grants of Plan-Based Awards” table and discussed in more detail below.

Fiscal 2021-23 RSUs

One third of the RSUs granted under the Fiscal 2021-23 LTIP vest on each of the first, second and third anniversary of the grant date subject to continued service with the Company.

In addition to the annual grant of RSUs noted above, Ms. Wooters received a one-time grant of RSUs pursuant to her offer of employment with a value of $350,000 based on the average of the high and low stock price on Ms. Wooter’s date of hire of April 16, 2020. One third of these RSUs vest on each of the first, second and third anniversary of the grant date subject to continued service.

Fiscal 2021-23 PSUs

The Committee postponed the PSU portion of the Fiscal 2021 LTIP grant from April to August to better understand the impact of the COVID-19 pandemic. The Committee elected to shorten the performance measurement period to two cumulative years, to better enable it to forecast and set realistic targets given the uncertain COVID-19 landscape but retained the three-year of service requirement for vesting. The performance targets for the Fiscal 2021 PSUs were weighted 50% on free cash flow and 50% on revenue instead of 20% on return on invested capital and 80% on LTIP operating income, which were used in Fiscal 2020.

Revenue was chosen to ensure focus on top line recovery and eCommerce and new services growth. Free cash flow was chosen as it accounts for both operating income and working capital efficiency. Free cash flow, a non-GAAP measure, is defined as the net cash provided by operating activities less purchases of property, plant and equipment. Management considers this to be helpful in understanding how the business is generating cash from its operating and investing activities that can be used to meet the financing needs of the business and serves as a key indicator of the Company’s transition through the COVID-19 pandemic.

LTIP Performance Targets

The level of achievement for two-year cumulative free cash flow and revenue will payout at 25% (minimum) upon achievement of threshold levels of target performance, 100% upon achievement of target performance and 175% (maximum) upon achievement of the maximum target levels of performance. The maximum payout applicable to the Fiscal 21-23 PSUs was reduced from the maximum payout of 200% from prior year PSU awards, due to concern over share usage under the Omnibus Plan given the Company’s low stock price during the economic uncertainty related to the pandemic and consistent with other companies in the peer group and across other industries during the pandemic.

Fiscal 2021—23 LTIP Payout Schedule

Performance Measure	Weighting	Threshold (Pays 25% of Target Award)	Target (Pays 100% of Target Award)	Maximum (Pays 175% of Target Award)

2-Year Cumulative Revenue	50%	93.3% of target performance	100%	104% of target performance

2-Year Cumulative Free Cash Flow	50%	85% of target performance	100%	130% of target performance

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  COMPENSATION DISCUSSION AND ANALYSIS

The performance targets and actual performance as measured against the targets will be disclosed at the end of the two-year performance period and the awards will vest after an additional year of service, ending on the third anniversary of the grant date.

Determinations Related to Vesting of Previously Granted Performance-Based LTIP Awards

In March 2021, the Committee certified performance for the three-year PSUs granted in Fiscal 2019, covering the performance period of Fiscal 2019-21. These awards were weighted 80% on cumulative consolidated operating income (“LTIP Operating Income”) and 20% on return on invested capital (“LTIP ROIC”). LTIP Operating Income, a non-GAAP measure, is the reported operating income for the Company, excluding the impact of items the Company normalizes for public reporting and adjusted to reflect results at constant currency. LTIP ROIC is a non-GAAP measure calculated as being the annual consolidated operating income in respect of the applicable fiscal year divided by the two-point, average year-end invested capital balance in respect of the applicable fiscal year, using a constant currency exchange rate, per the Company’s consolidated balance sheet.

Actual performance for these measures during the Fiscal 2019-21 performance period are shown below. The awards did not meet the required threshold achievement level and therefore no vesting occurred.

Performance Target	Weighting	Threshold (Pays 25% of Target Award)	Target (Pays 100% of Target Award)	Maximum (Pays 200% of Target Award)	Actual	Share Award Vesting (as a Percentage of Target Award)

LTIP Operating Income (in millions)	80%	$1,184.4	$1,393.4	$1,532.8	$749.8	0%

LTIP ROIC	20%	9.3%	11.0%	13.4%	7.1%	0%

No COVID-related adjustments were made to the performance goals for any of the outstanding LTIP cycles despite the disruption of the pandemic on the Company’s ability to achieve such performance goals.

Retirement & Deferred Compensation

The Company provides retirement and deferred compensation benefits to NEOs and team members, both as a retention mechanism and to provide a degree of post-retirement financial security, through the Company-sponsored Signet Jewelers 401(k) Retirement Savings Plan (the “401(k) Plan”), which is a qualified plan under federal guidelines, and the Deferred Compensation Plan (the “DCP”).

In March 2020, the Company suspended the Company contribution to the 401(k) Plan which was a 50% match on the participant’s elective salary deferral up to a maximum of 6% of the participant’s eligible compensation (a level established in order to be market competitive). The suspension was in line with the Company’s focus on liquidity and cash conservation efforts as stores were temporarily closed and team members were placed on furlough.

Under federal guidelines, the 401(k) Plan contributions by senior management may be reduced based on the participation levels of lower-paid team members. Therefore, a supplemental plan, the DCP, an unfunded, non-qualified plan under Federal guidelines, was established for senior management to assist with pre-tax retirement savings in addition to the 401(k) Plan. Under the DCP, plan participant was permitted to defer up to 75% of their base salary and bonus. The Company provides a discretionary 50% matching contribution under the DCP for each participant’s annual deferral, up to 8% of the participant’s annual eligible compensation. Similar to the 401(k) Plan, the Company suspended DCP matching contributions effective in March 2020. Although the DCP also permits additional employer discretionary contributions, the Company did not make any additional discretionary contributions in Fiscal 2021.

Effective January 1, 2021, following the reopening of stores and returning from furlough the Company reinstated its matching contributions to pre-COVID-19 levels. Under the DCP plan, however, the Company reduced the maximum salary deferral level from 75% to 15% to provide additional protection for risk exposure associated with being in a non-qualified and unsecured retirement program.

We do not offer any retirement benefits to our Israeli-based executive officers including Mr. Edelman, except for social benefits required pursuant to Israeli labor laws, or are common practice in Israel and are generally available to all Israeli team members, and as set forth in the Employment Agreement that Mr. Edelman entered into with the Company (described in more detail below under the “NEO Agreements” section of this Proxy Statement). Specifically, based on Israeli labor laws, an Israeli team member is entitled to severance pay upon termination of employment for any reason, including retirement, based on the most recent monthly salary of such team member multiplied by the number of years of employment of such team member. We make a payment of 8.333% of each team member’s monthly base salary to an insurance or pension fund to pay for this future liability owed to Israeli

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COMPENSATION DISCUSSION AND ANALYSIS

team members upon termination of their employment. In addition, we make a payment of up to 6.5% of each team member’s monthly base salary to another insurance or pension fund, which accrued amount may be withdrawn by the team member after retirement or, subject to various tax restrictions in Israel, after leaving our employment. The amounts of the above referenced benefits contributed by us to Mr. Edelman in Fiscal 2021 are specified the Summary Compensation Table below.

Perquisites

NEOs receive a limited number of perquisites and supplemental benefits, which are primarily related to relocation expense reimbursement. The Company covers the cost of physical examinations for the CEO to facilitate and encourage her to maintain her health and well-being. Relocation benefits are provided, including reimbursement for a spouse’s travel expenses where the spouse has not also relocated, where applicable, and small retirement gifts may be given on occasion. In addition, in limited circumstances, where it is appropriate that spouses attend business related functions, Signet reimburses NEOs for the travel expenses of spouses. None of this occurred during Fiscal 2021. The Company does not provide any tax gross-up payments for any perquisites other than for relocation payments where applicable.

Also, as is customary in Israel and applicable to all Israeli employees, we provide our Israeli team members with a certain amount of monthly contributions (7.5% of their base salary) for the benefit of each team member’s study and training purposes. The amounts of such benefits provided to Mr. Edelman in Fiscal 2021 are specified in the Summary Compensation Table below.

OTHER POLICIES AND PRACTICES

Clawback Policy

The Committee has adopted a clawback policy that provides that in the event of a material restatement of the Company’s financial results, the Committee will recalculate incentive compensation based on the restated results. In the event of an overpayment, the Company may seek to recover the difference. Similarly, in the interest of fairness, should a restatement result in an under payment of incentive compensation, the Company will make up any difference. The Committee may also provide that the participant’s rights under an award are subject to reduction, cancellation, forfeiture or recoupment, upon (a) breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that re applicable to the participant, (b) a termination of the participants employment for cause, or (c) other conduct by the participant that is detrimental to the business or reputation of the Company and/or its affiliates.

Share Ownership Policy

It is the Company’s policy that executive officers build a holding of Common Shares. The guidelines for these holdings for the NEOs are currently as follows:

◆	Five times annual base salary: CEO

◆	Three times annual base salary: All other NEOs

All executives are expected to build their holding and are required to hold 50% of net after-tax shares received upon vesting or payout until their respective holding requirements are met. Currently, all NEOs are in compliance with the Share Ownership Policy.

Anti-Hedging and Pledging Policies

It is the Company’s policy to strictly prohibit all types of hedging and monetization transactions that would allow an officer, Director or other team members who is a security holder to engage in transactions that would separate the risks and rewards of ownership of Company securities from actual ownership of those securities. In addition, the Company strictly prohibits any pledging or holding of Company shares in a margin account by any officer, Director or other team members of the Company.

Health & Welfare

NEOs participate in various health and welfare programs, as well as life insurance and long-term disability plans, which are generally available to other executive officers of the Company.

Agreements with NEOs

Each NEO has a termination protection agreement with the Company, (or in Mr. Edelman’s case, an employment agreement) setting forth the terms of the NEO’s employment with the Company. The principal terms of these agreements are described under the “NEO Agreements” section of this Proxy Statement.

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  COMPENSATION DISCUSSION AND ANALYSIS

Termination for Cause and Violation of Non-Compete and Non-Solicitation Covenants

PSUs and RSUs will not vest if termination for cause occurs before the conclusion of the performance or vesting period. All NEO termination protection agreements contain a non-competition covenant that has a 12-month post-employment term, as well as a non-solicitation covenant that has a post-employment term between 12 months and two years. Violation of the non-compete or non-solicitation covenants will result in cessation of severance payments, potential litigation and the Company’s ability to seek injunctive relief and damages. For more information concerning the NEO termination protection agreements and employment agreement, see “NEO Agreements” below.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

In general, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) denies a federal income tax deduction to the Company for compensation in excess of $1 million per year paid to certain team members (the “Covered Employees”). Prior to 2018, Section 162(m) included an exception from the deduction limitation for “qualified performance-based compensation,” however, the Tax Cuts and Jobs Act, enacted on December 22, 2017, eliminated the “qualified performance-based compensation” exception effective for tax years beginning after December 31, 2017. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to the Company’s existing contracts and awards, the Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Although the Committee has designed the executive compensation program with tax considerations in mind, the Committee retains the flexibility to authorize compensation that may not be deductible if the Committee believes doing so is in the best interests of the Company.

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Compensation Committee Report

The Human Capital Management & Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis section of this Proxy Statement required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Human Capital Management & Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Members of the Human Capital Management & Compensation Committee:

Nancy Reardon (Chair)

R. Mark Graf

Jonathan Seiffer

Eugenia Ulasewicz

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation during Fiscal 2021, Fiscal 2020 and Fiscal 2019, as applicable, paid to or earned by NEOs.

NEO & Position	Fiscal Year	Salary(1)(2)	Bonus	Stock Awards(3)(4)	Non-Equity Incentive Plan Compensation(5)(6)	All Other Compensation(8)	Total

Virginia C. Drosos Chief Executive Officer	2021	$1,368,359	$—	$6,145,991	$4,500,000	$170,244	$12,184,594
	2020	$1,500,000	$—	$4,720,479	$2,853,000	$148,791	$9,222,270
	2019	$1,500,000	$—	$5,919,666	$1,316,250	$160,387	$8,896,303

Joan M. Hilson Chief Financial and Strategy Officer	2021	$699,735	$—	$1,333,671	$1,347,548	$10,782	$3,391,736
	2020	$605,769	$—	$1,080,829	$665,700	$43,009	$2,395,307

Jamie L. Singleton President—Kay, Zales and Peoples and Chief Marketing Officer	2021	$664,929	$—	$1,290,647	$1,289,296	$115,579	$3,360,451
	2020	$545,192	$50,000	$475,985	$405,281	$33,414	$1,509,872

Rebecca Wooters Chief Digital Officer	2021	$477,431	$—	$990,301	$975,000	$1,573	$2,444,305

Oded Edelman(7) Chief Digital Innovation Advisor and President—James Allen	2021	$514,464	$—	$516,251	$787,500	$110,646	$1,928,861

(1)

The amounts reflected in the table above for Fiscal 2021 reflect actual salary earned, including the base salaries which were voluntarily reduced on a temporary basis during the pandemic, which differ from the annualized base salaries disclosed in section “CDA—Elements of NEO Compensation—Base Salary.” During the temporary reduction in base salaries, half of the salary reduction amounts were awarded in Common Shares under the Omnibus Plan in lieu of cash, as reflected in the “Grants of Plan Based Table” and described in the “CDA—Elements of NEO Compensation—Base Salary” section of this Proxy Statement. The grant date value of such shares is also included in the amounts shown in the table.

(2)	Mss. Hilson and Singleton received salary increases effective March 1, 2020. Ms. Hilson was hired in March 2019 and Ms. Wooters was hired April 16, 2020.

(3)

In accordance with FASB Topic 718, the amounts calculated are based on the aggregate grant date fair value of RSUs and PSUs. For information on the valuation assumptions, refer to note 26 in Signet’s Annual Report on Form 10-K for Fiscal 2021. The amounts in the table above reflect the total value of the PSUs at the target (or 100%) level of performance achievement. Grants made during Fiscal 2021 are detailed in the “Grants of Plan Based Awards” table.

(4)	Ms. Wooters stock award includes a one-time grant of RSUs granted under the Omnibus Plan upon hire, as shown in the “Grants of Plan Based Awards” table.

(5)

The amounts in the table above reflect the actual STIP awards earned for Fiscal 2021 at a 200% achievement level as discussed in the “CDA—Elements of NEO Compensation—Annual Bonus under the Short-Term Incentive Plan (“STIP”)” section of this Proxy Statement.

(6)	Mss. Hilson and Singleton received STIP target increases from 75% to 100% of salary effective August 2, 2020.

(7)

Mr. Edelman’s compensation was paid in Israel specific to Israel pay practices. Mr. Edelman’s non-equity compensation was paid in New Israeli Shekels (NIS). For purposes of this presentation, these amounts were converted to USD based on a conversion rate of $0.30989 to 1 NIS (the monthly average of the conversion rate in January 2021).

(8)	The table below provides the incremental Fiscal 2021 cost to the Company for each of the elements included in the “All Other Compensation” column above.

NEO	401(k) Matching Contribution(a)	DCP Matching Contribution(a)	Health Care Reimbursements Related to Physical Exam	Life and Disability Insurance Premiums	Relocation Assistance(b)	Perquisites(c)	Total

Virginia C. Drosos	$—	$161,112	$1,650	$7,482	$—	$—	$170,244

Joan M. Hilson	$1,788	$—	$—	$8,994	$—	$—	$10,782

Jamie L. Singleton	$3,750	$—	$—	$5,369	$106,460	$—	$115,579

Rebecca Wooters	$—	$—	$—	$1,573	$—	$—	$1,573

Oded Edelman	$—	$—	$—	$—	$—	$110,646	$110,646

(a)

401(k) and DCP Company matches were suspended during a portion of Fiscal 2021. Reinstatement of Company matches for both plans became effective January 2021. DCP match includes any applicable match on bonus earned for Fiscal 2021 performance.

(b)	Amount reported for Ms. Singleton’s includes $86,749 in relocation expenses and tax gross-up of $19,711 for relocation expenses.

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EXECUTIVE COMPENSATION TABLES

(c)

Amount reported for Mr. Edelman includes certain Israeli benefits, including employer contributions in Fiscal 2021 to Mr. Edelman’s pension fund ($30,507), education fund ($36,552), and severance fund ($41,852).

The table below provides the potential value of Fiscal 2021 PSUs at target (as included in the amounts reported in the Summary Compensation Table above) and maximum level of performance.

NEO	Potential Value at Target Level	Potential Value at Maximum Level

Virginia C. Drosos	$3,107,449	$5,438,036

Joan M. Hilson	$674,313	$1,180,048

Jamie L. Singleton	$652,569	$1,141,996

Rebecca Wooters	$355,494	$622,114

Oded Edelman	$261,020	$456,785

62 /	2021 PROXY STATEMENT

  EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

Set forth below is information concerning grants of plan-based awards made during Fiscal 2021 under the Omnibus Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(6)		Estimated Future Payouts Under Equity Incentive Plan Awards(7)			All other Stock Awards: Number of Shares or Units	Grant Date Fair Value of Stock and Option Award(8)
NEO		Grant Date	Target	Max	Threshold	Target	Max

Virginia C. Drosos	(1)		$2,250,000	$4,500,000

	(2)	August 14, 2020			62,701	250,803	438,905		$3,107,449

	(3)	April 27, 2020						432,225	$3,038,542

	(4)	May 8, 2020						3,389	$37,584

	(4)	June 5, 2020						2,656	$39,999

	(4)	July 6, 2020						2,497	$26,393

	(4)	August 7, 2020						2,484	$31,572

	(4)	September 4, 2020						1,821	$35,109

	(4)	September 18, 2020						822	$15,010

Joan M. Hilson	(1)		$673,774	$1,347,548

	(2)	August 14, 2020			13,606	54,424	95,242		$674,313

	(3)	April 27, 2020						93,792	$659,358

	(4)	May 8, 2020						1,751	$19,419

	(4)	June 5, 2020						1,372	$20,662

	(4)	July 6, 2020						1,290	$13,635

	(4)	August 7, 2020						1,283	$16,307

	(4)	September 4, 2020						940	$18,123

	(4)	September 18, 2020						424	$7,742

Jamie L. Singleton	(1)		$644,648	$1,289,296

	(2)	August 14, 2020			13,167	52,669	92,170		$652,569

	(3)	April 27, 2020						90,765	$638,078

	(4)	May 8, 2020						1,694	$18,786

	(4)	June 5, 2020						1,328	$20,000

	(4)	July 6, 2020						1,248	$13,191

	(4)	August 7, 2020						1,242	$15,786

	(4)	September 4, 2020						910	$17,545

	(4)	September 18, 2020						411	$7,505

Rebecca Wooters	(1)		$487,500	$975,000

	(2)	August 14, 2020			7,173	28,692	50,211		$355,494

	(5)	April 16, 2020						47,393	$287,202

	(4)	April 27, 2020						49,446	$347,605

	(4)	May 8, 2020						514	$5,700

	(4)	June 5, 2020						805	$12,123

	(4)	July 6, 2020						757	$8,001

	(4)	August 7, 2020						753	$9,571

	(4)	September 4, 2020						138	$2,661

Oded Edelman	(1)		$393,750	$787,500

	(2)	August 14, 2020			5,267	21,067	36,867		$261,020

	(3)	April 27, 2020						36,306	$255,231

	(4)	May 8, 2020						1,186	$13,153

	(4)	June 5, 2020						929	$13,991

	(4)	July 6, 2020						874	$9,238

	(4)	August 7, 2020						869	$11,045

	(4)	September 4, 2020						159	$3,066

SIGNET JEWELERS	/ 63

EXECUTIVE COMPENSATION TABLES

(1)

Represents bonus opportunities under the Fiscal 2021 STIP. The target bonus levels for Fiscal 2021 STIP expressed as a percentage of base salary were 150% for Ms. Drosos, 100% for Mss. Hilson and Singleton and 75% for Ms. Wooters and Mr. Edelman, and the maximum bonus levels inclusive of TSR were 300% for Ms. Drosos, 200% for Mss. Hilson and Singleton and 150% for Ms. Wooters and Mr. Edelman, based on goals established by the Human Capital Management & Compensation Committee. For a more detailed description of the Fiscal 2021 STIP, including a discussion of the Company’s performance with respect to goals and amounts awarded to the NEOs in Fiscal 2020, see “CDA—Elements of NEO Compensation—Annual Bonus under the Short-Term Incentive Plan (“STIP”)” section of this Proxy Statement.

(2)

Represents PSUs granted under the Omnibus Plan. PSUs will vest at the end of the third fiscal year following the grant dates subject to achievement of performance goals and continued service. Vesting may be prorated upon certain terminations of employment or change of control events. Under the terms of these awards, the PSUs will be forfeited in the event the Company fails to achieve minimum cumulative LTIP Revenue and LTIP Free Cash Flow goals for the two-year performance measurement period covering Fiscal 2021 through Fiscal 2022. The minimum payout if threshold is achieved is 25% of target and the maximum payout is 175% of target.

(3)

Represents time-based RSUs granted under the Omnibus Plan. RSUs will vest on each of the first, second and third anniversary of the grant date subject to continued service. Vesting may be prorated upon certain terminations of employment or change of control events. RSUs do not accrue dividends prior to vesting.

(4)

Represents Common Shares granted under the Omnibus Plan in an amount equivalent to half of the temporary base salary reduction amounts in lieu of cash, as described in the “CDA—Elements of NEO Compensation—Base Salary” section of this Proxy Statement. Such shares were fully vested on the date issued, which was on the first Friday of May 2020 through September 2020 (unless such date was a holiday, resulting in an issuance on the following business day). The final grant was on September 18, 2020 for Ms. Drosos, Ms. Hilson and Ms. Singleton and September 4, 2020 for Ms. Wooters and Mr. Edelman.

(5)

Represents time-based RSUs granted under the Omnibus Plan pursuant to Ms. Wooter’s offer of employment, valued at $350,000. The grant price and number of shares were determined using the average high/low stock price on Ms. Wooter’s date of hire (April 16, 2020). One third of these RSUs will vest on each of the first, second and third anniversary of the grant date subject to continued service. Vesting may be prorated upon certain terminations of employment or change of control events. RSUs do not accrue dividends prior to vesting.

(6)

Payouts of STIP awards may range from $0 to the maximum as described above. Performance must exceed threshold level to earn any bonus payment, which is paid on a linear basis from 0% to 100% of target for achievement between threshold and target performance goals and from 100% to 200% and 100% to 150% of target for achievement between target and maximum performance goals during the first half and second half of the Fiscal 2021 STIP, respectively. In addition, NEOs were able to earn up to 200% of target for the second half of the Fiscal 2021 STIP after applying a TSR Modifier. For a more detailed description of the Fiscal 2021 STIP, see “CDA—Elements of NEO Compensation—Annual Bonus under the Short-Term Incentive Plan (“STIP”)” section of this Proxy Statement.

(7)	Payouts of equity incentive plan awards may range from 0 shares to the maximum as described above. At threshold, target and maximum levels, 25%, 100% and 175% is paid to the NEOs.

(8)

Represents the grant date fair value of each equity-based award as determined in accordance with FASB ASC Topic 718. The actual value received by the NEOs with respect to these awards may range from $0 to an amount greater than the reported amount, depending on the Company’s actual financial performance and share value when the shares are received.

64 /	2021 PROXY STATEMENT

  EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2021

	Option Awards				Stock Awards
NEO	Number of securities underlying unexercised options (#) unexercisable		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units that have not vested(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested(1)

Virginia C. Drosos					18,367	(2)	$746,068	25,583	(5)	$1,039,212

					55,598	(3)	$2,258,391	38,721	(6)	$1,572,857

					432,225	(4)	$17,556,980	438,905	(7)	$17,828,331

Joan M. Hilson					9,728	(3)	$395,151	6,777	(6)	$275,251

					7,357	(8)	$298,841	95,242	(7)	$3,868,730

					93,792	(4)	$3,809,831

Jamie L. Singleton	6,000	(9)	$39.72	April 25, 2028	1,079	(2)	$43,829	1,503	(5)	$61,052

					5,606	(3)	$227,716	3,905	(6)	$158,601

					3,000	(10)	$121,860	92,170	(7)	$3,743,976

					90,765	(4)	$3,686,874

Rebecca Wooters					47,393	(11)	$1,925,104	50,211	(7)	$2,039,571

					49,446	(4)	$2,008,497

Oded Edelman					3,890	(3)	$158,012	2,711	(6)	$110,101

					36,306	(4)	$1,474,750	36,867	(7)	$1,497,548

(1)	Calculated using the closing market price of the Common Shares on January 29, 2021, the last business day of Fiscal 2021 ($40.62 per share).

(2)

The grant date for this RSU award was April 25, 2018. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of January 30, 2021, the awards outstanding represent the amounts eligible for vesting on the third anniversary of the grant.

(3)

The grant date for this RSU award was April 25, 2019. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of January 30, 2021, the awards outstanding represent the amounts eligible for vesting on the second and third anniversary of the grant.

(4)

The grant date for this RSU award was April 27, 2020. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of January 30, 2021, the awards outstanding represent the amounts eligible for vesting on the first, second and third anniversary of the grant.

(5)

The grant date for this PSU award was April 25, 2018. The Human Capital Management & Compensation Committee determines whether PSUs will vest within 70 days following the end of the performance measurement period, which was January 30, 2021. Performance associated with this award did not reach threshold achievement. Amount reported reflects payout at threshold.

(6)

The grant date for this PSU award was April 25, 2019. The Human Capital Management & Compensation Committee will determine whether this grant will vest within 70 days following the end of the performance measurement period, which is January 29, 2022. Performance associated with this award is expected to be at or below threshold achievement. Amount reported reflects payout at threshold.

(7)

The grant date for this PSU award was August 14, 2020. The Human Capital Management & Compensation Committee will determine whether this grant will be earned after the two year performance period, which ends on January 31, 2022, and any payout will occur following vesting on January 28, 2023. Amount reported reflects payout at maximum, which was capped at 175% for such grant.

(8)

The grant date for this award was March 18, 2018. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of January 30, 2021, the awards outstanding represent the amounts eligible for vesting on the third anniversary of the grant.

(9)

The grant date for this option award was April 25, 2018. 100% of this grant vests on the third anniversary of the grant date. As of January 30, 2021, the awards outstanding represent the amounts eligible for vesting on the third anniversary of the grant.

(10)

The grant date for this RSU award was September 4, 2018. 1,000 shares of this award vest on the first anniversary of the grant date, 2,000 shares vest on the second anniversary of the grant date and 3,000 shares vest on the third anniversary of the grant date. As of January 30, 2021, the awards outstanding represent the amounts eligible for vesting on the third anniversary of the grant date.

(11)

The grant date for this RSU award was April 16, 2020. One third of this grant vests on each of the first, second and third anniversary of the grant date. As of January 30, 2021, the awards outstanding represent the amounts eligible for vesting on the first, second and third anniversary of the grant.

SIGNET JEWELERS	/ 65

EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND SHARES VESTED

The table below shows the number and value of share options exercised and shares vested (or settled) for the NEOs in Fiscal 2021.

	Stock Awards

NEO	Number of shares acquired on vesting	Value realized on vesting(1)

Virginia C. Drosos	71,301	$789,832

Joan M. Hilson	15,602	$169,057

Jamie L. Singleton	13,160	$170,570

Rebecca Wooters	2,967	$38,101

Oded Edelman	32,597	$628,896

(1)

Represents the value realized upon vesting of shares, based on the market value of the shares on the vesting date and the dividends accrued thereon. Includes Common Shares received in Fiscal 2021 in lieu of half of the NEOs reduced base salary, which were fully vested on the grant date.

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains a DCP, which is an unfunded, non-qualified plan under Federal guideline, established for senior management to assist with pre-tax retirement savings in addition to the 401(k) Plan. The Company has provided a 50% matching contribution under the DCP for each participant’s annual deferral, up to 8% of the participant’s annual eligible compensation. The Company matching contribution was suspended in March 2020 as a result of the Company’s expense reduction initiatives during the COVID-19 pandemic. The Company match was reinstated in January 2021. Although the DCP also permits additional employer discretionary contributions, the Company did not make any additional discretionary contribution in Fiscal 2021.

NEO	Executive contributions in last fiscal year(1)	Registrant contribution in last fiscal year(2)	Aggregate earnings in last fiscal year(3)	Aggregate withdrawals/ distributions in last fiscal year(4)	Aggregate balance at last fiscal year end(5)

Virginia C. Drosos	$375,300	$9,231	$30,327	$(2,917)	$1,399,802

Joan M. Hilson	$—	$—	$—	$—	$—

Jamie L. Singleton	$40,528	$—	$5,030	$(358)	$221,084

Rebecca Wooters	$—	$—	$—	$—	$—

Oded Edelman	$—	$—	$—	$—	$—

(1)	All NEO contributions are reflected in their “Salary” or “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)

All registrant contributions reflect the Company match for executive contributions actually paid during Fiscal 2021. These contributions, as well as the amounts accrued during Fiscal 2021 but paid in Fiscal 2022, are reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)

Aggregate earnings represent interest credited to each executive’s account based on the crediting rate of interest declared for the year. For Fiscal 2021, this rate did not exceed 120% or the applicable U.S. federal long-term rate. As such, no amounts are reported in the Summary Compensation Table.

(4)	In Fiscal 2021, aggregate withdrawals for each NEO related to the payment of required tax withholding for earnings on non-qualified deferred compensation balances.

(5)	The aggregate balance reported as of January 30, 2021 for each executive includes the following amounts that were reported in the Summary Compensation Table in the proxy statements from prior years:

NEO	Aggregate balance reported in Summary Compensation Table in prior years

Virginia C. Drosos	$955,515

Joan M. Hilson	$—

Jamie L. Singleton	$55,181

Rebecca Wooters	$—

Oded Edelman	$—

66 /	2021 PROXY STATEMENT

NEO Agreements

This section summarizes the details of the termination protection agreements with Ms. Drosos, Ms. Hilson, Ms. Singleton and Ms. Wooters, and the terms the employment agreement with Mr. Edelman. The actual salary paid during Fiscal 2021 to each NEO is set forth in the Summary Compensation Table, and their current annual salary and maximum and target bonus opportunities are described in the CDA.

TERMINATION PROTECTION AGREEMENTS

Each of the NEOs, other than Mr. Edelman, are party to a termination protection agreement with a U.S. subsidiary of the Company that governs terminations of employment and certain material terms of such NEO’s employment. Mr. Edelman is subject to an employment agreement.

CEO Termination Protection Agreement

Ms. Drosos’s termination protection agreement has an initial term of three years, effective from August 1, 2017, and thereafter shall automatically renew for one-year periods, unless either party provides notice of non-renewal at least six months prior to the end of the then-current term. Ms. Drosos’s employment shall continue until terminated by the Company at any time, by Ms. Drosos with at least 90 days’ notice, by either party upon notice of non-renewal of the agreement as described above, or upon Ms. Drosos’s death or termination for “cause,” which terminations may be effective immediately.

Ms. Drosos is entitled to the following severance payments, subject to the execution and non-revocation of a release of claims, (a) if she is terminated by the Company without “cause” or (b) in the event the Company elects not to renew the termination protection agreement at the end of any term:

◆	payment of the sum of base salary and target annual bonus for twelve months following the date of termination;

◆

a lump sum amount equal to the annual bonus Ms. Drosos would have otherwise received for the fiscal year in which such termination occurs, based on actual performance and pro-rated for the number of days employed during such fiscal year;

◆

in respect of each then-ongoing award under the Company’s LTIP as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, at the end of each completed performance cycle for each such award, vesting calculated based on actual performance during the full performance cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable performance cycle through the date of termination, payable in accordance with the LTIP, and (b) with respect to awards that vest solely based on provision of services, vesting calculated based on the award the executive otherwise would have received for the vesting cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable vesting cycle through the date of termination, payable in accordance with the LTIP; and

◆

if Ms. Drosos elects coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), a cash payment equal to the employer contribution to the premium payment for actively employed senior executives, payable monthly for twelve months or until such earlier termination of COBRA coverage.

Ms. Drosos is entitled to the following severance payments, subject to the execution and non-revocation of a release of claims, if in each case within one year following a “change of control” (as defined in the termination protection agreement): (a) she is terminated by the Company without “cause,” (b) she resigns for “good reason” (as defined in the termination protection agreement) or (c) in the event the Company elects not to renew the termination protection agreement at the end of any term:

◆	one and one-half times (1.5x) the sum of base salary and target annual bonus, payable in a lump sum;

◆

a lump sum amount equal to the annual bonus Ms. Drosos would have otherwise received for the fiscal year in which such termination occurs, based on actual performance and pro-rated for the number of days employed during such fiscal year;

◆

awards granted pursuant to the LTIP, shall be paid in accordance with the terms of the LTIP and applicable award agreement, as discussed in the section “Termination Payments—Change of Control” included in this Proxy Statement; and

◆

if Ms. Drosos elects coverage under COBRA, a cash payment equal to the employer contribution to the premium payment for actively employed senior executives, payable monthly for eighteen months or until such earlier termination of COBRA coverage.

SIGNET JEWELERS	/ 67

NEO AGREEMENTS

Other NEO Termination Protection Agreements

Pursuant to the termination protection agreements with our other NEOs, other than Mr. Edelman, each NEO’s employment will continue until the agreement is terminated by the Company at any time by notifying the NEO in writing or by the NEO at any time upon at least 360 days’ advance written notice (90 days for Ms. Hilson), other than upon the NEO’s death or upon a termination for “cause,” which terminations may be effective immediately.

The termination protection agreements provide for compensation, including, (i) an annual base salary, (ii) target and maximum annual bonus, (iii) eligibility to be considered annually for a long-term incentive plan payment, as determined in the sole discretion of the Human Capital Management & Compensation Committee and (iv) participation in benefit plans made available to senior executives of the Company.

The NEOs are each entitled to severance payments, subject to the execution and non-revocation of a release of claims, if the NEO is (i) terminated by the Company without “cause” or (ii) if the NEO resigns for “good reason” within one year following a “change of control” (as these terms are defined in the termination protection agreements). In the event of any such termination, the NEO will be entitled to:

◆	continued payment of base salary for twelve months following the date of termination;

◆	a lump sum amount equal to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs, based on actual performance;

◆

in respect of each then-ongoing award under the Company’s LTIP as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, at the end of each completed performance cycle for each such award, vesting calculated based on actual performance during the full performance cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable performance cycle through the date of termination, payable in accordance with the LTIP and (b) with respect to awards that vest solely based on provision of services, vesting calculated based on the award the executive otherwise would have received for the vesting cycle, prorated based on the number of calendar days that have elapsed since the beginning of the applicable vesting cycle through the date of termination, payable in accordance with the LTIP; and

◆

if the NEO elects coverage under COBRA, a cash payment equal to the employer contribution to the premium payment for actively employed senior executives, payable monthly for twelve months or until such earlier termination of COBRA coverage.

Terms common to the CEO and other NEO Termination Protection Agreements

If an NEO’s employment is terminated by reason of death, other than Mr. Edelman, such NEO’s estate shall be entitled to:

◆	continued payment of base salary for six months following the date of death;

◆

a lump sum amount equal to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs based on actual performance and prorated for the number of calendar days employed during such fiscal year; and

◆

in respect of each then-ongoing performance cycle under the LTIP as of the date of termination, (a) with respect to awards that vest in whole or in part based on performance, vesting based on target performance for the performance cycle and prorated for the number of calendar days employed during the performance cycle and (b) with respect to awards that vest solely based on the provision of services, vesting shall be pro-rated based on the number of calendar days employed during the vesting cycle.

If an NEO’s employment is terminated by reason of disability, such NEO shall be entitled to the annual bonus the NEO would have otherwise received for the fiscal year in which such termination occurs based on actual performance and prorated for the number of calendar days employed during such fiscal year, and LTIP awards will be paid in accordance with the terms of the applicable award agreement, as discussed in the section “Termination Payments—Change of Control” included in this Proxy Statement.

Upon any termination of an NEO’s employment, the NEO will be entitled to accrued and unpaid benefits or obligations.

During employment and for a specified period thereafter, each NEO will be subject to confidentiality, non-solicitation and non-competition restrictions. Ms. Hilson, Ms. Singleton and Ms. Wooters are also subject to a non-disparagement and non-defamation restrictions in their agreements. In addition, the NEOs are required to meet certain share ownership levels, as set by the Board from time to time. The Company has agreed to provide the NEOs with coverage under a directors and officers liability insurance policy, at a level no less than that maintained for substantially all of the executive officers of the Company and the members of the Company’s Board.

68 /	2021 PROXY STATEMENT

  NEO AGREEMENTS

EMPLOYMENT AGREEMENT

Oded Edelman Employment Agreement

Mr. Edelman entered into an employment agreement with R2Net Israel Ltd., a subsidiary of the Company. Mr. Edelman’s employment agreement became effective upon the closing of the R2Net Inc. acquisition on September 12, 2017.

Pursuant to the employment agreement, Mr. Edelman’s employment will continue until (i) his employment is terminated by the Company without cause upon twelve months notice, (ii) he resigns for any reason upon 30 days notice, (iii) his death or disability or (iv) immediately upon a termination of employment by R2Net Israel Ltd. for “cause.”

The employment agreement provides for compensation, including, (i) an annual base salary, (ii) target and maximum annual bonus, (iii) eligibility to be considered annually for a long-term incentive plan payment, as determined in the sole discretion of the Human Capital Management & Compensation Committee, and (iv) participation in benefit plans made available to senior executives of the Company. According to the employment agreement, Mr. Edelman is also entitled to social benefit arrangements including a pension arrangement, severance arrangement and study fund, as well as sick leave, recreation pay, vacation and travel allowance benefits.

In connection with entering into the employment agreement, Mr. Edelman entered into a Confidential Information, Non-Compete and Invention Assignment Agreement. Pursuant to such agreement Mr. Edelman is subject to perpetual confidentiality during the employment period and thereafter and non-solicitation and non-competition restrictions for one year following termination of employment. In addition, Mr. Edelman is also required to meet certain share ownership levels, as set by the Board from time to time. The Company has agreed to provide Mr. Edelman with coverage under a directors and officers liability insurance policy, at a level no less than that maintained for substantially all of the executive officers of the Company and the members of the Company’s Board.

In lieu of the notice periods required upon termination of Mr. Edelman’s employment described above, Mr. Edelman (or his estate) may receive pay in lieu of notice for the periods set forth above (but in case of death or disability, the pay in lieu of notice is one month). If R2Net Israel Ltd. terminates Mr. Edelman’s employment without cause, and he is required to provide services during the notice periods, he is eligible to receive base salary, social benefits, and any bonuses or other incentive compensation during the notice period. However, if R2Net Israel Ltd. elects to terminate Mr. Edelman’s employment at any time during such notice period, Mr. Edelman is entitled to receive a lump sum cash payment equal to base salary and the employer contribution to social benefits for the remainder of the notice period.

SIGNET JEWELERS	/ 69

Termination Payments

Each of the currently-employed NEOs is party to a termination protection agreement (described in the prior section) or other arrangement with the Company that may entitle them to payments or benefits in the event of:

◆	Involuntary termination of employment without cause;

◆	Termination due to death;

◆	Termination due to disability;

◆	Voluntary termination with good reason within one year following a change of control; and

◆	Involuntary termination without cause following a change of control.

The key terms of those payments or benefits are described in the prior section, “NEO Agreements—Termination Protection Agreements” and “NEO Agreements—Employment Agreement.” Below is a description of the treatment of equity awards under the Omnibus Plan and applicable award agreements following a change in control or certain termination events.

Change of Control

Under the Omnibus Plan and award agreements, in the event of a corporate event or transaction involving the Company, a subsidiary and/or an affiliate, equity awards will be adjusted in such manner as the Human Capital Management & Compensation Committee shall determine. Under the terms of the Omnibus Plan, if a change of control occurs, unless otherwise prohibited by applicable law, or unless the Human Capital Management & Compensation Committee determines otherwise in an award agreement, the Human Capital Management & Committee may (but is not required to) make adjustments in the terms of outstanding awards, such as: (i) continuation or assumption by the surviving company or its parent; (ii) substitution by the surviving company or its parent of awards with substantially the same terms; (iii) accelerated exercisability, vesting and/or lapse of restrictions immediately prior to the occurrence of such event; (iv) upon written notice, provision for mandatory exercise of any outstanding awards, to the extent then exercisable, during a certain period (contingent on the consummation of the change of control) at the end of which the awards terminate; and (v) cancellation of all or any portion for fair value (as determined by the Human Capital Management & Compensation Committee). While it is the Human Capital Management & Compensation Committee’s intention in the event of a change of control to make adjustments in the terms of outstanding awards in accordance with (i) and (ii) above, as the Human Capital Management & Compensation Committee is unable to predict the exact circumstance of any change of control, it is considered prudent to reserve the discretion of considering alternatives (iii), (iv) and (v).

Based on award agreements for outstanding awards, if the awards are not assumed or substituted upon a change of control, the restricted shares, restricted stock units and stock options will each fully vest and the performance units will vest on a pro-rated basis, based on the number of calendar days that have elapsed during the performance period through the change of control and based on actual performance to the time of the change of control compared to pro-rated performance targets. If awards are assumed or substituted upon a change of control, the restricted shares, restricted stock units and stock options will each continue to vest in accordance with their existing vesting schedule and the performance units will be converted to time-based vesting units with a value equal to the value of the units that would have vested at the time of the change of control if the awards were not assumed or substituted, and such remaining award shall be subject to time-based vesting for the original performance period. Following the change of control, such modified awards will be subject to full vesting upon a termination without cause within one year. The values shown in the table below assume the assumption or substitution of the awards upon a change in control.

Death or Disability

If any of the NEOs other than Mr. Edelman had died during Fiscal 2021, a pro rata portion of the unvested time-based restricted shares, restricted stock units and stock options would have vested early, and a pro rata portion of the unvested performance-based restricted stock units would have vested early based on target performance for such award. Mr. Edelman would have been entitled to the foregoing only if such awards were granted at least one year prior to his death. For termination due to disability, a pro rata portion of the restricted shares, restricted stock units and performance-based restricted stock units would vest early, but only if such awards were granted at least one year prior to the termination date, and any unvested stock options would be deemed forfeited. The value of early vesting due to death and disability is shown in the Termination Payments table below. See the discussion of Agreements with NEOs above for additional information concerning death and disability benefits available to the NEOs.

70 /	2021 PROXY STATEMENT

  TERMINATION PAYMENTS

Retirement

If any of the NEOs had retired during Fiscal 2021 and had been of retirement age (which is 65 for all NEOs, except for Mr. Edelman, whose retirement age is 60), a pro rata portion of the time-based restricted shares would vest on the retirement date, and a pro-rated portion of the performance-based restricted stock units would be eligible to vest at the end of the applicable performance period based on actual performance. Pro rata awards are subject to prior completion of one year of service from the date of grant and are calculated based on calendar days of service. None of the NEOs were of retirement age as of the last day of Fiscal 2021.

The below estimated values have been calculated on the basis that the NEO’s employment had been terminated as of January 29, 2021, the last business day of Fiscal 2021, using an NYSE closing market price as of that date ($40.62).

NEO		Involuntary termination without cause(1)(2)(3)	Death(4)	Disability(4)	Voluntary termination with good reason within one year following a change of control(1)(2)	Involuntary termination without cause following a change of control(1)(2)(5)

Virginia C. Drosos

	Cash severance:

	Base salary	$1,500,000	$750,000	$—	$2,250,000	$2,250,000

	Bonus(6)	$6,750,000	$4,500,000	$4,500,000	$7,875,000	$7,875,000

	Total cash severance	$8,250,000	$5,250,000	$4,500,000	$10,125,000	$10,125,000

	Long term incentives:

	Accelerated vesting of performance-based restricted stock units(7)	$7,590,158	$11,747,006	$4,194,286	$—	$17,828,331

	Accelerated vesting of time-based equity awards(8)	$5,874,871	$5,874,871	$1,433,480	$—	$20,561,438

	Total value of long term incentives	$13,465,029	$17,621,877	$5,627,766	$—	$38,389,769

	Benefits and perquisites	$20,180	$—	$—	$30,270	$30,270

	Total	$21,735,209	$22,871,877	$10,127,766	$10,155,270	$48,545,039

Joan M. Hilson

	Cash severance:

	Base salary	$775,000	$387,500	$—	$775,000	$775,000

	Bonus(6)	$1,347,549	$1,347,549	$1,347,549	$1,347,549	$1,347,549

	Total cash severance	$2,122,549	$1,735,049	$1,347,549	$2,122,549	$2,122,549

	Long term incentives:

	Accelerated vesting of performance-based restricted stock units(7)	$1,470,904	$1,470,904	$734,003	$1,289,577	$3,868,730

	Accelerated vesting of time-based equity awards(8)	$1,244,597	$1,244,597	$280,806	$1,244,597	$4,503,824

	Total value of long term incentives	$2,715,501	$2,715,501	$1,014,809	$2,534,174	$8,372,554

	Benefits and perquisites	$20,180	$—	$—	$20,180	$20,180

	Total	$4,858,230	$4,450,550	$2,362,358	$4,676,903	$10,515,283

SIGNET JEWELERS	/ 71

TERMINATION PAYMENTS

NEO		Involuntary termination without cause(1)(2)(3)	Death(4)	Disability(4)	Voluntary termination with good reason within one year following a change of control(1)(2)	Involuntary termination without cause following a change of control(1)(2)(5)

Jamie L. Singleton

	Cash severance:

	Base salary	$750,000	$375,000	$—	$750,000	$750,000

	Bonus(6)	$1,289,296	$1,289,296	$1,289,296	$1,289,296	$1,289,296

	Total cash severance	$2,039,296	$1,664,296	$1,289,296	$2,039,296	$2,039,296

	Long term incentives:

	Accelerated vesting of performance-based restricted stock units(7)	$1,136,074	$1,380,281	$422,935	$1,247,992	$3,743,976

	Accelerated vesting of time-based equity awards(8)	$1,107,323	$1,107,323	$169,670	$1,107,323	$4,085,679

	Total value of long term incentives	$2,243,397	$2,487,604	$592,605	$2,355,315	$7,829,655

	Benefits and perquisites	$20,180	$—	$—	$20,180	$20,180

	Total	$4,302,873	$4,151,900	$1,881,901	$4,414,791	$9,889,131

Rebecca Wooters

	Cash severance:

	Base salary	$650,000	$325,000	$—	$650,000	$650,000

	Bonus(6)	$975,000	$975,000	$975,000	$975,000	$975,000

	Total cash severance	$1,625,000	$1,300,000	$975,000	$1,625,000	$1,625,000

	Long term incentives:

	Accelerated vesting of performance-based restricted stock units(7)	$388,490	$388,490	$—	$679,857	$2,039,571

	Accelerated vesting of time-based restricted shares(8)	$1,014,485	$1,014,485	$—	$1,014,485	$3,933,600

	Total value of long term incentives	$1,402,975	$1,402,975	$—	$1,694,342	$5,973,171

	Benefits and perquisites	$20,180	$—	$—	$20,180	$20,180

	Total	$3,048,155	$2,702,975	$975,000	$3,339,522	$7,618,351

Oded Edelman(9)

	Cash severance:

	Base salary	$525,000	$43,750	$43,750	$43,151	$525,000

	Bonus(10)		$—	$—	$—	$—

	Total cash severance	$525,000	$43,750	$43,750	$43,151	$525,000

	Long term incentives:

	Accelerated vesting of performance-based restricted stock units(7)	$—	$293,601	$293,601	$—	$1,497,548

	Accelerated vesting of time-based equity awards(8)(10)	$—	$60,402	$60,402	$—	$1,632,762

	Total value of long term incentives	$—	$354,003	$354,003	$—	$3,130,310

	Benefits and perquisites	$22,635	$1,886	$1,886	$1,860	$22,635

	Total	$547,635	$399,639	$399,639	$45,011	$3,677,945

(1)	Payments are subject to the execution of a release of claims and compliance with restrictive covenants.

72 /	2021 PROXY STATEMENT

  TERMINATION PAYMENTS

(2)

Executives, other than Mr. Edelman, are entitled to the annual bonus for the fiscal year of termination based on actual performance. In the case of involuntary termination without cause, Ms. Drosos is entitled to target annual bonus in addition to her pro-rated bonus payment in the year of termination. In the case of termination following a change of control, Ms. Drosos is entitled to 1.5 times her target annual bonus in addition to her actual bonus payment in the year of termination.

(3)	Ms. Drosos will also receive these payments if the Company elects not to renew her termination protection agreement at the end of any term.

(4)	Executives, other than Mr. Edelman, are entitled to the pro-rata annual bonus for the fiscal year of termination based on actual performance.

(5)	Ms. Drosos will also receive these payments if the Company elects not to renew her termination protection agreement at the end of any term within one year following a change of control.

(6)	The amount of annual bonus payable upon certain events of termination is based on, where appropriate, the Company’s actual performance in Fiscal 2021.

(7)

Performance-based restricted stock unit (“PSU”) awards are earned based on actual performance as of the end of the full performance period in the event of an involuntary termination without cause (other than Mr. Edelman), disability or, in the case of NEOs other than the CEO and Mr. Edelman, termination with good reason within one year following a change in control. Since the performance periods for the awards granted in Fiscal 2020 and Fiscal 2021 have not been completed, the values reflect target performance, which may be higher or lower than actual performance. In the event of a change in control, the table assumes that awards are substituted in connection with the transaction and PSU awards will convert to time-based restricted stock unit awards, based on actual performance through the time of the change of control compared to pro-rated performance targets. For purposes of determining the value of these replacement awards, the above table assumes that the level of performance achieved as of the date of the table was 0% for PSUs granted in Fiscal 2020 and 175% for PSUs granted in Fiscal 2021, which may be higher or lower than actual performance at the time of such trigger event. The actual performance for the PSUs granted in Fiscal 2019 of 0% is used for all such calculations, since such outcome was known as of the date of the table. PSUs vest at target in the event of death per the terms of the termination protection agreements, so awards granted in Fiscal 2019 are included at target, despite the Human Capital Management & Compensation Committee determining these awards vested at 0%.

(8)

Time-based equity awards include restricted shares granted in Fiscal 2019 and Fiscal 2020, restricted stock units granted in Fiscal 2021 and, in the case of Ms. Singleton, non-qualified stock options granted in Fiscal 2019. In the event of a change in control, the table assumes that these time-based equity awards are substituted in connection with the transaction.

(9)

Mr. Edelman’s non-equity compensation would be paid in New Israeli Shekels (NIS). The amounts relating to base salary would be based on the USD amounts set forth above and converted to NIS prior to payment. The amounts relating to benefits and perquisites would be based on certain amounts in NIS; for purposes of this presentation, these amounts have been converted to USD based on a conversion rate of $0.30989 to 1 NIS (the monthly average conversion rate in January 2021).

(10)

Mr. Edelman’s award agreements govern the treatment of his PSU awards and time-based equity awards upon a termination by the Company following a change in control, death, and disability. All other termination payments described in this table are governed by his employment agreement and are based on the assumption that R2Net Israel Ltd. elected to terminate Mr. Edelman’s employment in lieu of continuing his employment during the applicable notice period, which would result in Mr. Edelman becoming entitled to receive a lump sum cash payment equal to base salary and the employer contributions to social benefits for the remainder of such notice period, but not for any bonuses or other incentives to which he may otherwise have been entitled. The applicable notice period is twelve months for a termination without cause, one month for death or disability and 30 days for any voluntary resignation. Mr. Edelman’s compensation was paid in Israel specific to Israel pay practices.

The amounts reported in the above table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments will depend on the circumstances and timing of any termination of employment or other triggering event, and compliance with confidentiality, non-solicitation and non-competition restrictions (see “NEO Agreements” above).

SIGNET JEWELERS	/ 73

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following estimate of the relationship of the median annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Virginia C. Drosos.

Ratio

Below is the Fiscal 2021 annual total compensation of our CEO, the Fiscal 2021 annual total compensation for our median employee, and the ratio of the Fiscal 2021 annual total compensation of our CEO compared to our median employee:

CEO Pay Ratio

CEO Fiscal 2021 Total Annual Compensation	$12,196,923	*

Median Employee Fiscal 2021 Total Annual Compensation	$36,254

CEO to Median Employee Pay Ratio	336:1

*

For Fiscal 2021 the annual total compensation of the median employee includes Company paid benefits (see methodology below). As such, the total annual compensation of the CEO for purposes of presenting the pay ratio includes $12,329 of Company-paid benefits which are not included in the total CEO compensation of $12,184,594 shown in the Summary Compensation table (in accordance with the requirements for such table).

Methodology for Median Employee

The following information was used to identify the median of the annual total compensation of all team members (other than the CEO) in Fiscal 2021:

POPULATION

As of January 30, 2021, the employee population consisted of 25,678 full-time, part-time, and seasonal individuals working at Signet in its consolidated subsidiaries, with team members located in the United States, Canada, and UK.

MEDIAN EMPLOYEE

To determine the median employee, the Company used annualized base pay plus (as applicable) overtime, bonus, commissions, and non-discriminatory benefits (including health, dental, vision, life insurance, and disability premiums paid by Signet) as its measure of compensation.

PAY RATIO

The median employee was a full-time Sales Associate located in the U.S with earned total wages plus overtime for Fiscal 2021 of $22,045. Due to the temporary closure of our retail stores as a result of the COVID-19 pandemic, team members at those stores were placed on furlough for an average of four months during Fiscal 2021. In order to annualize the pay, the median employee’s actual hours per week worked during the fiscal year were applied. Actual overtime earned was added for a total of $31,392. An additional $1,453 in bonuses and commissions were earned for Fiscal 2021. Finally, $3,409 in Company-paid benefits were added resulting in the median employee total compensation (above) of $36,254.

Evaluating the CEO Pay Ratio Disclosure

Of Signet’s 25,678 team members as of January 30, 2021, the date of determination, 9,899, or 38.4%, were part-time or seasonal and the remaining 15,779 or 61.5% were full-time. Similar to other large retailers, a sizeable portion of the Company’s workforce is employed on a part-time or seasonal basis. For these reasons, as well as the flexibility allowed by the SEC in calculating this ratio, the Company’s pay ratio may not be comparable to pay ratios at other companies.

74 /	2021 PROXY STATEMENT

Equity Compensation Plan Information

The following table sets forth certain information, as of January 30, 2021, concerning Common Shares authorized for issuance under all of the Company’s equity compensation plans.

	Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)[3]

Equity compensation plans approved by security holders	5,326,894	$39.56	2,322,581

Equity compensation plans not approved by security holders	—	$—	—

Total	5,326,894	$39.56	2,322,581

(1)

Securities indicated include non-qualified stock options, time-based restricted shares, RSUs and PSUs issued under the 2009 and 2018 Omnibus Plans, and 25,231 outstanding options issued under our Sharesave Plan for U.K. employees and Irish Sharesave Sub-Plan (collectively, the “Sharesave Plans”). The Sharesave Plans have been suspended since 2019. PSUs included reflect vesting upon achievement of maximum levels of applicable performance conditions.

(2)	Excludes any unvested time-based restricted shares, RSUs and PSUs.

(3)	The shares remaining available for issuance may be issued in the form of stock options, restricted shares, RSUs and PSUs or other stock awards under the Omnibus Plan.

SIGNET JEWELERS	/ 75

Other Business

We do not anticipate that matters other than those described in this proxy statement will be brought before the meeting for action, but if any other matters should properly come before the meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the discretion of the proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS

Matt Shady

Corporate Secretary

Akron, Ohio

May 12, 2021

76 /	2021 PROXY STATEMENT

SIGNET jewelers Signetiewelers.com

SIGNET JEWELERS LIMITED
CLARENDON HOUSE
2 CHURCH STREET
HAMILTON HM11, BERMUDA

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SIG2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D51495-P56581 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  SIGNET JEWELERS LIMITED

The Board of Directors recommends that you vote FOR each nominee listed in Proposal 1 and FOR Proposals 2 and 3 below.

1.

Election of twelve members of the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their respective successors are elected in accordance with the Bye-laws of the Company.

	Nominees:	For	Against	Abstain

	1a. H. Todd Stitzer	☐	☐	☐

	1b. André V. Branch	☐	☐	☐

	1c. Virginia C. Drosos	☐	☐	☐

	1d. R. Mark Graf	☐	☐	☐

	1e. Zackery A. Hicks	☐	☐	☐

	1f. Sharon L. McCollam	☐	☐	☐

	1g. Helen McCluskey	☐	☐	☐

	1h. Nancy A. Reardon	☐	☐	☐

	1i. Jonathan Seiffer	☐	☐	☐

	1j. Brian Tilzer	☐	☐	☐

		For	Against	Abstain

	1k. Eugenia Ulasewicz	☐	☐	☐

	1l. Dontá L. Wilson	☐	☐	☐

2.

Appointment of KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual Meeting of Shareholders and authorization of the Audit Committee to determine its compensation.

		☐	☐	☐

3.	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay” vote).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxydocs.com/SIG.

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D51496-P56581

SIGNET JEWELERS LIMITED

Proxy for the Annual Meeting of Shareholders to be held on June 25, 2021

Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints H. Todd Stitzer and Stash Ptak, or either of them, each with full power of substitution and power to act alone, as proxies to vote (in accordance with the accompanying voting instructions or, in the absence of instructions on a matter, in the proxy’s discretion) all the Common Shares which the undersigned would be entitled to vote and acting on all matters which may properly come before the Annual Meeting of Shareholders of Signet Jewelers Limited, to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/SIG2021, at 11:00 a.m., Eastern Time, on Friday, June 25, 2021, and at any and all adjournments and postponements thereof, as set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE LISTED IN PROPOSAL 1, AND A VOTE “FOR” PROPOSALS 2 AND 3. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE BY USING THE INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE